UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NATIONAL FUEL GAS COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2024 Proxy Statement
and Notice of Annual Meeting of Stockholders to be held on March 8, 2024

National Fuel Gas Company

6363 MAIN STREET

WILLIAMSVILLE, NEW YORK 14221

January 19, 2024

Dear Stockholders of National Fuel Gas Company:

Each year, our proxy statement provides you with a brief summary of the Company’s recent operations and detailed information relating to the items on the agenda for you to vote on at the Annual Meeting of Stockholders. As we did last year, our Board of Directors has determined to hold the 2024 Annual Meeting virtually, via a live webcast. The electronic webcast meeting will afford stockholders the same rights and access as if the meeting were held in person, including the ability to vote shares electronically during the meeting.

The meeting will be held at 10:00 a.m. Eastern Time on March 8, 2024, conducted via live webcast at www.virtualshareholdermeeting.com/NFG2024. The matters on the agenda for the meeting are outlined in the enclosed Notice of Annual Meeting and Proxy Statement.

At the meeting, you will be asked to consider and vote on four proposals, all as explained in more detail in the proxy statement: (1) the election of eleven directors; (2) advisory approval of named executive officer compensation; (3) approval of the amended and restated 2010 Equity Compensation Plan; and (4) ratification of the appointment of the Company’s independent public accounting firm. Your Board of Directors unanimously recommends that you vote FOR each of the director nominees and FOR proposals 2, 3 and 4.

So that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to vote your shares. The preferred methods of voting are by telephone, by Quick Response Code (“QR Code”) or by Internet as described on the proxy card. These methods are both convenient for you and reduce the expense of soliciting proxies for the Company. If you prefer not to vote by telephone, QR Code or the Internet, please complete, sign and date your proxy card and return it by mail. The Proxies are committed by law to vote your shares as you instruct on the proxy card, by telephone, by QR Code or by Internet.

Your vote is always important. Stockholder voting is the primary means by which stockholders can influence a company’s operations and its corporate governance. In fact, stockholders who do vote can influence the outcome of proposals in greater proportion than their percentage share ownership.

Please make your voice heard by voting your shares.

Even if you plan to attend the Annual Meeting virtually, we encourage you to promptly vote your shares in advance of the meeting, by telephone, by QR Code or by Internet, or to complete, sign, date and return your proxy card. If you later wish to vote at the Annual Meeting, you can revoke your proxy by giving written notice to the Secretary of the Annual Meeting and/or the Trustee (as described in the proxy statement), and/or by casting your ballot at the Annual Meeting.

Please review the proxy statement and take advantage of your right to vote.

Sincerely yours,

David P. Bauer

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held on March 8, 2024

To the Stockholders of National Fuel Gas Company:

Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company (the “Company”) will be held at 10:00 a.m. Eastern Time on March 8, 2024, conducted via live webcast at www.virtualshareholdermeeting.com/NFG2024. At the meeting, action will be taken with respect to:

(1)	The election of eleven directors to hold office for one-year terms, as provided in the attached proxy statement and until their respective successors have been elected and qualified;

(2)	Advisory approval of named executive officer compensation;

(3)	Approval of the amended and restated 2010 Equity Compensation Plan;

(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2024;

and such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on January 8, 2024, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael W. Reville

General Counsel and Secretary

January 19, 2024

Attending the Annual Meeting

National Fuel Gas Company is holding the Annual Meeting in a virtual meeting format only, conducted via live webcast. Stockholders will not be able to attend the meeting in person.

Please visit www.virtualshareholdermeeting.com/NFG2024 in order to attend and to participate in the virtual meeting, where you will be prompted to enter the 16-digit control number found on your proxy card or your voting instruction form provided by your broker, bank, or other nominee.

If you receive your Annual Meeting materials electronically and wish to attend the virtual meeting, please follow the instructions provided online for attendance. Once you have joined the virtual meeting, you may vote your shares electronically during the meeting by following the instructions available on the meeting website, although we encourage you to vote in advance of the meeting. Only stockholders or their valid proxy holders may participate in the meeting. If you plan on attending the virtual meeting, we encourage you to allow ample time to log in online and recommend that you do so fifteen minutes before the meeting start time to ensure that you are logged in when the meeting begins.

Your Vote is Important

Please vote by telephone, by QR Code or by Internet.

Whether or not you plan to attend the meeting, and whatever the number of shares you own, please vote your shares by telephone, by QR Code or by Internet as described in the proxy/voting instruction card and reduce National Fuel Gas Company’s expense in soliciting proxies. Alternatively, you may complete, sign, date and promptly return the proxy/voting instruction card by mail.

Why Your Vote is Important

Q: Who is asking for my vote and why am I receiving this document?

A: The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this proxy statement. This proxy statement is a document that Securities and Exchange Commission regulations require we give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

Q: How many shares are not voted at the Annual Meeting on non-routine matters (proposals other than the ratification of accountant)?

A: At recent Annual Meetings, approximately 10% to 20% of our shares have not been voted on non-routine matters. IF YOU HOLD YOUR SHARES AT A BROKERAGE FIRM, YOU MUST TELL YOUR BROKER HOW TO VOTE YOUR SHARES. Since 2010, brokers have not been able to vote customer shares on non-routine matters. Stockholder voting is the primary means by which stockholders can influence a company’s operations and its corporate governance, so your vote is important.

Q: How can I vote?

A: To reduce costs and conserve resources, we send some of our stockholders a notice advising them that our materials for this meeting are available on the Internet. The notice contains instructions to (i) electronically access the materials; (ii) vote via the Internet; and (iii) request a paper copy of the materials by mail, if desired. Other stockholders have received our proxy materials by U.S. mail. In either case, there are four ways to vote by proxy:

•	Vote by Phone by calling 1-800-690-6903: You will need information from your proxy card to vote; have it available and follow the instructions provided.

•	Vote by scanning the Quick Response Code (“QR Code”) on the proxy card: By accessing the QR site through the proxy card you can vote your shares.

•	Vote by Internet by going to www.proxyvote.com: You will need information from your proxy card to vote; have it available and follow the instructions provided.

•	Vote by Mail: Complete and return the proxy card in the prepaid and addressed envelope.

You may also vote at the Annual Meeting. However, if you are the beneficial owner of the shares, you must obtain a legal proxy from the stockholder of record, usually your bank or broker. A legal proxy identifies you, states the number of shares you own, and gives you the right to vote those shares. Without a legal proxy we cannot identify you as the owner and will not know how many shares you have to vote.

To attend and vote at the Annual Meeting, you will need the 16-digit control number found on your proxy card or your voting instruction form provided by your broker, bank, or other nominee.

Please visit www.virtualshareholdermeeting.com/NFG2024 on the date and at the time specified in the Notice of Annual Meeting of Stockholders. You will be prompted to enter your 16-digit control number to attend the meeting.

Your Vote is Important! Please vote by phone, by QR Code or by Internet, or complete, sign, date and return your proxy card.

National Fuel Gas Company | 2024 PROXY STATEMENT	i

Proxy Summary

This proxy statement contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements should be read with the cautionary statements and important factors included under the heading “Safe Harbor for Forward-Looking Statements” in National Fuel Gas Company’s (“National Fuel” or the “Company”) Form 10-K at Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the information included in the Company’s Form 10-K at Item 1A “Risk Factors”. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, statements regarding future prospects, plans, objectives, goals, projections, estimates of oil and gas quantities, emissions reduction targets, strategies, future events or performance and underlying assumptions, capital structure, anticipated capital expenditures, completion of construction projects, projections for pension and other post-retirement benefit obligations, impacts of the adoption of new authoritative accounting and reporting guidance, and possible outcomes of litigation or regulatory proceedings, as well as statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions.

Proxy Statement Overview & Fiscal 2023 Summary

This overview and summary highlights information contained elsewhere in this proxy statement and also includes certain additional information regarding business performance and corporate responsibility, including environmental, social and governance (“ESG”) matters. This overview and summary does not contain all of the information that you should consider, and you should read the Company’s 2023 Annual Report and this entire proxy statement carefully before voting.

Annual Meeting Voting Matters

The table below summarizes the matters that will be subject to the vote of stockholders at the 2024 Annual Meeting of Stockholders of National Fuel Gas Company:

PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE NUMBER (for additional details)

1. Election of Directors	FOR ALL NOMINEES	Page 14

2. Advisory Approval of Named Executive Officer Compensation	FOR	Page 79

3. Approval of Amended and Restated 2010 Equity Compensation Plan	FOR	Page 80

4. Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Page 90

National Fuel Gas Company | 2024 PROXY STATEMENT	1

Proxy Summary

Annual Meeting of Stockholders

DATE AND TIME March 8, 2024 at 10:00 a.m. Eastern Time	WEBSITE www.virtualshareholdermeeting.com/NFG2024	RECORD DATE January 8, 2024

Voting Details

Stockholders as of the record date are entitled to one vote for each share of common stock for each director nominee and each other proposal to be voted.

Voting Deadline

Votes must be received by March 7, 2024 (unless attending virtually). For stock that is held in employee benefit plans votes must be received by noon on March 6, 2024.

Attending the Virtual Meeting

National Fuel stockholders as of the record date are entitled to attend the annual meeting virtually. To participate in the meeting, please visit www.virtualshareholdermeeting.com/NFG2024, where you will be prompted to enter the 16-digit control number found on your proxy card or your voting instruction form provided by your broker, bank, or other nominee. Please see “Attending the Meeting” on page 12.

National Fuel Gas Company Fiscal 2023 Summary

Fiscal 2023 was another strong year for National Fuel, both financially and operationally, positioning the Company for continued growth. Our Exploration and Production subsidiary, Seneca Resources Company, LLC (“Seneca”), continued to execute on its disciplined growth plans, with production up 6% versus the prior fiscal year. Seneca produced 372 billion cubic feet equivalent (“Bcfe”) during the year, a Company record, driving record throughput and revenue at our Gathering subsidiary, National Fuel Gas Midstream Company, LLC (“Midstream”). Additionally, Seneca added to its deep inventory of future development locations, closing on three separate transactions that added approximately 39,000 largely contiguous acres and approximately 50-70 drilling locations in our Eastern Development Area (“EDA”). Supported by these strategic bolt-on acquisitions and the Company’s significant existing Tioga County acreage position, combined with our strong well results in this region, Seneca began a multi-year transition to focus its future development efforts primarily in the EDA. We expect this transition will lead to a sustained improvement in capital efficiency in our Appalachian operations and increasing cash flow generation over the longer term.

With this increased focus on the EDA, our FERC regulated pipeline subsidiary, National Fuel Gas Supply Corporation (“Supply”), executed a precedent agreement with Seneca for 190,000 dekatherms per day of firm transportation takeaway capacity on Supply’s Tioga Pathway project. The estimated $90 million modernization and expansion project, which has a targeted in-service date of late calendar 2026, is designed to provide Seneca with the long-term ability to move Tioga County, Pennsylvania production to higher value markets. Additionally, this project is expected to provide our Pipeline and Storage segment with a layer of long-term growth above and beyond the near-term increase in base rates expected from the FERC rate case filed by Supply Corporation during the fiscal year.

At our Utility business, we maintained our focus on providing safe and reliable natural gas service to 750,000 accounts serving more than two million residents in western New York and northwestern Pennsylvania, continuing to invest in system modernization and emissions reductions, with the replacement of more than 160 miles of delivery system pipeline mains. Our Utility business was also active in rate proceedings. In Pennsylvania, we successfully resolved our first rate case in over 15 years with a settlement increasing annual base rates by $23 million. Additionally, we filed a rate case in New York, the first in more than six years, for new base rates to be effective October 2024. Both filings address the significant investments we’ve made to modernize our facilities, along with the ongoing impacts of cost inflation. The new base rates, coupled with the continued investments in system safety and reliability, are expected to result in sustained earnings growth over the next few fiscal years.

2	National Fuel Gas Company | 2024 PROXY STATEMENT

Proxy Summary

2023 Financial and Operating Highlights

Increased Dividend for 53rd Consecutive Year

In June, the Board of Directors increased the Company’s annual dividend rate by 4.2 percent to $1.98 per share, continuing its long history of consecutive dividend increases and our 121st year of uninterrupted dividend payments.

Meaningfully Growing Natural Gas Production and Gathering Throughput

Seneca’s net production increased to 372 billion cubic feet equivalent (“Bcfe”), up 6% from the prior year despite the divestiture of our California operations in June 2022, contributing to a corresponding 8% increase in Gathering segment revenue.

Increased Proved Reserves

Seneca’s total proved natural gas and crude oil reserves at September 30, 2023 increased to approximately 4.5 trillion cubic feet equivalent, an increase of 9% versus fiscal 2022.

Transitioned to Electric Powered Hydraulic Fracturing Equipment

In fiscal 2023, our Exploration and Production segment deployed a fully integrated electric fracturing fleet, which is expected to decrease emissions, lower fuel costs and reduce our surface footprint.

Received Responsible Energy Development Certification for 100% of our Gathering System Assets

In September, the Company announced that 100% of our natural gas gathering system assets, which transport over 1.2 Bcfe of natural gas daily, achieved certification under Equitable Origin’s EO100TM Standard for Responsible Energy Development. National Fuel Gas Midstream Company is the first gathering or midstream company to receive this ESG-focused certification.

Ongoing Focus on System Safety and Reliability at our Interstate Pipeline Business

Our Pipeline and Storage segment invested $114 million in the safety and integrity of our facilities, focusing on modernizing its infrastructure and reducing our emissions footprint, and bringing our 5-year total to over $527 million.

Continued Focus on Utility System Modernization

Our Utility segment invested $109 million in modernization and reliability, replacing over 160 miles of pipeline mains, and bringing our 5-year modernization total to over $415 million.

National Fuel Gas Company | 2024 PROXY STATEMENT	3

Proxy Summary

Our Commitment to Corporate Responsibility

Publication of Annual Corporate Responsibility Report

In September, National Fuel issued its annual Corporate Responsibility Report. The report provides a comprehensive review of ESG performance metrics and disclosures, and highlights the Company’s ongoing initiatives to support the long-term sustainability of its integrated natural gas business. The Company’s Corporate Responsibility disclosures are aligned with the Sustainability Accounting Standards Board (SASB) framework for each of the Company’s principal business segments, as well as the Task Force on Climate-Related Financial Disclosures (TCFD).

Environmental	Social	Governance

✓  Emissions Reduction Goals: Significant methane intensity reduction targets for each business, as well as an absolute greenhouse gas (GHG) emissions target for the consolidated Company

✓  Third Party Emissions Verification: Independent third-party verification of Scope 1 and 2 emissions

✓  Ongoing Emissions Reduction Efforts: Focused on driving emissions reductions through new initiatives and technologies

✓  Evaluating Energy Transition Opportunities: Specialized teams focused on Hydrogen; Carbon Capture, Utilization and Storage; Renewable Natural Gas; and Geothermal, with executive oversight by the Company’s Energy Transition Steering Committee

✓  Participation in Industry-Led Emissions Initiatives: Membership by each principal subsidiary in the ONE Future Coalition, focused on voluntarily reducing methane emissions intensity across the natural gas value chain

✓  Focused on Biodiversity: Procedures in place for each segment to protect the environment and mitigate biodiversity impacts

✓  Waste Management Disclosure: Quantitative disclosures surrounding waste management, reduction/prevention, and recycling

✓  Safety is a Core Value: Continuing to build a culture focused on safety and inclusion for our 2,200+ employees

✓  Disclosure of Key Diversity Metrics: Disclosure of workforce demographic data, including gender and racial/ethnic minority diversity and retention data (by EEO-1 job category)

✓  Fostering an Inclusive Workplace: Employee Resource Groups, which are voluntary and employee-led, offer employees and allies the opportunity to engage and connect based on common characteristics or interests

✓  Support of Local Vendors: Approximately $900 million paid to local vendors and contractors in New York and Pennsylvania over the last five years

✓  Long-Standing Corporate Giving Program: Company Foundation matches employee donations, dollar for dollar, up to $1,000 per employee through the Employee Charitable Giving Program

✓  Meaningful Community Volunteering Opportunities: Employees provided nearly 2,700 volunteer hours across several company-coordinated volunteer opportunities in 2023

✓  Significant Community Impact: Community impact dollars exceeding $1.6 billion in 2023, as graphically depicted on the next page

✓  Board ESG Governance: ESG oversight via Nominating/Corporate Governance Committee

✓  Regular Board-Level ESG Discussion: Board regularly receives reports from management regarding ESG matters

✓  Establishment of Management-Level Committees: Corporate Responsibility Executive and Management Committees devoted to ESG initiatives and disclosures

✓  Short Term ESG-Focused Executive Compensation Metrics: Executive compensation tied to ESG metrics, including safety, environmental stewardship, and diversity and inclusion

✓  Long-Term ESG-Focused Executive Compensation Metrics: Executive compensation tied to GHG and methane intensity emissions reductions targets

4	National Fuel Gas Company | 2024 PROXY STATEMENT

Proxy Summary

Our Diverse, Experienced, and Independent Board of Directors

National Fuel’s commitment to diversity also extends to our Board of Directors. Our Board has continued its commitment to attracting and retaining qualified, diverse directors whose expertise and professional characteristics align with the Company’s long-term business strategy.

Focused on Board Diversity

Our Nominating/Corporate Governance Committee, chaired by Rebecca Ranich, makes recommendations to the full Board on nominees for director positions, and has invited qualified gender and racially diverse candidates to stand for election to the Board, with successful results. Three of the Company’s last six directors to join the Board have increased Board diversity. While currently at a full complement of directors, the Board will continue its efforts, when vacancies arise, to attract qualified, diverse candidates whose expertise and personal characteristics align with the Company’s long term business strategy.

National Fuel Gas Company | 2024 PROXY STATEMENT	5

Proxy Summary

Diverse and Extensive Experience

The Company’s Board of Directors consists of individuals with extensive and diverse leadership experience within the energy industry, as well as complementary industries, including manufacturing and consulting. Our eleven Board members have experience in the areas depicted below, among others:

Strong Corporate Governance Practices

Our Board has implemented strong governance practices, including maintaining a significant complement of independent directors (currently ten out of eleven directors), designating a Lead Independent Director, holding regular meetings of the non-management and/or independent directors, separating the roles of Chairman of the Board and Chief Executive Officer, and providing a process for stockholders meeting certain requirements to have nominees included in the Company’s proxy materials.

6	National Fuel Gas Company | 2024 PROXY STATEMENT

Proposal 1 — Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS.

Nominees for one-year term:

David H. Anderson — age 62

Principal Occupation: Chief Executive Officer of Northwest Natural Holding Company

Expertise: Leadership, Industry, Environmental, SEC Financial Expert

David P. Bauer — age 54

Principal Occupation: President and Chief Executive Officer of National Fuel Gas Company

Expertise: Leadership, Industry, Financial, Regional

Barbara M. Baumann — age 68

Principal Occupation: President, Cross Creek Energy Corporation

Expertise: Leadership, Exploration and Production, Investment Advisory, SEC Financial Expert

David C. Carroll — age 67

Principal Occupation: Former President and Chief Executive Officer of GTI Energy

Expertise: Leadership, Industry, Energy Transition/Technology

Steven C. Finch — age 65

Principal Occupation: Former President of Manufacturing and Community Engagement, Viridi Parente, Inc.

Expertise: Leadership, Manufacturing, Capital and Labor Management, Energy Transition/Sustainability, Regional

Joseph N. Jaggers — age 70

Principal Occupation: Former President, Chief Executive Officer and Chairman of Jagged Peak Energy Inc.

Expertise: Leadership, Exploration and Production

Rebecca Ranich — age 66

Principal Occupation: Former Director of Deloitte Consulting, LLP

Expertise: Leadership, Industry, Sustainability, Technology, Energy Transition

Jeffrey W. Shaw — age 65

Principal Occupation: Former President and Chief Executive Officer, Southwest Gas Corporation

Expertise: Leadership, Industry, SEC Financial Expert

Thomas E. Skains — age 67

Principal Occupation: Former President and Chief Executive Officer, Piedmont Natural Gas Company

Expertise: Leadership, Industry, Regulatory

David F. Smith — age 70

Principal Occupation: Chairman of the Board and Former Chief Executive Officer of National Fuel Gas Company

Expertise: Leadership, Industry

Ronald J. Tanski — age 71

Principal Occupation: Former President and Chief Executive Officer, National Fuel Gas Company

Expertise: Leadership, Industry, Financial

For complete information on this proposal, please refer to page 14 and following.

National Fuel Gas Company | 2024 PROXY STATEMENT	7

Proposal 2 — Advisory Approval of Named Executive Officer Compensation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

This proposal allows stockholders to take part in a non-binding, advisory vote to approve the compensation of the Company’s named executive officers (the “say-on-pay” vote). The summary below and the discussion in the Compensation Discussion and Analysis provide information about the Company’s named executive officer compensation programs. Unless otherwise indicated, we intend capitalized and abbreviated terms to have the same meaning in this section as in the Compensation Discussion and Analysis.

Objectives of the Compensation Committee

When setting compensation for the Company’s named executive officers, the Compensation Committee’s primary goal is to provide balanced incentives for creating value for stockholders in both the near-term and long-term. In order for this to occur, the Compensation Committee awards a combination of cash and equity components that are designed to:

➢	Focus management efforts on both near-term and long-term drivers of stockholder value, including financial, safety, environmental, and customer service metrics;

➢

Tie executive compensation to long-term total shareholder return (“TSR”), long-term total return on capital (“ROC”), and long-term sustainability, by linking a significant portion of named executive officers’ potential compensation to the future price of the Company’s common stock (and the payment of dividends) and the future returns on capital achieved by the Company, both relative to peers, and to future reductions in GHG emissions and methane intensity levels; and

➢	Attract, motivate, reward and retain management talent in the highly competitive energy industry in order to achieve the objectives that contribute to the overall success of the Company.

Elements of Compensation

The Compensation Committee has developed the Company’s compensation policies and procedures to align the interests of named executive officers with those of the Company’s stockholders and, where appropriate, other stakeholders, including customers. The main elements of the named executive officer compensation program are as follows:

BASE SALARY (CASH) Provides a predictable base compensation for day-to-day job performance;

SHORT-TERM

PERFORMANCE

INCENTIVES (CASH)

Utilizes metrics specific to each
executive in order to motivate

them to deliver near-term

financial, operational, and

ESG results, generally over a period

that is no longer than two years; and

LONG-TERM PERFORMANCE

INCENTIVES (EQUITY)

Focuses the attention of

executives on delivering long-

term stockholder value and on
maintaining a significant personal
investment in the Company

through stock ownership.

Executive Compensation Aligned with Stockholders’ Interests

The Company recognizes and rewards named executive officers through compensation arrangements that directly link executive pay to the Company’s performance, and we seek to help ensure a strong alignment of interests with our stockholders by including a significant amount of equity in the overall mix of pay. As shown in the chart below, which includes the fiscal 2023 target compensation mix for the CEO and an average for the other five named executive officers, 84% of the target compensation of David Bauer, the Company’s CEO, was at-risk compensation, with 63% tied to equity (in the form of performance shares and restricted stock units), and 21% tied to cash-based incentive awards subject to short-term performance goals.

8	National Fuel Gas Company | 2024 PROXY STATEMENT

2023 Say-on-Pay Vote and Stockholder Engagement

The 2023 say-on-pay advisory vote yielded a result of 97.9% of votes cast in support of the compensation of the Company’s named executive officers. The Board generally considered this outcome an indicator of strong stockholder support for the overall philosophy and structure of the Company’s executive compensation policies and decisions. Given the high approval percentage of the vote, the Compensation Committee did not make any significant changes to the executive compensation program that were based specifically on the results of the 2023 say-on-pay advisory vote.

From time to time members of Company management have held meetings with some of the Company’s largest stockholders to obtain feedback on matters of interest to them. The Board has directed management to continue to engage as appropriate with interested stockholders, and to inform it of any requests for meetings with members of the Board. The Board and management believe that engagement with stockholders facilitates important dialogue from which we gather various important viewpoints.

The Board of Directors believes that the Company’s compensation policies and practices, as developed following engagement with stockholders, including with respect to ESG factors, encourage a culture of pay for performance and are strongly aligned with the interests of the Company’s stockholders. Accordingly, the Board recommends a vote FOR the advisory approval of named executive officer compensation.

For complete information on this proposal, please refer to the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion, starting at page 41, and to the proposal at page 79.

Proposal 3 —Approval of Amended and Restated 2010 Equity Compensation Plan

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

The Company is seeking your approval of the amended and restated National Fuel Gas Company 2010 Equity Compensation Plan (the “Plan”) for the purposes of increasing the number of shares authorized for issuance under the Plan by an additional 3,700,000 shares of our common stock, par value $1.00 per share, extending the termination date of the Plan by ten years, and making certain other changes.

National Fuel Gas Company | 2024 PROXY STATEMENT	9

We have structured a significant part of our management’s compensation in the form of equity awards that directly align the interests of key executives and other key management employees with the interests of the Company’s stockholders in growing the market value of the Company. This practice resulted in shares being granted in previous years against the currently authorized number of shares under the 2010 Equity Compensation Plan (as defined below), which stockholders last approved in 2019. We believe that the 2010 Equity Compensation Plan has served its intended purposes well and will continue to do so over the next five to ten years.

For complete information on this proposal, please refer to page 80.

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

As a matter of good governance, it is important that stockholders vote to ratify the selection of the Company’s independent auditor. The Company has selected PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2024.

For complete information on this proposal, please refer to page 90.

10	National Fuel Gas Company | 2024 PROXY STATEMENT

General Information

NATIONAL FUEL GAS COMPANY

6363 MAIN STREET

WILLIAMSVILLE, NEW YORK 14221

PROXY STATEMENT

Introduction

This proxy statement is furnished to the holders of National Fuel Gas Company (“National Fuel” or the “Company”) common stock (the “Common Stock”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on March 8, 2024, or any adjournment or postponement thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders or made available on the Internet on or about January 19, 2024.

Solicitation of Proxies

All costs of soliciting proxies will be borne by the Company. MacKenzie Partners, Inc., 1407 Broadway, 27th Floor, New York, NY 10018, has been retained to assist in the solicitation of proxies by mail, telephone, and electronic communication and will be compensated in the estimated amount of $18,500 plus reasonable out-of-pocket expenses. A number of regular employees of the Company and its subsidiaries, and one or more retirees of the Company and its subsidiaries, may solicit proxies in person, by telephone or by other methods. Costs, if any, associated with solicitation by retirees are expected to be de minimis.

Record Date, Outstanding Voting Securities and Voting Rights

Only stockholders of record at the close of business on January 8, 2024, will be eligible to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, 92,124,231 shares of Common Stock were issued and outstanding. The holders of 46,062,116 shares will constitute a quorum at the meeting.

Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the Annual Meeting. Shares may not be voted unless the owner is present or represented by proxy. In order to grant a proxy, a stockholder can use the telephone, QR Code or Internet voting procedures or return a signed proxy card. All shares that are represented by effective proxies received by the Company in time to be voted shall be voted by the authorized Proxy at the Annual Meeting or any adjournment or postponement thereof.

If you hold your shares through a broker, bank or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If you do not give the broker specific instructions on how you would like your shares to be voted, your broker may only vote your shares on “routine” matters, such as Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm. However, your broker is prohibited from voting uninstructed shares on “non-routine” matters such as: Proposal 1 — Election of Directors; Proposal 2 — Advisory Approval of Named Executive Officer Compensation; and Proposal 3 — Approval of the Amended and Restated 2010 Equity Compensation Plan. The absence of voting instruction results in what is called a “broker non-vote” on those proposals and will not be counted. Your vote is important. PLEASE MAKE YOUR VOICE HEARD BY VOTING YOUR SHARES ON THESE IMPORTANT MATTERS.

Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on proposals submitted to stockholders and therefore will not have the effect of a vote cast for or against any proposal.

National Fuel Gas Company | 2024 PROXY STATEMENT	11

General Information

The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof, respecting: (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior annual meeting of stockholders; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any stockholder proposal omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s (the “SEC”) proxy rules; and (v) all matters incident to the conduct of the meeting.

With respect to Proposal 1, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director. Approval of each of Proposals 2, 3 and 4 requires a majority of the votes cast by the holders of shares of Common Stock entitled to vote on the proposal.

Attending the Meeting

The Company is holding the Annual Meeting in a virtual meeting format only on March 8, 2024 at 10:00 a.m. Eastern Time. Stockholders as of the close of business on January 8, 2024, the record date, are entitled to participate in the Annual Meeting, including to vote their shares and ask questions.

To participate in the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/NFG2024, where you will be prompted to enter the 16-digit control number found on your proxy card or your voting instruction form provided by your broker, bank, or other nominee. If you receive your Annual Meeting materials electronically and wish to participate in the virtual meeting, please follow the instructions provided online for attendance. Once you have joined the virtual meeting, you may vote your shares electronically during the meeting by following the instructions available on the meeting website.

Questions for the Meeting

Stockholders as of the record date who participate in the virtual Annual Meeting using their control number (as described above) will have an opportunity to submit questions during the meeting. The Company will try to answer as many stockholder-submitted questions that comply with the posted rules of conduct as time permits. If the Company receives substantially similar questions, the Company will group such questions together and provide a single response to avoid repetition.

Additional Information about the Meeting

Additional information regarding the rules of conduct and procedures for participating in the virtual Annual Meeting will be posted prior to and during the meeting at www.virtualshareholdermeeting.com/NFG2024.

Revoking a Proxy

Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by mailing a revocation or a subsequent proxy to National Fuel Gas Company, Attn: Michael W. Reville, Secretary of the Company, 6363 Main Street, Williamsville, NY 14221, by voting a subsequent proxy by phone, QR Code or by Internet, or by filing written revocation at the meeting with Mr. Reville, Secretary of the meeting, or by casting a ballot at the meeting. If you are an employee stockholder or retired employee stockholder, you may revoke voting instructions given to the Trustee by following the instructions under “Employee and Retiree Stockholders” in this proxy statement.

Employee and Retiree Stockholders

If you are a participant in the Company’s Employee Stock Ownership Plan or any of the Company’s Tax-Deferred Savings Plans (the “Plans”), the proxy card will also serve as a voting instruction form to instruct Vanguard Fiduciary Trust Company (the “Trustee”) for the Plans, as to how to vote your shares. All shares of Common Stock for which the Trustee has not received timely directions shall be voted by the Trustee in the same proportion as the shares of Common Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of the Employee Retirement Income Security Act (“ERISA”). If the voting instruction form is returned signed but without directions marked for one or more items, regarding the unmarked items you are instructing the Trustee and the Proxies to

12	National Fuel Gas Company | 2024 PROXY STATEMENT

General Information

vote FOR all of the director nominees named in this proxy statement, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4. Participants in the Plan(s) may also provide those voting instructions by telephone, QR Code or the Internet. Those instructions may be revoked by re-voting or by written notice to the Trustee on or before noon on March 6, 2024 in care of the following address:

To: Vanguard Fiduciary Trust Co.

c/o National Fuel Gas Company

Attn: Legal Department

6363 Main Street

Williamsville, NY 14221

Multiple Copies of Proxy Statement

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, some stockholders of record who have the same address and last name may receive only one copy of the proxy statement and the Company’s annual report. However, if any stockholder wishes to revoke consent for householding and receive a separate annual report or proxy statement for the upcoming Annual Meeting or in the future, he or she may telephone, toll-free, 1-866-540-7095. The stockholder will need their 16-digit control number and should simply follow the prompts. Stockholders may also write Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers if they are the beneficial holders, or by contacting Broadridge at the address provided above if they are the record holders. This procedure will reduce our printing costs and postage fees and reduce the quantity of paper arriving at your address.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect your dividend check mailings.

For additional information on householding, please see “IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS” in this proxy statement.

Other Matters

The Board of Directors does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Proxies will vote in their discretion on such matter.

Annual Report

Mailed herewith or made available on the Internet is a copy of the Company’s Annual Report for the fiscal year ended September 30, 2023 (“fiscal 2023”). The Company will furnish any exhibit to its Form 10-K upon request to the Secretary at the Company’s principal office, and upon payment of $5 per exhibit.

National Fuel Gas Company | 2024 PROXY STATEMENT	13

Proposal 1. Election of Directors

Your Company’s Board of Directors is a multi-disciplined cohesive and engaged group whose experiences reflect the integrated nature of the Company’s business. The following matrix summarizes the key skills, attributes and experiences of each of our directors that are most relevant to their board service. The matrix is not intended to list each and every skill, experience, knowledge or other attribute of our directors. The diversity and breadth of knowledge, skill, experience, and attributes of our directors, collectively, lends itself to a highly collaborative and effective Board. To that end, we believe that each of the Company’s directors makes unique, valuable and substantial contributions to the Board and the leadership of our Company.

A biography for each director, including detailed qualifications, is included beginning on page 16.

Independent	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Senior Leadership	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Energy Industry	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑

Other Public Company Board	🌑		🌑		🌑	🌑	🌑	🌑	🌑		🌑

Operational/Safety	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Legal/Regulatory/Government Relations	🌑	🌑		🌑				🌑	🌑	🌑	🌑

Risk Management	🌑	🌑	🌑			🌑	🌑	🌑	🌑	🌑	🌑

Consumer/Customer Relations	🌑	🌑			🌑			🌑	🌑	🌑	🌑

Financial/Accounting	🌑	🌑	🌑					🌑			🌑

Environmental/Sustainability/Energy Transition	🌑			🌑	🌑		🌑

Age(1)	62	54	68	67	65	70	66	65	67	70	71

Tenure(1)	5	4	4	12	6	9	8	10	7	17	10

Gender Diversity			🌑				🌑

Racial/Ethnic Diversity					🌑

(1)	As of March 8, 2024 (Annual Meeting).

Your Board of Directors has continued its efforts to attract qualified, diverse candidates whose expertise and personal characteristics align with the Company’s long-term business strategy. Our Nominating/Corporate Governance Committee, which makes recommendations to the full Board on nominees for director positions, has invited qualified gender and racially diverse candidates to stand for election to the Board, with successful results. Three of the Company’s last six directors to join the Board have increased Board diversity.

14	National Fuel Gas Company | 2024 PROXY STATEMENT

Proposal 1. Election of Directors

Nominees for Election as Directors at the 2024 Annual Meeting of Stockholders

At the Annual Meeting, 11 individuals will be elected to serve as directors for one-year terms expiring in 2025. The nominees for the 11 directorships are: David H. Anderson, David P. Bauer, Barbara M. Baumann, David C. Carroll, Steven C. Finch, Joseph N. Jaggers, Rebecca Ranich, Jeffrey W. Shaw, Thomas E. Skains, David F. Smith and Ronald J. Tanski. The nomination process is discussed under “Process for Nominating Directors” below.

The Company’s Restated Certificate of Incorporation (the “Certificate”) was amended after the 2021 Annual Meeting of Stockholders to provide for the gradual declassification of the Board of Directors. Under the Certificate as amended, at the upcoming Annual Meeting the Company will complete the process of transitioning to the annual election of all directors. Directors hold office until the next annual meeting following their election and until their respective successors are elected and qualify, subject to prior death, resignation, retirement, disqualification or removal from office.

It is intended that the Proxies will vote for the election of each of the Company’s nominees, unless the Proxies are otherwise directed by the stockholders. Although the Board has no reason to believe that any of the nominees will be unavailable for election or service, stockholders’ proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve, or for good cause will not serve. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

National Fuel Gas Company | 2024 PROXY STATEMENT	15

Proposal 1. Election of Directors

The Board of Directors recommends that you vote FOR the election of each of the 11 nominees named below.

David H. Anderson

AGE:* 62

DIRECTOR SINCE:

2019

BOARD COMMITTEES:

•  Audit

•  Compensation

•  Financing

PUBLIC COMPANY

DIRECTORSHIPS

Northwest Natural Holding Company

EDUCATION:

•  Texas Tech University, B.B.A. in Accounting

•  Certified Public
Accountant (retired)

•  Chartered Global Management Accountant

* All ages are as of the Annual Meeting date.

Professional Experience:

Mr. Anderson is Chief Executive Officer of Northwest Natural Holding Company (“Northwest Holdings”) and Northwest Natural Gas Company (“Northwest Natural”), a local distribution company that provides natural gas service to approximately 2.5 million people in Oregon and Southwest Washington through over 795,000 connections with one of the most modern pipeline systems in the nation. Northwest Holdings’ subsidiaries also provide water distribution and wastewater services to communities throughout the Pacific Northwest and Texas, serving approximately 155,000 people through 63,000 connections across five states. In addition, NW Natural Renewables, LLC, a subsidiary of Northwest Holdings, is focused on providing cost-effective solutions to decarbonize a variety of sectors, utilizing existing waste streams and renewable energy resources. Mr. Anderson has held a series of positions with increasing responsibility at Northwest Holdings and its subsidiaries since joining the company in 2004, including Chief Operating Officer, Chief Financial Officer, and President. During his time as CFO, Mr. Anderson established and managed the company’s corporate enterprise risk management process. Previously, he was Senior Vice President and Chief Financial Officer at TXU Gas Company and Chief Accounting Officer at TXU Corporation, an energy services company that included electricity generation and the transmission and distribution of electricity and natural gas. Mr. Anderson serves as a director of Northwest Holdings and Northwest Natural. He is also a director of the American Gas Association (AGA), where he is past Chair of the Board, immediate past Chair of the Finance Committee, and a member of the Executive Committee, Audit Committee, and Safety, Resilience/Reliability and Security Task Force. He is a past Co-Chair of the AGA Clean Energy Task Force, and past Chair of the AGA Audit Committee, the AGA Compensation Committee, and the AGA Fiscal and Tax Committee. Mr. Anderson is a board trustee of the American Gas Foundation. Additionally, he serves as a director of the Oregon Business Council, and he has been appointed by former Oregon Governor Kate Brown to serve on Oregon’s Global Warming Commission. He is also a member of the Founders’ Circle of SOLVE, an Oregon non-profit dedicated to environmental stewardship.

Qualifications:

Mr. Anderson’s extensive financial and operational experience in the electric and natural gas industries and leadership roles on environmental matters provide the Board with important perspectives with respect to the Company’s business operations, sustainability, risk management and financial positioning. The combined professional skills and energy industry insights Mr. Anderson brings to the Board strengthen the Board’s collective knowledge, capabilities, and experience. Mr. Anderson’s experience in highly regulated industries impacted by emerging climate initiatives enables him to provide valuable perspective and management oversight on subjects including public policy, government relations, and regulatory compliance. In addition, the significant roles he has held in accounting and finance qualify Mr. Anderson as an “Audit Committee Financial Expert” under the Securities and Exchange Commission’s rules.

16	National Fuel Gas Company | 2024 PROXY STATEMENT

Proposal 1. Election of Directors

David P. Bauer

AGE: 54 DIRECTOR SINCE: 2020 BOARD COMMITTEES: • Executive • Financing EDUCATION: Boston College, B.S. in Accounting

Professional Experience:

Mr. Bauer has been President and Chief Executive Officer of the Company since 2019. He previously served as President of National Fuel Gas Supply Corporation, the Company’s principal pipeline and storage subsidiary, from 2016 to 2019, and as Treasurer and Principal Financial Officer of the Company from 2010 to 2019. Mr. Bauer joined the Company in 2001, after more than 10 years in public accounting at PricewaterhouseCoopers LLP, and served as Assistant Treasurer or Treasurer of the Company’s various operating subsidiaries from 2004 to 2019. He is a director of the American Gas Association, Invest Buffalo Niagara, Catholic Health System, and YMCA Buffalo Niagara. He also serves as chairman of the audit committee of D’Youville University and as a member of the Canisius University Business Advisory Council and the Diocese of Buffalo Investment Committee.

Qualifications:

As a member of the Company’s executive team since 2004, Mr. Bauer brings to the Board substantial management experience and in-depth knowledge of the Company’s operations and strategic direction. His oversight of key infrastructure modernization and expansion projects and the continued growth of the Company’s Appalachian development program together with his leadership role in maintaining the Company’s fiscal strength, assists the Board with investment strategy, capital allocation and risk management. In addition, Mr. Bauer’s deep ties to Western New York, the location of the Company’s corporate headquarters, enhances the Board’s understanding of local and regional issues. Mr. Bauer has also been instrumental in furthering the Company’s community outreach initiatives, including the Company’s inaugural Days of Doing volunteer service program in October 2022.

National Fuel Gas Company | 2024 PROXY STATEMENT	17

Proposal 1. Election of Directors

Barbara M. Baumann

AGE: 68

DIRECTOR SINCE:

2020

BOARD COMMITTEES:

•  Audit

•  Financing

PUBLIC COMPANY

DIRECTORSHIPS /

PRIVATE COMPANY TRUSTEESHIPS

Devon Energy Corporation Putnam Mutual Funds

FORMER PUBLIC COMPANY DIRECTORSHIPS

•  Buckeye Partners, L.P.

•  SM Energy Company

•  CVR Energy, Inc.

•  UNS Energy Corporation

EDUCATION:

•  Mount Holyoke College, B.A.

•  Wharton School of the University of Pennsylvania, MBA

Professional Experience:

Ms. Baumann is a former BP Amoco executive who currently serves as President and Owner of Cross Creek Energy Corporation, an energy advisory firm with investments in the domestic oil and gas industry. Prior to founding her own firm in 2003, Ms. Baumann was Executive Vice President of Associated Energy Managers, a private equity firm investing in energy companies. Ms. Baumann began her 18-year career with Amoco (later BP Amoco) in 1981. She served in various areas of finance and operations, including Chief Financial Officer of Ecova Corporation, Amoco’s wholly owned environmental remediation business, and Vice President of Amoco’s San Juan Basin business unit. She is Chair of the Board of Directors of Devon Energy Corporation, and Vice Chair of the independent Board of Trustees of Putnam Mutual Funds. In addition, she is a senior advisor for First Reserve Corporation, a private equity firm focused on energy, and formerly served as a director of privately held companies Ascent Resources, Texas American Resources II (TARC II) and IOG Resources. Ms. Baumann also previously served on the boards of Buckeye Partners, L.P., SM Energy Company, CVR Energy, Inc., UNS Energy Corporation, and privately held Hat Creek Energy Corporation. She is a former board member and treasurer of The Denver Foundation, current member of its investment committee, and a member of the finance committee of Children’s Hospital Colorado. She is also a past member and past chair of the Board of Trustees of Mount Holyoke College.

Qualifications:

Ms. Baumann brings to the Board extensive knowledge of the energy industry, including particular expertise in the oil and gas exploration and production sector. Over the course of her distinguished career, she has gained broad strategic planning, economic evaluation, operational, natural gas marketing, and human resources management skills and experience, which are important to the oversight of financial, operational, and compensation management functions. She also has significant financial, accounting and risk management experience, qualifying her as an “Audit Committee Financial Expert” under the Securities and Exchange Commission’s rules. Ms. Baumann’s service on other public and private company boards enhances her strong corporate governance background, and her position as an independent trustee of a large family of mutual funds provides insight into the perspective of institutional stockholders.

18	National Fuel Gas Company | 2024 PROXY STATEMENT

Proposal 1. Election of Directors

David C. Carroll

AGE: 67

DIRECTOR SINCE:

2012

BOARD COMMITTEES:

•  Executive

•  Nominating/ Corporate Governance

FORMER COMPANY

DIRECTORSHIPS

Versa Power Systems, Inc.

(wholly owned subsidiary of

FuelCell Energy, Inc.)

EDUCATION:

•  University of Pittsburgh,
B.S. in Chemical
Engineering

•  Lehigh University, MBA

•  Stanford University
Graduate School of
Business, Stanford
Executive Program

Professional Experience:

Mr. Carroll is the former President and CEO of GTI Energy (“GTI”), a leading research and training organization focused on developing, scaling and deploying energy transition solutions. He led GTI from 2006 until 2022, spearheading a significant expansion of its business, and previously served as Vice President of Business Development. Prior to joining GTI, he held various technical and management positions with industrial companies Praxair, Inc., Chicago Bridge & Iron, and Air Products and Chemicals, Inc. He currently serves as President of the American Gas Foundation, a 501(c)(3) organization and critical source of information designed to guide energy and environmental public policy development and spur innovation. Mr. Carroll serves as a Strategic Advisor to Inter-Atlantic Energy Capital Ventures, an early-stage technology venture fund focusing on the ESG imperatives and digital transformation of the natural gas industry. He is a member of the Technical Advisory Board of Mountain View Clean Energy, a start-up company whose principal purpose is to advance low carbon hydrogen and ammonia production worldwide. He chaired the steering committee for the 17th International Conference and Exhibition on Liquefied Natural Gas in Houston (2013). In 2015, Mr. Carroll was named President of the International Gas Union, a term that concluded in 2018 as the United States held the 2018 World Gas Conference in Washington, D.C. He is also a former member of the Governing Board of Stanford University’s Natural Gas Initiative.

Qualifications:

Mr. Carroll is a highly respected leader in the global energy sector, having directed the development of strategies, technologies, and innovations necessary to drive transformation of the global energy system. His multi-faceted knowledge of the natural gas industry brings economic, technological and leadership experience to the Board. Mr. Carroll has expertise on unconventional gas production, transmission and distribution pipeline integrity and end use technologies, as well as insight into market and industry developments and conditions, including developments related to the energy transition toward low-carbon fuels. This unique combination of skills contributes to the Board’s oversight of our integrated natural gas operations, including the deployment of technology to enhance safety, reliability, and emissions reductions, and provides valuable insight into risks and opportunities for the continued growth of the Company’s various business segments, as well as insight into global energy trends and emerging industries. Mr. Carroll is involved in both the domestic and international natural gas business communities, providing the Board with a broad perspective on emerging technical, regulatory and economic issues, including climate initiatives and the positioning of natural gas among future global energy supplies.

National Fuel Gas Company | 2024 PROXY STATEMENT	19

Proposal 1. Election of Directors

Steven C. Finch

AGE: 65

DIRECTOR SINCE:

2018

BOARD COMMITTEES:

•  Audit

•  Nominating/ Corporate Governance

PUBLIC COMPANY DIRECTORSHIPS

•  Allient Inc.

EDUCATION:

Kettering University
(formerly General
Motors Institute), B.S. in
Electrical Engineering

Professional Experience:

Mr. Finch is the former President of Manufacturing and Director of Community Engagement at Viridi Parente, Inc., a developer and manufacturer of environmentally conscious energy usage and storage products. Previously he served as Plant Manager of the General Motors (“GM”) Tonawanda Engine Plant, one of Western New York’s largest manufacturers with approximately 1,600 employees. Mr. Finch, a Western New York native, began his 41-year career with GM in 1976 as a General Motors Institute co-op student at the Chevrolet Gear and Axle Plant in Buffalo, N.Y. Over the course of 30 years, he held several assignments with increasing responsibility at various GM facilities outside Buffalo before becoming Tonawanda Engine Plant Manager in 2007. Mr. Finch is a member of the Board of Directors of Allient Inc. (formerly Allied Motion Technologies Inc.), a designer and manufacturer of precision and specialty controlled motion components and systems. He is a member of the Board of Directors of the Community Foundation for Greater Buffalo, serving on its Racial Equity Roundtable initiative, and the Northland Workforce Training Center. He is past Chairman of the Board of the Buffalo Urban League, past Chairman of the Board of the United Way of Buffalo and Erie County, and a past board member and Senior Vice President of the Automobile Association of America Western and Central New York.

Qualifications:

With a career spanning more than four decades, Mr. Finch has a proven track record of leadership during a period of significant evolution for the automotive industry. Mr. Finch helped navigate the GM workforce through economic downturn and bankruptcy. After a reorganization, he successfully secured the addition of three new engine product lines, ultimately overseeing investments at the plant totaling more than $3 billion during his 10-year tenure. Through his extensive career, including his work on the future of mobile and in-place energy usage, Mr. Finch developed expansive and diverse experience in manufacturing and customer relations, as well as in capital and labor management. Mr. Finch’s success in managing highly technical operations and delivering quality products in a safe, environmentally responsible and cost-effective manner has direct application to National Fuel’s work in the energy industry, including the Company’s focus on environmental stewardship and emissions reductions, employee safety and commitment to the provision of outstanding service to residential customers. Mr. Finch’s experience in senior level oversight during periods of significant industry challenge and disruption provides an important perspective on organizational transformation and the management of regulatory and economic change. Mr. Finch’s extensive management roles provide experience on attracting and retaining talent within the Company’s region and provide guidance to the Board on improving our diverse and inclusive culture. Furthermore, Mr. Finch’s strong community presence positions him to provide guidance and insight to the Board on local and regional matters, and provides an important connection between the Company and the communities it serves.

20	National Fuel Gas Company | 2024 PROXY STATEMENT

Proposal 1. Election of Directors

Joseph N. Jaggers

AGE: 70

DIRECTOR SINCE:

2015

BOARD COMMITTEES:

•  Audit

•  Compensation, Chair
Executive

FORMER PUBLIC

COMPANY

DIRECTORSHIPS

•  QEP Resources, Inc.

•  Jagged Peak Energy Inc.

•  Bill Barrett Corporation

•  Mission Resources
Corporation

EDUCATION:

United States Military
Academy at
West Point, B.S.

Professional Experience:

Mr. Jaggers is the founder and former President, Chief Executive Officer and Chairman of Jagged Peak Energy Inc., formerly an independent oil and natural gas exploration and production company. Before forming Jagged Peak Energy in 2013, Mr. Jaggers served as President and Chief Executive Officer and as director of Ute Energy, LLC, from 2010 until its sale in 2012. From 2006 to 2010, he served as director, President and Chief Operating Officer of Bill Barrett Corporation. From 2001 to 2006, he was Vice President, Exploration & Production, for Williams Companies. Previously, he served as President and Chief Operating Officer of Barrett Resources, from 2000 until its sale to Williams in 2001. From 1981 through 2000, he worked for BP Amoco in various domestic and international assignments of increasing responsibility culminating in executive oversight for the Northern North Sea, one of BP’s largest producing assets at the time. Mr. Jaggers is past President of the Colorado Oil and Gas Association, past Executive Director of the Independent Producers Association of the Mountain State and an inductee into the Rocky Mountain Oil and Gas Hall of Fame.

Qualifications:

With more than 40 years of experience in the oil and gas industry, including a long record of creating value through efficiently achieving production and reserve growth, Mr. Jaggers has familiarity with energy market cycles and dynamics and contributes significantly to the Board’s oversight of our exploration and production business. Mr. Jaggers’ extensive operational experience in diverse producing basins provides the Board with substantial insight in assessing various risks that may affect oil and gas operations at the Company. With experience as a senior leader in a number of large, publicly traded exploration and production companies, Mr. Jaggers adds significant operational depth to the Board as well as an understanding of effective and efficient resource development. These attributes assist the Board in its oversight of the ongoing development of the Company’s various natural gas assets and evaluation of the continued advancement of the Company’s Appalachian drilling program.

National Fuel Gas Company | 2024 PROXY STATEMENT	21

Proposal 1. Election of Directors

Rebecca Ranich

AGE: 66

DIRECTOR SINCE:

2016

BOARD COMMITTEES:

•  Audit

•  Nominating/Corporate Governance, Chair

COMPANY DIRECTORSHIPS

•  GTI Energy

FORMER PUBLIC

COMPANY

DIRECTORSHIPS

•  Questar Corporation

•  Cardno Limited

•  Uniper SE

EDUCATION:

•  Northwestern University, B.A. in Soviet Studies

•  University of Detroit Mercy, MBA

Professional Experience:

Ms. Ranich is a former director at Deloitte Consulting, LLP, where she led the firm’s Energy and Sustainability Investment Advisory Services for public sector clients, providing counsel on more than $1 billion of investments. Her practice focused on strategic energy investments designed to mitigate and manage risks related to energy supply, demand and climate change issues. Preceding her position at Deloitte, Ms. Ranich worked at PSG International, where she was a member of the management team leading negotiations to implement the Trans-Caspian Gas Pipeline, a multi-billion dollar, 1,700-kilometer pipeline project transporting natural gas from Turkmenistan to Turkey. She was previously a Vice President at Michael Baker Corporation, an international engineering, energy and environmental services firm. While at Baker, she held executive responsibility for delivering energy and environmental engineering services in Europe, Russia and the Caspian region, overseeing projects with a construction value in excess of $40 billion. She managed offices in London, Naples, Wiesbaden and Moscow. Ms. Ranich served as a member of the Board of Directors of Questar Corporation from 2013 to 2016, when Questar was acquired by Dominion Resources, Inc. At Questar she was Chair of the Board’s Governance and Nominating Committee. She is a former member of the Board of Directors of Cardno Limited, an Australian infrastructure and environmental services company, and a former member of the Supervisory Board at Uniper SE, a German power generation and energy supply chain corporation. She serves as Chair of the Board of the GTI Energy and Chair of its Investment Committee, and she is a Strategic Advisory Board member at WAVE Equity Partners, a clean technology innovation investment group. In addition to being an investor in and advisor to emerging technology companies, Ms. Ranich is a member of the Technology Commercialization Panel for the Johns Hopkins University Applied Physics Laboratory.

Qualifications:

Ms. Ranich’s wealth of experience and formidable skills in strategic energy investments, project development, risk management and corporate governance contribute significantly to the Board. With her work on sustainable environmental practices and extensive global industry experience, including first-hand involvement in high-risk environments and large-scale projects designed to effect significant advancements in the delivery of energy, Ms. Ranich complements the diverse backgrounds on the Board, adds a keen understanding of risk, particularly related to the ongoing energy transition, and provides a unique global perspective. Ms. Ranich also brings to the Board her prior experience as chair of a public company corporate governance committee, and a successful track record of establishing, building and leading energy-focused businesses.

22	National Fuel Gas Company | 2024 PROXY STATEMENT

Proposal 1. Election of Directors

Jeffrey W. Shaw

AGE: 65

DIRECTOR SINCE:

2014

BOARD COMMITTEES:

•  Audit, Chair

•  Nominating/ Corporate Governance

FORMER PUBLIC

COMPANY

DIRECTORSHIPS

Southwest Gas Corporation

EDUCATION:

•  University of Utah, B.S.
in Accounting

•  Certified Public
Accountant

Professional Experience:

Mr. Shaw retired as Chief Executive Officer of Southwest Gas Corporation (“Southwest”) in 2015. He was named Chief Executive Officer and a director of Southwest in 2004 and also served as President of Southwest at various times from 2003 to 2014. Previously Mr. Shaw, a CPA, held various positions at Southwest, including Director of Internal Audit, Controller and Chief Accounting Officer, Vice President/Controller and Chief Accounting Officer, Vice President and Treasurer, Senior Vice President/Finance and Treasurer, and Senior Vice President/Gas Resources and Pricing. During his time at Southwest, Mr. Shaw was involved in the design of the company’s enterprise risk management process, as well as the implementation of various safety policies and programs. He worked for Arthur Andersen & Co. in its Dallas and Las Vegas offices in the audit division prior to joining Southwest in 1988. He is a member of the American Institute of Certified Public Accountants, the Nevada Society of CPAs and the Leadership Las Vegas Alumni Association. Mr. Shaw is a member of the Advisory Board of the University of Utah David Eccles School of Business and is a member and past Chairman of the Broadcast Leadership Council at Brigham Young University. He is a past director of the American Gas Association, past Chairman and director of the Western Energy Institute and past President and trustee of the Las Vegas Area Council of the Boy Scouts of America.

Qualifications:

Mr. Shaw’s extensive executive management and financial experience at an energy company with regulated natural gas businesses similar to those of the Company provides the Board with valuable perspective and understanding of state regulatory activities. In particular, Mr. Shaw’s accounting and finance background, and the significant roles he has held in these areas over his career, qualify him as an “Audit Committee Financial Expert” under the Securities and Exchange Commission’s rules and enable him to play a key role in performing the Board’s audit and risk oversight functions. In addition, Mr. Shaw’s background and financial expertise contribute to the Board’s understanding and guidance on financial matters. Mr. Shaw is the Company’s Lead Independent Director.

National Fuel Gas Company | 2024 PROXY STATEMENT	23

Proposal 1. Election of Directors

Thomas E. Skains

AGE: 67

DIRECTOR SINCE:

2016

BOARD COMMITTEES:

•  Compensation

•  Nominating/ Corporate Governance

PUBLIC COMPANY

DIRECTORSHIPS

•  Duke Energy Corporation

•  Truist Financial
Corporation

FORMER PUBLIC

COMPANY

DIRECTORSHIPS

Piedmont Natural Gas
Company, Inc.

EDUCATION:

•  Sam Houston State
University, B.B.A

•  University of Houston
Law School, J.D.

Professional Experience:

Mr. Skains is the former Chairman of the Board, Chief Executive Officer and President of Piedmont Natural Gas Company, Inc. (“Piedmont”), serving from 2002 as President and from 2003 as Chairman and CEO, until his retirement in 2016. Previously, Mr. Skains held various positions at Piedmont, including Chief Operating Officer and Senior Vice President — Marketing and Supply Services. Mr. Skains held positions of increasing responsibility with Transcontinental Gas Pipe Line Corporation (“Transco”), which he joined in 1981 as an attorney and served as corporate and senior attorney before being named Vice President in 1986 and Senior Vice President — Transportation and Customer Services in 1989. In 2016, Mr. Skains became a director at Duke Energy Corporation, where he has chaired its Regulatory Policy Committee and served on its Finance and Risk Management and Nuclear Oversight Committees, and where he currently serves on its Compensation and People Development and Corporate Governance Committees. Mr. Skains has served as a director of Truist Financial Corporation (formerly BB&T Corporation) since 2009, where he serves as Lead Independent Director and as a member of each of the Executive, Risk, and Nominating and Governance Committees, and where he previously chaired each of those committees. Mr. Skains has also served as a director at Truist Financial Corporation’s subsidiary, Truist Bank (formerly Branch Banking and Trust Company), since 2013, where he serves as a member of the Executive Committee and as a member and former chair of the Risk Committee. Mr. Skains previously served on the Charlotte Chamber of Commerce Board of Directors and was Chairman in 2015. He also served on the boards of several industry and community organizations, including GTI Energy, the American Gas Association (as Chairman in 2009), the Southern Gas Association (as Chairman in 2006), and the American Gas Foundation, a not-for-profit energy research group.

Qualifications:

Mr. Skains’ strong leadership and strategic management skills provide the Board with a valuable perspective on the complexities, challenges and opportunities facing the natural gas industry. Through his experiences at Piedmont and Transco, as well as his ongoing directorship at Duke Energy, Mr. Skains contributes significant knowledge of the legal and regulatory issues encountered by project sponsors in developing energy infrastructure, including natural gas pipeline projects. Mr. Skains brings to the Board extensive knowledge of the natural gas industry, and he is able to use his legal training and experience as a corporate energy attorney to provide valuable insight on legal and regulatory compliance matters, as well as risk management and corporate governance matters.

24	National Fuel Gas Company | 2024 PROXY STATEMENT

Proposal 1. Election of Directors

David F. Smith

AGE: 70

DIRECTOR SINCE:

2007

BOARD COMMITTEES:

•  Executive, Chair

•  Financing, Chair

COMPANY DIRECTORSHIPS

•  GTI Energy

EDUCATION:

•  State University of
New York at Fredonia,
B.A. in Political Science

•  State University of
New York at Buffalo
School of Law, J.D.

Professional Experience:

Mr. Smith has been Chairman of the Board of the Company since 2010. He also served as Chief Executive Officer of the Company from 2008 to 2013; as President of the Company from 2006 to 2010; and as Chief Operating Officer of the Company from 2006 to 2008. Mr. Smith was also President and/or Chairman of each of the Company’s major subsidiaries over the course of his career. He is a former director of GTI Energy and the American Gas Association, former Chairman of the Board of the Business Council of New York State, and an emeritus member of the State University of New York at Buffalo Law School Dean’s Advisory Council. He is also past Chairman of the Northeast Gas Association and Buffalo Niagara Enterprise.

Qualifications:

Mr. Smith brings to the Board significant industry and Company expertise and leadership experience. His 36-year tenure with the Company, which included key leadership positions within all of the Company’s business segments has resulted in significant knowledge of the Company’s history and strategies during its substantial growth from a regional utility to a much larger diversified energy company. He also brings a long and active participation in industry groups that identify and address important issues facing the Company and has well-established relationships of trust with other industry leaders. In addition, Mr. Smith has deep ties to businesses and civic organizations in Western New York (the location of the Company’s corporate headquarters and most of its business units). His experience as an active participant during decades of regulatory evolution at the state and federal levels provides valuable perspective and insight into the political and regulatory trends impacting the Company’s regulated interstate pipeline and storage, and utility businesses.

National Fuel Gas Company | 2024 PROXY STATEMENT	25

Proposal 1. Election of Directors

Ronald J. Tanski

AGE: 71

DIRECTOR SINCE:

2014

BOARD COMMITTEES:

•  Executive

•  Financing

PUBLIC COMPANY

DIRECTORSHIPS

•  CMS Energy Corporation

•  Consumers Energy
Company

EDUCATION:

•  State University of
New York at Buffalo,
B.A. in Biology

•  State University of
New York at Buffalo,
MBA

•  State University of
New York at Buffalo
School of Law, J.D.

Professional Experience:

Mr. Tanski was President and Chief Executive Officer of the Company from 2013 until his retirement in 2019. He previously served as President and Chief Operating Officer of the Company from 2010 to 2013 and as Treasurer and Principal Financial Officer from 2004 to 2010. Mr. Tanski was President of National Fuel Gas Supply Corporation from 2008 to 2010 and President of National Fuel Gas Distribution Corporation from 2006 to 2008. He was previously Treasurer of those and other subsidiaries of the Company, and he also served in management roles at Seneca Resources Corporation (now Seneca Resources Company, LLC) and Horizon Energy Development, Inc. (sold in 2010). He is a member of the Board of Directors of CMS Energy Corporation and the Board of Directors of its wholly owned subsidiary, Consumers Energy Company. He previously served as a director of the Interstate Natural Gas Association of America (“INGAA”) and was INGAA Chairman in 2015. Mr. Tanski was a director of the American Gas Association and a member of the Council on Accountancy at Canisius College.

Qualifications:

Mr. Tanski has over four decades of industry experience, beginning his career as an attorney for the Company, and thereafter serving in various management capacities across the Company’s diversified energy business. Through his broad range of experience, including numerous senior leadership positions in both the Company’s regulated utility, and interstate natural gas transmission and storage businesses, as well as within the Company’s exploration and production subsidiary, he gained hands-on, practical knowledge about the natural gas industry, and virtually every aspect of the Company’s operations. Mr. Tanski’s role as CEO and substantial management experience with the Company’s subsidiaries, his detailed understanding of the Company’s integrated operations, and in particular, his financial and legal background with the Company, assist the Board with oversight of the Company’s operations. Mr. Tanski’s leadership roles at the Company during periods of regulatory change and through several commodity price cycles, as well as his participation with industry trade associations, including the prior chairmanship of a national pipeline trade association, also provide important insight into the business climates and regulatory environments in which the Company’s subsidiaries operate.

26	National Fuel Gas Company | 2024 PROXY STATEMENT

Corporate Governance

The Board of Directors is committed to effective corporate governance. The Board has adopted Corporate Governance Guidelines that provide a framework for the governance of the Company, and it regularly reviews corporate governance developments. The Board has implemented many strong governance practices, including maintaining a significant complement of independent directors (ten out of eleven), designating a Lead Independent Director, holding regular meetings of the non-management and/or independent directors, separating, at the Board’s discretion, the roles of Chairman of the Board and Chief Executive Officer, and providing a process for stockholders meeting certain requirements to have nominees included in the Company’s proxy materials. In addition, the Company’s Code of Business Conduct and Ethics, which applies to all directors, officers and employees, sets forth standards for conducting business in an honest and ethical manner.

Diversity

National Fuel’s commitment to diversity extends both to its workforce and your Board of Directors. Under the Company’s Corporate Governance Guidelines, the Board of Directors is required, when selecting candidates for re-election and candidates for Board membership, to consider factors that include diversity of perspectives, including all aspects of diversity (race, ethnicity, national origin, gender and other protected classes), to be brought to the Board by the individual members. In recent years, National Fuel’s Nominating/Corporate Governance Committee, which makes recommendations to the full Board on nominees for director positions, has invited qualified gender and racially diverse candidates to stand for election to the Board, with successful results. While currently at a full complement of directors, the Board will continue its efforts, when vacancies arise, to attract qualified, diverse Board candidates whose expertise and personal characteristics align with the Company’s long term business strategy. This commitment to diversity is reflected in the “Rooney Rule” incorporated into the Company’s Process for Identifying and Evaluating Nominees for Director (Exhibit B to the Corporate Governance Guidelines), which provides that, in identifying independent director candidates for nomination to the Board, the Nominating/Corporate Governance Committee, and any search firm it engages, is committed to including in any initial candidate pool qualified racially, ethnically and/or gender diverse candidates. Board member Rebecca Ranich serves as Chair of the Nominating/Corporate Governance Committee, and women have long occupied National Fuel’s top corporate levels. Today, for example, women hold the important policy-making positions of President of the Company’s Utility segment, and Controller and Principal Accounting Officer.

Director Independence

The Board of Directors has determined that directors Anderson, Baumann, Carroll, Finch, Jaggers, Ranich, Shaw, Skains, Smith and Tanski are independent, and that Mr. Bauer is not independent due to his current employment relationship with the Company. The Board’s determinations of director independence were made in accordance with the listing standards of the New York Stock Exchange (the “NYSE”) and SEC regulations.

Board Leadership Structure

Non-management directors meet at regularly scheduled executive sessions without management. In addition, the independent directors met during fiscal 2023, in accordance with NYSE listing standards. The sessions were chaired by Jeffrey W. Shaw, as Lead Independent Director.

In March 2023, the Board of Directors re-elected Mr. Smith as Chairman of the Board and Mr. Bauer as President and Chief Executive Officer. The Board believes this is the optimal leadership structure at this time and reviews and considers this structure at least annually. As in the past, it is the Board’s opinion that the stockholders’ interests are best served by allowing the Board to retain flexibility to determine the optimal organizational structure for the Company at a given time, including whether the roles of Chairman and CEO should be filled by the same person. At times in the past the roles have been separate and at other times they have been combined. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, have significant industry experience and are well

National Fuel Gas Company | 2024 PROXY STATEMENT	27

Corporate Governance

positioned to evaluate the Company’s needs and determine how best to organize the capabilities of the directors and management to meet those needs.

The Board of Directors provides a process for stockholders and other interested parties to send communications to the Board or to certain directors. Communications to the Lead Independent Director, to the non-management directors as a group, or to the entire Board should be addressed as follows: Lead Independent Director, c/o 6363 Main Street, Williamsville, NY 14221. All stockholder and interested parties’ communications addressed in such manner will go directly to the indicated directors. If the volume of communication becomes such that the Board determines to adopt a process for determining which communications will be relayed to Board members, that process will appear on the Company’s website at www.nationalfuel.com.

Annual Meeting Attendance

Last year, all directors attended the 2023 Annual Meeting, and all directors are expected to attend this year’s meeting.

Meetings of the Board of Directors and Standing Committees

In fiscal 2023, there were seven meetings of the Board of Directors. In addition, directors attended meetings of standing committees. The Audit Committee held nine meetings, the Compensation Committee held five meetings, the Executive Committee and Financing Committee each held one meeting, and the Nominating/Corporate Governance Committee held four meetings. During fiscal 2023, all directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served. In addition, Board members are encouraged to and regularly attend meetings of committees on which they do not serve, although committee decision-making is reserved to committee members.

The table below shows the number of committee meetings conducted in fiscal 2023 and the directors who served on these committees as of September 30, 2023.

BOARD COMMITTEES
DIRECTOR	AUDIT	COMPENSATION	EXECUTIVE	FINANCING	NOMINATING/ CORPORATE GOVERNANCE
David H. Anderson	X	X		X
David P. Bauer			X	X
Barbara M. Baumann	X			X
David C. Carroll			X		X
Steven C. Finch	X				X
Joseph N. Jaggers	X	Chair	X
Rebecca Ranich	X				Chair
Jeffrey W. Shaw	Chair				X
Thomas E. Skains		X			X
David F. Smith			Chair	Chair
Ronald J. Tanski			X	X
Number of Meetings in Fiscal 2023	9	5	1	1	4

Audit Committee

The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held nine meetings during fiscal 2023 in order to review the scope and results of the annual audit, to receive reports of the Company’s independent registered public accounting firm and chief internal auditor, to monitor compliance with the Company’s Reporting Procedures for Accounting and Auditing Matters (included in this proxy statement as Appendix A), to review the Company’s enterprise risk management program and to prepare a report of the Audit Committee’s findings and recommendations to the Board of Directors. A current copy of the charter of the Audit Committee is available on the Company’s website at www.nationalfuel.com, under the Governance section of our Investor Relations page. The members of the Audit Committee are independent as independence for audit committee members is defined in NYSE listing standards and in SEC regulations. No Audit Committee member simultaneously serves on the audit committees of more than three

28	National Fuel Gas Company | 2024 PROXY STATEMENT

Corporate Governance

public companies. The Board limits the number of audit committees on which an Audit Committee member can serve to three,

unless the Board has determined that such simultaneous service would not impair the ability of such members to serve effectively. The Company’s Board of Directors has determined that the Company has three audit committee financial experts (as defined by SEC regulations) serving on its Audit Committee, namely Mr. Anderson, Ms. Baumann and Mr. Shaw. The Board has also determined, in its business judgment in accordance with NYSE listing standards, that all members of the Audit Committee are financially literate.

In connection with its review of the Company’s internal audit function, the Audit Committee in 2021 had an external quality assessment performed by IIA Quality Services, LLC under the Institute of Internal Auditors’ (the “IIA”) International Standards for the Professional Practice of Internal Auditing (the “Standards”). The assessment concluded that the Company’s Audit Services Department generally conforms to the Standards, the IIA Code of Ethics, and the Definition of Internal Auditing. “Generally conforms” is the IIA’s highest rating. The Standards state that an external quality assessment should be conducted at least once every five years.

Further information relating to the Audit Committee appears in this proxy statement under the headings “Audit Fees” and “Audit Committee Report.”

Compensation Committee

As described in the Compensation Discussion and Analysis in this proxy statement, the Compensation Committee held five meetings during fiscal 2023 in order to review and determine the compensation of Company executive officers and to review reports and/or grant awards under the National Fuel Gas Company 2010 Equity Compensation Plan, as amended and restated (the “2010 Equity Compensation Plan”), the 2012 Annual At Risk Compensation Incentive Plan (“AARCIP” or the “At Risk Plan”), and the Executive Annual Cash Incentive Program (“EACIP”). The members of the Compensation Committee are independent under NYSE listing standards and “non-employee directors” as defined in SEC regulations. A current copy of the charter of the Compensation Committee is available on the Company’s website at www.nationalfuel.com, under the Governance section of our Investor Relations page.

The Compensation Committee is responsible for various aspects of executive compensation, including approval of the base salaries and incentive compensation of the Company’s executive officers. The Compensation Committee is authorized to evaluate director compensation and make recommendations to the full Board regarding director compensation. The Compensation Committee may form subcommittees and delegate to those subcommittees such authority as the Compensation Committee deems appropriate, other than authority required to be exercised by the Compensation Committee as a whole. The Compensation Committee also administers the Company’s 2010 Equity Compensation Plan and the At Risk Plan and approves performance conditions and target incentives for executive officers who are participants in the EACIP. As described more fully in the Compensation Discussion and Analysis, the Compensation Committee retained two independent compensation consulting firms to assist in determining executive compensation. In addition, as set forth in the Compensation Committee’s charter, the Chief Executive Officer may and does make, and the Compensation Committee may and does consider, recommendations regarding the Company’s compensation and employee benefit plans and practices, including the compensation of executive officers other than himself. The Compensation Committee then approves executive compensation as it deems appropriate. The Compensation Committee has assessed the independence of the compensation consultants under NYSE listing standards and has determined their work presents no conflicts of interest under SEC regulations. For more information regarding the role of the compensation consultants and the Chief Executive Officer in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis.

Executive Committee

The Executive Committee met once during fiscal 2023. The Executive Committee has, and may exercise, the authority of the full Board, except as may be prohibited by New Jersey corporate law (N.J.S.A. § 14A:6-9).

Financing Committee

The Financing Committee met once during fiscal 2023. The Financing Committee may exercise Board authority with respect to specific financing matters for which the Board has delegated responsibility to it.

Nominating/Corporate Governance Committee

All the members of the Nominating/Corporate Governance Committee are independent, as independence is defined in NYSE listing standards. The Nominating/Corporate Governance Committee makes recommendations to the full Board on nominees for the position of director. The Nominating/Corporate Governance Committee also has duties regarding corporate

National Fuel Gas Company | 2024 PROXY STATEMENT	29

Corporate Governance

governance matters as required by law, regulation or NYSE rules. Additionally, the Nominating/Corporate Governance Committee oversees the Company’s strategy and reporting with respect to corporate responsibility matters, including ESG factors that are of significance to the Company and its stakeholders. The Nominating/Corporate Governance Committee provides guidance to management on corporate responsibility issues and makes recommendations to the Board regarding corporate responsibility initiatives and strategies. A current copy of the charter of the Nominating/Corporate Governance Committee is available on the Company’s website at www.nationalfuel.com, under the Governance section of our Investor Relations page. The Nominating/Corporate Governance Committee held four meetings during fiscal 2023.

Method of Evaluating Board and Committee Effectiveness

Annually, the Board and each of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee take part in a self-evaluation process to determine their effectiveness and opportunities for improvement. Questionnaires are provided to each director soliciting comments with respect to dynamics of the full Board and each of the above committees, on which the director serves, as well as director performance and adequacy of Board materials. The confidential responses are summarized for Board and Nominating/Corporate Governance committee review. Board members are requested to report dissatisfaction with individual performance to the Chairman of the Board and the Chairman of the Nominating/Corporate Governance Committee. At a Board and Nominating/Corporate Governance Committee meeting, time is allocated to discuss the summary and review any comments or inadequacies.

Process for Nominating Directors

Stockholders may recommend individuals to the Nominating/Corporate Governance Committee to consider as potential nominees. Procedures by which stockholders may make such recommendations are set forth in Exhibit B to the Company’s Corporate Governance Guidelines, described in the following paragraph. In addition, the Company’s By-Laws provide a process for stockholders meeting certain requirements to have nominees included in the Company’s proxy materials.

In general, the Nominating/Corporate Governance Committee’s charter provides for the Nominating/Corporate Governance Committee to develop and recommend to the Board criteria for selecting new director nominees and evaluating unsolicited nominations, which criteria are included in this proxy statement as part of the Company’s Corporate Governance Guidelines. A current copy of the Corporate Governance Guidelines is included in this proxy statement as Appendix B, and is available on the Company’s website at www.nationalfuel.com, under the Governance section of our Investor Relations page. Appendix B also addresses the qualifications and skills the Nominating/Corporate Governance Committee believes are necessary in a director, and the Nominating/Corporate Governance Committee’s consideration of stockholder recommendations for director. Pursuant to the Corporate Governance Guidelines, in order to be considered in connection with the 2025 Annual Meeting of Stockholders, stockholder recommendations identifying a proposed nominee and setting out his or her qualifications should be delivered to the Company’s Secretary at its principal office no later than September 21, 2024.

Under the process for selecting new Board candidates, the Chairman, the Chief Executive Officer and the Nominating/Corporate Governance Committee discuss the need to add a new Board member or to fill a vacancy on the Board. The Nominating/Corporate Governance Committee will initiate a search, working with staff support and seeking input from Board members and senior management, hiring a search firm if necessary, and considering candidates recommended by stockholders in accordance with Exhibit B to the Corporate Governance Guidelines.

Charitable Contributions by Company

Within the preceding three years, the Company did not make any charitable contributions to any charitable organization in which a director served as an executive officer which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues in a single fiscal year.

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” which SEC regulations or NYSE listing standards require to be disclosed in this proxy statement.

30	National Fuel Gas Company | 2024 PROXY STATEMENT

Corporate Governance

Risk Oversight

The Board retains oversight of safety, environmental, social, operational, cybersecurity and corporate governance risks, among other areas central to corporate responsibility, including strategic, financial and regulatory risks and opportunities. An important aspect of the Board’s oversight role is the enterprise risk management process, under which enterprise-wide risks have been identified, including climate-related risk, along with mitigative measures to address and manage such risks. Through its enterprise risk management process, the Company has identified specific foundational risks, critical risks and potentially-emerging risks and reviews the assessment of these risks, including risk trends, along with any newly identified risks, on a quarterly basis with the Board. Management also reports quarterly to the Board on significant matters within these risk categories. In addition, management provides a detailed presentation on a topic related to one or more risk categories at each Board meeting. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board. The Board and management consider enterprise risks and opportunities in their strategic and capital spending decision process, and the Board directs management to integrate corporate responsibility concerns into decision-making throughout the organization.

The Nominating/Corporate Governance Committee specifically has oversight responsibility for corporate responsibility matters that are significant to the Company and its stakeholders. The Company conducts business consistent with our six guiding principles of safety, environmental stewardship, community, innovation, satisfaction, and transparency. To that end, corporate responsibility and ESG matters are a standing agenda item at Nominating/Corporate Governance Committee meetings. In fiscal 2022, the Company published its Climate Report, which aligns our climate-risk disclosures with the Task Force on Climate-Related Financial Disclosures framework. The Company also published its fourth annual Corporate Responsibility Report, highlighting our ESG-related initiatives, programs, and actions.

The Audit Committee discusses guidelines and policies governing management’s process for assessing and managing the Company’s exposure to risk, and on a quarterly basis, at meetings which are typically attended by the entire Board, reviews the enterprise risk management process described above. The Audit Committee also oversees the scope of work of the Audit Services Department, which includes review of the internal audit function’s annual risk-based audit plan. The Audit Services Department considers significant risk categories identified through the enterprise risk management process when creating its internal audit plan. Additionally, in conjunction with its review of the integrity of the Company’s financial statements, the Audit Committee discusses with management major financial risk exposures and the steps taken to monitor and control those exposures.

Related Person Transactions

The Company had no related person transactions in fiscal 2023. The Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) (which is in writing and available to stockholders as described at the end of this proxy statement) identifies the avoidance of any actual or perceived conflicts between personal interests and Company interests as an essential part of the responsibility of the Company’s directors, officers and employees. The Code of Conduct provides that a conflict of interest may arise when a director, officer or employee receives improper personal benefits as a result of his or her position in the Company, or when personal situations tend to influence or compromise a director’s, officer’s or employee’s ability to render impartial business decisions in the best interest of the Company. Potential conflicts of interest under the Code of Conduct would include but not be limited to related person transactions. The Audit Committee administers the Code of Conduct as it relates to the Company’s directors and executive officers.

The Company’s policies and procedures for the review, approval or ratification of related person transactions are set forth in writing in the charter of the Audit Committee. The charter provides that the Audit Committee will review and, if appropriate, approve or ratify any transaction between the Company and a related person which is required to be disclosed under SEC rules. In the course of its review of a transaction, the Audit Committee will consider the nature of the related person’s interest in the transaction, the material terms of the transaction, the significance of the transaction to the related person and to the Company, whether the transaction would affect the independence of a director, and any other matters the Audit Committee deems appropriate. The Audit Committee will approve or ratify only those transactions that it considers to be in, or not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction.

National Fuel Gas Company | 2024 PROXY STATEMENT	31

Corporate Governance

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, principal executive officer, principal financial officer, controller, other officers and employees that is designed to deter wrongdoing and to promote honest and ethical conduct. The code deals with a variety of corporate matters, including compliance with laws, conflicts of interest, corporate opportunities, use of company resources, fair dealing and confidentiality of company information. The text of the code is available on the Company’s website at www.nationalfuel.com, under the Governance section of our Investor Relations page.

32	National Fuel Gas Company | 2024 PROXY STATEMENT

Director Compensation

The 2009 Non-Employee Director Equity Compensation Plan was approved at the 2009 Annual Meeting of Stockholders and reapproved at the 2016 and 2019 Annual Meetings of Stockholders (such plan, as reapproved, the “Director Equity Compensation Plan”). This plan provides for the issuance of shares on a quarterly basis to non-employee directors in such amounts as the Board may determine from time to time. In addition, non-employee directors receive a portion of their compensation in cash, as determined by the Board from time to time. Directors who are not Company employees or retired employees do not participate in any of the Company’s employee benefit or compensation plans. Directors who are current employees receive no compensation for serving as directors.

In fiscal 2023, non-employee directors were paid a cash retainer of $110,000, plus shares of Common Stock equal in value to approximately $175,000. Common Stock issued to non-employee directors under the Director Equity Compensation Plan is nontransferable until the later of two years from issuance or six months after the recipient’s cessation of service as a director of the Company, except that transferability restrictions lapse upon the death of the recipient.

The Lead Independent Director (Mr. Shaw) was paid an additional annual retainer of $20,000, the Chairman of the Audit Committee (Mr. Shaw) was paid an additional annual retainer of $20,000, and the Chairpersons of the Compensation and Nominating/Corporate Governance Committees (Mr. Jaggers and Ms. Ranich, respectively) were each paid an additional annual retainer of $15,000. These payments were made in July 2023. For his service as Chairman of the Board, Mr. Smith was paid an additional annual retainer of $100,000.

The Company requires that each director, in order to receive compensation for service as a director, must beneficially own at least 2,500 shares of Common Stock at the end of the first year of service as a director, at least 5,000 shares at the end of the second year of service and at least 7,500 shares at the end of the third year of service. All directors are in compliance with this requirement.

Non-employee members of the Board are eligible to participate in the Company’s Deferred Compensation Plan for Directors and Officers (the “DCP”). In general, the DCP is an unfunded, nonqualified deferred compensation plan open to the directors of the Company and the officers of the Company and its subsidiaries. Under the DCP, and subject to administration by the Compensation Committee of the Board, each eligible officer may defer receipt of his or her base salary and discretionary cash bonuses, and each eligible director may defer receipt of his or her annual cash retainer and quarterly Company common stock awards. Eligible officers may also defer receipt of their performance-based cash bonuses and Company common stock received in settlement of restricted stock units, performance shares or performance units awards under terms and conditions as described in the DCP. Compensation deferred under the DCP is recorded as deferred compensation in cash or stock accounts, as applicable, and certain transfers among accounts are permitted as described in the DCP. Cash accounts accrue interest and will be settled in cash. Interest is credited as of the last day of each calendar quarter. The rate of interest applied at the end of each quarter is the quarterly equivalent of the annual yield on Moody’s Average Corporate Bond Yield as of the last day of the immediately preceding quarter, as published by Moody’s Investors Service, Inc. Stock accounts accrue dividend equivalents and generally will be settled in Company common stock. Payouts will generally be made in accordance with the participants’ deferral elections. The deferred compensation obligations are unsecured general obligations of the Company, and the participants have no right, interest or claim in the assets of the Company, except as unsecured general creditors.

National Fuel Gas Company | 2024 PROXY STATEMENT	33

Director Compensation Table —Fiscal 2023

The following table sets forth the compensation paid to each non-employee director for service during fiscal 2023:

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

David H. Anderson	110,000	175,129	8	285,137

Barbara M. Baumann	110,000	175,129	8	285,137

David C. Carroll	110,000	175,129	8	285,137

Steven C. Finch	110,000	175,129	8	285,137

Joseph N. Jaggers	125,000	175,129	8	300,137

Rebecca Ranich	125,000	175,129	8	300,137

Jeffrey W. Shaw	150,000	175,129	8	325,137

Thomas E. Skains	110,000	175,129	8	285,137

David F. Smith	210,000	175,129	8	385,137

Ronald J. Tanski	110,000	175,129	8	285,137

(1)

Represents the portion of the annual retainer paid in cash, plus additional retainers, as applicable, for service as a committee Chairperson, Lead Independent Director, or Chairman of the Board, including any amounts deferred at the director’s election pursuant to the terms of the DCP.

(2)

Represents the aggregate grant date fair value of the Common Stock issued as compensation under the Director Equity Compensation Plan, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, including any amounts deferred at the director’s election pursuant to the terms of the DCP. The average of the high and low stock price on each date of issuance was used to compute the fair value. The average prices (and resultant values of the Stock Awards) were as follows: $63.29 for October 3, 2022 (stock in total valued at $43,797); $61.63 for January 3, 2023 (stock in total valued at $43,757); $57.75 for April 3, 2023 (stock in total valued at $43,775); and $51.59 for July 3, 2023 (stock in total valued at $43,800). As of September 30, 2023, the aggregate compensatory shares paid to the directors (or, as applicable, deferred) for all years of service were as follows: Anderson, 14,836; Baumann, 12,220; Carroll, 32,448; Finch, 17,742; Jaggers, 26,111; Ranich, 23,625; Shaw, 28,895; Skains, 22,536; Smith, 24,317; and Tanski, 14,670.

(3)

Represents premiums paid on a blanket travel insurance policy, which covers each director up to a maximum benefit of $500,000. This insurance provides coverage in case of death or injury while on a trip for Company business.

34	National Fuel Gas Company | 2024 PROXY STATEMENT

Audit Fees

In addition to retaining PricewaterhouseCoopers LLP to report on the annual consolidated financial statements of the Company for fiscal 2023, the Company retained PricewaterhouseCoopers LLP to provide various non-audit services in fiscal 2023. The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for each of the last two fiscal years were as follows:

	2023	2022

Audit Fees(1)	$2,285,187	$1,997,354

Audit-Related Fees(2)	$62,500	$0

Tax Fees

Tax advice and planning(3)	$70,960	$62,357

Tax compliance(4)	$11,283	$0

All Other Fees(5)	$2,175	$10,338

TOTAL	$2,432,105	$2,070,049

(1)

Audit Fees include audits of consolidated financial statements and internal control over financial reporting, reviews of financial statements included in quarterly Forms 10-Q, comfort letters and consents, and audits of certain of the Company’s wholly owned subsidiaries to meet statutory or regulatory requirements.

(2)

Audit-Related Fees include audits of certain of the Company’s wholly owned subsidiaries not required by statute or regulation, and consultations concerning technical financial accounting and reporting standards.

(3)	Tax advice and planning includes consultations on various federal and state tax matters.

(4)	Tax compliance includes tax return preparation and tax audit assistance.

(5)	All Other Fees relate to permissible fees other than those described above and include consulting fees and the software-licensing fee for an accounting and financial reporting research tool.

The Audit Committee’s charter references its pre-approval policies and procedures. The Audit Committee has pre-approved the use of PricewaterhouseCoopers LLP for specific types of services, including various audit and audit-related services and certain tax services, among others. The chair of the Audit Committee and, in his absence, another specified member of the committee are authorized to pre-approve any audit or non-audit service on behalf of the committee. Each pre-approval is to be reported to the full committee at the first regularly scheduled committee meeting following such pre-approval.

For fiscal 2023, none of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee in reliance upon the “de minimis exception” contained in Section 202 of Sarbanes-Oxley and codified in Section 10A(i)(1)(B) of the Exchange Act and in 17 CFR 210.2-01(c)(7)(i)(C).

National Fuel Gas Company | 2024 PROXY STATEMENT	35

Audit Committee Report

The Audit Committee is composed solely of six directors who meet the independence and financial literacy requirements of the New York Stock Exchange and the Securities and Exchange Commission (SEC). The Audit Committee Chairman, Jeffrey W. Shaw, and members David H. Anderson and Barbara M. Baumann, each qualify as an “audit committee financial expert” as defined by the SEC. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is available on the Company’s website.

The Audit Committee reviews the integrity of the Company’s financial statements and discusses with management major financial risk exposures and the steps taken to monitor and control those exposures. The Audit Committee also oversees the scope of work of the Audit Services Department. That scope includes reviewing the accuracy, reliability and integrity of financial and operational information and the means used to identify, measure, classify and report such information. To that end, management reports quarterly to the Board of Directors on significant risk categories identified through the enterprise risk management process, which the Audit Services Department considers when creating its internal audit plan. The Audit Committee also directly appoints, retains, compensates, evaluates, terminates and oversees the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and such firm must report directly to the Audit Committee. In addition to those responsibilities, with respect to the independent auditor, the Audit Committee:

•	reviews and evaluates the annual engagement letter, including the independent auditor’s proposed fees;

•	reviews, evaluates and monitors the annual audit plan and its progression, including the timing and scope of audit activities;

•

annually reviews and evaluates the qualifications, performance and independence of the independent auditor, including the lead partner, and ensures that the lead partner and any other audit partners are rotated at appropriate intervals in compliance with applicable laws, rules and regulations;

•

reviews and evaluates the independent auditor report describing internal quality-control procedures and any material issues raised by the most recent internal quality-control review of the independent auditors or outside inquiry or investigation; and

•

reviews the independent auditor report describing all relationships between the independent auditor and the Company, including a list of the fees billed for each category, in order to assess the independent auditor’s independence.

Management is responsible for the Company’s consolidated financial statements and for establishing, maintaining, and assessing internal control over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent auditor, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent auditor. PricewaterhouseCoopers LLP has been the Company’s independent auditor since 1941. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years; the Audit Committee interviews proposed candidates and selects the lead audit engagement partner. The Audit Committee believes that there are significant benefits to having an independent auditor with an extensive history with the Company. These include:

•

Higher quality audit work and accounting advice, due to the independent auditor’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework; and

•	Operational efficiencies because of the independent auditor’s history and familiarity with our business.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2023 with management. The Audit Committee has also reviewed with management its evaluation of the structure and effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received the written disclosures and the letter from

36	National Fuel Gas Company | 2024 PROXY STATEMENT

Audit Committee Report

PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence. The Audit Committee also has considered whether PricewaterhouseCoopers LLP’s level of fees and provision of non-audit services to the Company and its affiliates are compatible with PricewaterhouseCoopers LLP’s independence and has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Based on the review, discussions and considerations referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2023 for filing with the SEC.

AUDIT COMMITTEE Jeffrey W. Shaw, Chairman David H. Anderson Barbara M. Baumann Steven C. Finch Joseph N. Jaggers Rebecca Ranich

National Fuel Gas Company | 2024 PROXY STATEMENT	37

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth for each current director, each nominee for director, each of the named executive officers identified in the Fiscal 2023 Summary Compensation Table, and for all directors, nominees and current executive officers as a group, information concerning beneficial ownership of Common Stock. The Common Stock is the only class of Company equity securities outstanding. Unless otherwise noted, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed. Security holdings are as of December 15, 2023. As of that date, 92,115,581 shares of Common Stock were issued and outstanding.

NAME OF BENEFICIAL OWNER	SHARES HELD IN ESOP(1)	SHARES HELD IN 401(K) PLAN(2)	SHARES OTHERWISE BENEFICIALLY OWNED(3)		PERCENT OF CLASS(4)

David H. Anderson	0	0	7,595	(5)	*

David P. Bauer	0	13,758	232,681	(6)	*

Barbara M. Baumann	0	0	15,277		*

Karen M. Camiolo	0	0	74,370		*

David C. Carroll	0	0	30,792	(7)	*

Donna L. DeCarolis	283	23,796	91,519		*

Steven C. Finch	0	0	19,190	(8)	*

Joseph N. Jaggers	0	0	27,468		*

Ronald C. Kraemer	4,285	18,423	50,480	(9)	*

Justin I. Loweth	0	9,945	59,827	(10)	*

Rebecca Ranich	0	0	17,464	(11)	*

Jeffrey W. Shaw	0	0	29,852	(12)	*

Timothy J. Silverstein	0	3,699	4,036		*

Thomas E. Skains	0	0	24,059	(8)	*

David F. Smith	2,188	22,325	311,985	(13)	*

Ronald J. Tanski	2,994	30,332	319,860	(14)	*

Directors, Nominees and Current Executive Officers as a Group (18 Total)	9,750	143,802	1,273,999		1.55%

*	Represents beneficial ownership of less than 1% of issued and outstanding Common Stock.

(1)

This column lists shares held in the National Fuel Gas Company Employee Stock Ownership Plan (“ESOP”). The beneficial owners of these shares have sole voting power with respect to shares held in the ESOP, but do not have investment power respecting those shares until they are distributed.

(2)

This column lists shares held in the Company Tax-Deferred Savings Plan for Non-Union Employees (“TDSP”), a 401(k) plan. The beneficial owners of these shares have sole voting and investment power with respect to shares held in the TDSP.

(3)

This column includes shares held of record and any shares beneficially owned through a bank, broker or other nominee, plus shares deferred under the DCP to the extent such shares would have been distributed within 60 days following a separation from service had one occurred on December 15, 2023.

(4)	This column lists the sum of the individual’s (or individuals’) holdings shown on this table, expressed as a percentage of the Company’s outstanding shares.

(5)

Includes 205 shares held through a family trust, as to which Mr. Anderson shares voting and investment power, and 2,217 shares beneficially owned under the DCP, as to which Mr. Anderson does not have voting or investment power.

(6)

Includes 1,008 shares held by Mr. Bauer’s children, as to which Mr. Bauer does not have voting or investment power, and 157,956 shares beneficially owned under the DCP, as to which Mr. Bauer does not have voting or investment power.

(7)	Includes 2,217 shares beneficially owned under the DCP, as to which Mr. Carroll does not have voting or investment power.

(8)	Includes 11,086 shares beneficially owned under the DCP, as to which the director does not have voting or investment power.

(9)	Includes 4,440 shares beneficially owned under the DCP, as to which Mr. Kraemer does not have voting or investment power.

(10)

Includes 225 shares held by Mr. Loweth’s wife in an individual retirement account, as to which Mr. Loweth does not have voting or investment power, and 500 shares held in custodial accounts for Mr. Loweth’s children, as to which Mr. Loweth holds voting and investment power.

(11)	Includes 739 shares beneficially owned under the DCP, as to which Ms. Ranich does not have voting or investment power.

(12)	Includes 100 shares held through a family trust, as to which Mr. Shaw shares voting and investment power.

38	National Fuel Gas Company | 2024 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

(13)

Includes 210,772 shares held through a family partnership, as to which Mr. Smith shares voting and investment power, and 11,086 shares beneficially owned under the DCP, as to which Mr. Smith does not have voting or investment power.

(14)	Includes 429 shares owned jointly with Mr. Tanski’s wife, as to which Mr. Tanski shares voting and investment power.

As of December 15, 2023, each of the following persons is known to the Company to be the beneficial owner of more than five percent of the Common Stock, as set forth in a Schedule 13G filed with the SEC. The Common Stock is the only class of Company stock outstanding.

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES HELD AS TRUSTEE FOR COMPANY EMPLOYEE BENEFIT PLANS		SHARES OTHERWISE BENEFICIALLY HELD		PERCENT OF CLASS(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,998,797	(2)	12,553,811	(3)	15.80%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	N/A		8,540,231	(4)	9.27%
State Street Corporation One Lincoln Street Boston, MA 02111	N/A		6,741,917	(5)	7.32%

(1)	This column lists the sum of the shares shown on this table, expressed as a percentage of the Company’s outstanding shares at December 15, 2023.

(2)

This amount represents the shares held by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, in its capacity as trustee for certain employee benefit plans. These shares have been allocated to plan participants. The plan trustee votes the shares allocated to participant accounts as directed by those participants. Shares held by the trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the trustee in the same proportion as the shares of Common Stock for which the trustee received timely directions, except in the case where to do so would be inconsistent with provisions of Title I of ERISA. Vanguard Fiduciary Trust Company disclaims beneficial ownership of all shares held in trust by the trustee that have been allocated to the individual accounts of participants in the plans for which directions have been received, pursuant to Rule 13d-4 under the Exchange Act.

(3)

The number of shares is derived from Amendment No. 11 to Schedule 13G filed on February 9, 2023 by The Vanguard Group. The filing states that The Vanguard Group has sole voting power with respect to zero shares of Common Stock, shared voting power with respect to 31,869 shares of Common Stock, sole dispositive power with respect to 12,443,595 shares of Common Stock, and shared dispositive power with respect to 110,216 shares of Common Stock.

(4)

The number of shares is derived from the Schedule 13G filed on January 24, 2023 by BlackRock, Inc. The filing states that BlackRock, Inc. has sole voting power with respect to 8,327,772 shares of Common Stock, shared voting power with respect to zero shares of Common Stock, sole dispositive power with respect to 8,540,231 shares of Common Stock, and shared dispositive power with respect to zero shares of Common Stock.

(5)

The number of shares is derived from the Amendment to Schedule 13G filed on February 10, 2023 by State Street Corporation. The filing states that State Street Corporation has sole voting power with respect to zero shares of Common Stock, shared voting power with respect to 6,656,890 shares of Common Stock, sole dispositive power with respect to zero shares of Common Stock, and shared dispositive power with respect to 6,741,917 shares of Common Stock.

National Fuel Gas Company | 2024 PROXY STATEMENT	39

Equity Compensation Plan Information

As of September 30, 2023

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity compensation plans approved by security holders	928,977	(1)	$0	1,644,418	(2)
Equity compensation plans not approved by security holders	0		$0	0
Total	928,977		$0	1,644,418

(1)

The securities listed in column (A) include 586,791 shares of Common Stock which would be issued under performance-based awards outstanding at September 30, 2023 if the target level of performance is achieved under those awards. If actual performance rises above the target level of performance for these awards, additional shares would generally be issued. For example, if maximum performance were achieved, 1,173,582 shares of Common Stock would be issued under performance-based awards outstanding at September 30, 2023. In that event, the number of shares to be issued noted in column (A) would be 1,515,768.

(2)

Of the securities listed in column (C), 133,518 were available at September 30, 2023 for future issuance pursuant to the Director Equity Compensation Plan and 1,510,900 were available for future issuance under the 2010 Equity Compensation Plan. All securities included in column (C) are available for issuance for awards other than options, warrants or rights.

40	National Fuel Gas Company | 2024 PROXY STATEMENT

Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

COMPENSATION COMMITTEE J. N. Jaggers, Chairman D. H. Anderson T. E. Skains

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the Company’s compensation of named executive officers, including the goals of the compensation program, the process for determining compensation levels, and analysis of the specific components of compensation, among other things. The Board of Directors believes that the Company’s compensation policies and practices, as developed following engagement with stockholders, including discussions with respect to ESG factors, encourage a culture of pay for performance and are strongly aligned with the long-term interests of the Company’s stockholders.

The Company’s named executive officers for fiscal 2023 are David P. Bauer, President and Chief Executive Officer; Karen M. Camiolo, former Treasurer and Principal Financial Officer, who retired May 1, 2023; Timothy J. Silverstein, Treasurer and Principal Financial Officer, effective May 1, 2023; Ronald C. Kraemer, Chief Operating Officer; Justin I. Loweth, President of the Company’s E&P and Midstream segments; and Donna L. DeCarolis, President of the Company’s Utility segment.

Stockholder Engagement and Alignment

2023 Say-on-Pay Vote and Stockholder Engagement

The 2023 say-on-pay advisory vote yielded a result of 97.9% of votes cast in support of the compensation of the Company’s named executive officers. The Board (including the Compensation Committee) generally considered this outcome an indicator of strong stockholder support for the overall philosophy and structure of the Company’s executive compensation policies and decisions. Given the high approval percentage of the vote, the Compensation Committee did not make any significant changes to the executive compensation program that were based specifically on the results of the 2023 say-on-pay advisory vote.

From time to time members of Company management have held meetings with some of the Company’s largest stockholders to obtain feedback on matters of interest to them. The Board has directed management to continue to engage as appropriate with interested stockholders, and to inform it of any requests for meetings with members of the Board. The Board and management believe that engagement with stockholders facilitates important dialogue from which we gather various viewpoints.

Executive Compensation Aligned with Stockholders’ Interests

The Compensation Committee has developed the Company’s compensation policies and procedures to align the interests of executives with those of the Company’s stockholders. The Company recognizes and rewards executives through compensation arrangements that directly link executive pay to the Company’s performance, and we seek to help ensure a strong alignment of interests with our stockholders by including a significant percentage of equity, which is at-risk compensation, in the overall mix of pay. As shown in the chart below, which includes the fiscal 2023 target compensation mix

National Fuel Gas Company | 2024 PROXY STATEMENT	41

Executive Compensation

for the CEO and an average for the other five named executive officers, 84% of the target compensation of David Bauer, the Company’s CEO, was at-risk compensation, with 63% tied to equity (in the form of performance shares and restricted stock units), and 21% tied to cash-based incentive awards subject to short-term performance goals.

Key features of the Company’s executive compensation program include the following:

➢

Annual performance incentives of the named executive officers are based on objective performance goals, except with respect to Mr. Silverstein’s fiscal 2023 annual incentive, as Mr. Silverstein was not a participant in the AARCIP for that year;

➢	Long-term performance incentives are composed entirely of equity;

➢

Long-term performance goals beginning with fiscal 2022 consist of three-year TSR and three-year total ROC, each relative to a peer group, and three-year reductions in GHG emissions and methane intensity levels;

➢

Named executive officers and other officers are required to meet stock ownership guidelines that range from one to six times base salary (six times for the CEO and three times for other named executive officers);

➢	Executive officers may not hedge or pledge Company stock;

➢	Equity incentive plans prohibit the repricing of equity awards;

➢	The Compensation Committee engages two independent compensation consultants to assist in setting compensation;

➢	All change-in-control agreements are double triggered;

➢	The Company does not provide tax “gross-ups” on any compensation or with respect to any change-in-control payments; and

➢	The Board has adopted a clawback policy in compliance with NYSE requirements (included as Appendix C to this proxy statement).

42	National Fuel Gas Company | 2024 PROXY STATEMENT

Executive Compensation

CEO Pay Relative to Peers

Reflected in the table below is a comparison of fiscal 2022 total direct compensation for Mr. Bauer against that of CEOs in the Corporate Peer Group (as defined below) selected by our Compensation Committee in September 2022. Fiscal 2022 is the most recent fiscal year for which proxy statement data is available for our peers. Mr. Bauer’s target total direct compensation, as shown in the table, was approximately at the average of our peers.

CEO & President

Compared to CEO Proxy Data for FY 2022

COMPANY(N=17)	TITLE	TOTAL REVENUES ($MM)	MARKET CAP AS OF 09/30/2022 ($MM)	FYE # OF EMPLOYEES	TOTAL DIRECT COMPENSATION
					ACTUAL	TARGET

ANTERO MIDSTREAM CORPORATION	Chairman, CEO and President	$920	$4,392	586	$10,531,367	$10,322,229

ATMOS ENERGY CORPORATION	President and CEO	$4,202	$14,248	4,791	$4,849,218	$4,523,436

CNX RESOURCES CORPORATION	President and CEO	$1,260	$2,942	441	$6,508,026	$5,260,026

COTERRA ENERGY INC.	CEO and President	$9,051	$20,781	981	$15,142,161	$15,142,161

DT MIDSTREAM INC.	President and CEO	$920	$5,020	362	$7,498,781	$6,794,931

EQT CORPORATION	President and CEO	$7,498	$15,055	744	$11,600,733	$11,820,733

EQUITRANS MIDSTREAM CORPORATION	Chairman and CEO	$1,358	$3,237	766	$8,248,842	$7,670,562

GULFPORT ENERGY CORPORATION	CEO and Chairman	$1,331	$1,739	223	$6,452,208	$6,116,228

MDU RESOURCES GROUP, INC.	President and CEO	$6,974	$5,562	16,000	$5,031,706	$5,596,771

NEW JERSEY RESOURCES CORPORATION	President, CEO and Director	$2,906	$3,724	1,288	$4,564,581	$4,144,623

ONE GAS, INC.	President, Director and CEO	$2,578	$3,811	3,800	$3,359,703	$3,435,033

RANGE RESOURCES CORPORATION	President and CEO	$4,147	$6,056	544	$7,775,968	$7,889,968

SM ENERGY COMPANY	President, CEO and Director	$3,359	$4,611	539	$6,383,975	$6,216,021

SOUTHWEST GAS HOLDINGS, INC.	President, Director and CEO	$4,960	$4,674	13,359	$2,894,179	$3,464,679

SOUTHWESTERN ENERGY COMPANY	President and CEO	$15,002	$6,818	1,118	$8,877,162	$8,501,662

SPIRE INC.	President, CEO and Director	$2,199	$3,272	3,584	$4,272,915	$4,510,578

UGI CORPORATION	President, CEO and Director	$10,106	$6,769	10,000	$5,849,747	$6,183,984

Summary Statistics

75th Percentile		$6,974	$6,769	3,800	$8,248,842	$7,889,968

Average		$4,633	$6,630	3,478	$6,452,208	$6,183,984

Median		$3,359	$4,674	981	$4,849,218	$4,523,436

25th Percentile		$1,358	$3,724	544	$7,049,487	$6,917,272

NATIONAL FUEL GAS COMPANY	CEO & President	$2,141	$5,630	2,132	$6,650,248	$6,320,795

Percentile Rank		30%	52%	64%	57%	57%

NOTES:	©2023 Korn Ferry
- Total Direct Compensation = base salary + bonus + long-term incentives

Objectives of the Named Executive Officer Compensation Program

The Company’s named executive officer compensation program is designed to attract, motivate, reward and help retain executive talent in order to achieve the objectives that contribute to the overall success of the Company. When setting compensation for the Company’s named executive officers, the Compensation Committee’s primary goal is to provide

National Fuel Gas Company | 2024 PROXY STATEMENT	43

Executive Compensation

balanced incentives for creating stockholder value in both the near-term and long-term. The Compensation Committee awards a combination of cash and equity components that are designed to focus management efforts on drivers of stockholder value, including financial, safety, environmental, diversity, and customer service metrics. The Compensation Committee establishes the compensation program based on its business judgment after consultation with its compensation consultants.

Total compensation for named executive officers includes the following key components, each of which is addressed in greater detail below:

COMPENSATION COMPONENT	OBJECTIVES	KEY FEATURES IN 2022
Base Salary

• Provide a fixed level of pay in recognition of day-to-day job performance.

• Attract, retain and motivate leadership with compensation reflecting specific responsibilities, experience and effectiveness.

• Generally references the 50th percentile of energy industry median provided by independent compensation consultants; may pay greater base salary to attract, retain and motivate executives.

• Adjustments are made based on Compensation Committee members’ business judgment.

• Overall corporate performance and individual performance are factors for subjective consideration.

Annual Cash Incentive Compensation	• Motivate performance toward, and reward achievement of, near-term financial, operating, and ESG goals.	• Target awards are set as a percentage of base salary.

Long-Term Equity Incentive Compensation

• Focus attention on managing the Company from a long-term investor’s perspective to create long-term stockholder value.

• Encourage executives and other managers to have a significant, personal investment in the Company through stock ownership.

• Reward executives for longer-term financial performance of the Company relative to an industry peer group and achievement of emissions goals.

• Long-term incentive compensation denominated in equity.

• Long-term incentive compensation allocated two-thirds to performance shares and one-third to time-based RSUs as an additional retention tool, or, for long-tenured named executive officers (Ms. Camiolo, Mr. Kraemer and Ms. DeCarolis), entirely to performance shares, to enhance emphasis on achievement of performance targets.

• Beginning in fiscal 2022, performance shares allocated among three distinct performance conditions — three-year reductions in GHG emissions and methane intensity levels; three-year TSR; and three-year ROC.

• Performance conditions are objective and, with respect to TSR and ROC goals, measured relative to a recognized peer group.

44	National Fuel Gas Company | 2024 PROXY STATEMENT

Executive Compensation

COMPENSATION COMPONENT	OBJECTIVES	KEY FEATURES IN 2022

Executive Health, Welfare, and Retirement Benefits

• Provide executives with reasonable and competitive benefits commensurate with those in the regulated and unregulated energy industry.

• Help the Company attract and retain high-caliber employees in high-level management positions.

• Retirement benefits consisting of:

• qualified defined contribution plan (401(k));

• qualified non-contributory defined contribution plan (retirement savings account or “RSA”) or qualified defined benefit plan (depending on year of hire); and

• non-qualified executive retirement plan and/or non-qualified tophat plan, depending on year of hire.

Change in Control Agreements

• Help assure that executives direct their attention to their duties, acting in the best interests of stockholders, notwithstanding potential for loss of employment in connection with a change in control.

• Double-trigger provision to avoid providing benefits to officers who continue to enjoy employment with the Company after a change in control event.

• No tax gross-up on payment.

• Lump sum severance payment is reduced on a pro-rata basis if termination occurs between age 62 and 65.

Process for Determining Compensation

Risk Assessment

The Board conducted a risk assessment of the Company’s compensation programs during fiscal 2023. Based on the assessment, the Board concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Role of the Compensation Committee

The Compensation Committee comprises three directors, all of whom have been determined by the Board to be independent. The Compensation Committee administers the Company’s compensation program for named executive officers, setting base salaries and available incentive compensation ranges. The Compensation Committee exercises the authority delegated to it by the stockholders or the Board under the Company’s cash and equity incentive compensation plans, which include:

Cash Compensation Plans/Short-Term Incentive

•	AARCIP, generally for named executive officers;

•	EACIP, generally for other executive officers; and

Equity Compensation Plan/Long-Term Incentive

•	2010 Equity Compensation Plan.

In addition, the Compensation Committee makes recommendations to the Board with respect to the development of incentive compensation plans and equity-based plans and changes in compensation for non-employee directors.

As described below, the Compensation Committee retained the services of independent compensation consultants to assist it in administering the Company’s compensation program. Further, as described earlier in this proxy statement, the members of the Compensation Committee have significant experience in the energy industry and as leaders of major corporations. In these roles, as well as through their experiences with the Company, the Compensation Committee has garnered extensive knowledge regarding the establishment of a competitive and properly focused compensation program for the Company’s

National Fuel Gas Company | 2024 PROXY STATEMENT	45

Executive Compensation

named executive officers. In making the decisions discussed below, the Compensation Committee uses its subjective business judgment developed through its years of experience.

Role of the Chief Executive Officer

In making its subjective determinations with respect to named executive officers other than the Chief Executive Officer, the Compensation Committee discusses the information it receives from its independent compensation consultants with the CEO and seeks his recommendation as to the appropriate base salaries and target short-term and long-term incentive awards for each of these officers, based on his assessment of the officers’ performance, contributions and abilities, and taking into account the compensation consultants’ recommendations. The CEO also provides input to the Compensation Committee’s compensation consultants with regard to the responsibilities of the Company’s named executive officers, to facilitate the consultants’ recommendations and comparisons of such officers and their positions to other positions in the marketplace. The CEO made no recommendations with regard to his own compensation. In addition, regarding fiscal 2023, Mr. Silverstein was not a participant in the AARCIP or EACIP. Instead, as further discussed below, the CEO determined Mr. Silverstein’s annual cash incentive opportunity and final payment based on his subjective determination.

Independent Compensation Consultants

The Compensation Committee retains independent compensation consultants to inform its business judgment as to compensation matters, including the selection of peer companies for compensation comparison purposes. The Compensation Committee retained the services of Korn Ferry (a unit of Korn/Ferry International) (“Korn Ferry”) to provide a competitive assessment of compensation at the Company’s businesses other than its exploration and production business, and Meridian Compensation Partners, LLC (“Meridian”) to assess compensation at its exploration and production business.

Determining Our Peers

The Compensation Committee understands the importance of using comparative data that reflects information from companies with business segments comparable to those of the Company. Because of the Company’s diverse asset mix, selecting an appropriate peer group of companies requires a customized approach that calls for more critical thought than simple selection of a standard industry group, which may include utility companies without a presence in the broader natural gas industry. The Company’s assets span the entire natural gas value chain and include exploration and production (“E&P”), interstate natural gas transmission and storage, natural gas gathering, and natural gas utility operations. For compensation and performance comparisons, the Compensation Committee utilizes two separate peer groups. The Korn Ferry corporate peer group (the “Corporate Peer Group”) is the primary peer group against which the Compensation Committee generally compares named executive officer compensation and is intended to include a group of companies that, as a whole, represents our asset mix. Meridian assists in the formulation of a peer group that is targeted to evaluate our E&P business and the compensation of executives who oversee it (the “E&P Peer Group”). Both peer groups may change over time due to corporate transactions or as the Compensation Committee believes is warranted based on its business judgment. The Compensation Committee believes that the peer groups include an appropriate mix of companies that reflect businesses in which the Company participates, or with which it competes, as reflected in the tables below.

For the purpose of establishing 2023 compensation, the Compensation Committee selected the peer groups listed below. In addition, the Compensation Committee utilized the Corporate Peer Group for purposes of setting relative performance conditions on long-term incentive awards of performance shares.

Corporate Peer Group

Korn Ferry provides information to the Compensation Committee to consider in evaluating and setting compensation for Company officers and officers of affiliate companies other than Seneca, the Company’s E&P business. For those officers, the Compensation Committee reviewed an analysis of the following forms of compensation for comparable positions in general industry and the energy industry:

1)	base salary;

2)	total cash compensation (base salary plus short-term cash incentive); and

3)	total direct compensation (base salary plus short-term cash incentive plus long-term equity incentive).

The Compensation Committee also reviewed recommendations on incentive compensation target amounts with respect to:

1)	short-term cash incentive; and

2)	long-term equity incentive.

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Executive Compensation

Additionally, the Compensation Committee reviewed a proxy analysis of base salary, incentive targets, total cash compensation, long-term incentive and total direct compensation for the offices of President and CEO of the Company, Chief Operating Officer of the Company, Treasurer and Principal Financial Officer of the Company, and President of National Fuel Gas Distribution Corporation, based on proxy data for the Company and the 17 energy companies in the Corporate Peer Group listed below. The Compensation Committee selected these 17 companies for purposes of establishing compensation for 2023 because each participated in one or more businesses that are similar to those of the Company:

	CORPORATE PEER COMPANIES FOR FISCAL 2023	EXPLORATION & PRODUCTION	PIPELINE & STORAGE AND/OR GATHERING	NATURAL GAS UTILITY
1	Antero Midstream Corporation		X
2	Atmos Energy Corporation		X	X
3	CNX Resources Corporation	X	X
4	Coterra Energy Inc.	X
5	DT Midstream Inc.		X
6	EQT Corporation	X	X
7	Equitrans Midstream Corporation		X
8	Gulfport Energy Corporation	X
9	MDU Resources Group, Inc.		X	X
10	New Jersey Resources Corporation		X	X
11	ONE Gas, Inc.			X
12	Range Resources Corporation	X
13	SM Energy Company	X
14	Southwest Gas Holdings, Inc.		X	X
15	Southwestern Energy Company	X
16	Spire Inc.		X	X
17	UGI Corporation		X	X
	TOTAL	7	11	7

The Compensation Committee reviews the members of the Corporate Peer Group each year and makes such adjustments as it believes are warranted. The Compensation Committee revised the Corporate Peer Group used for purposes of establishing compensation for 2023. In particular, the Compensation Committee wished to add a midstream-focused company to the group, and selected DT Midstream, Inc., which operates an integrated portfolio of midstream pipeline, storage and gathering assets.

E&P Peer Group

Meridian provides information to the Compensation Committee to consider in evaluating and setting compensation for employees at Seneca. Meridian also assessed the compensation of Mr. Bauer, Mr. Kraemer and Ms. Camiolo against the E&P Peer Group. The Compensation Committee requested these additional analyses due to the importance of the Company’s E&P segment and the contributions of Mr. Bauer, Mr. Kraemer and Ms. Camiolo in the management of that segment. The Compensation Committee selected Meridian due to its expertise in E&P industry compensation matters.

The Compensation Committee reviewed an analysis for officers of Seneca and select officers of the Company of compensation practices with respect to the following forms of compensation for comparable positions in the E&P industry:

1.	base salary;

2.	target short-term incentive;

3.	target cash compensation (base salary plus short-term incentive);

4.	long-term incentive; and

5.	total target compensation (base salary plus short-term and long-term incentive).

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Executive Compensation

The Compensation Committee reviewed an analysis based on data from Meridian’s proprietary North America Oil & Gas Exploration & Production compensation database, supplemented by publicly available sources. The Compensation Committee selected 15 E&P peer companies based on criteria such as revenues, assets, and nature of operations that made them relatively comparable to Seneca, in terms of operations, and similar in size to Seneca or the Company. The companies in the 15-member E&P Peer Group ranged in size from approximately $2.4 billion to $14.2 billion in assets (with a median of $5.3 billion). By comparison, at the time the E&P Peer Group was selected, Seneca’s assets and the Company’s consolidated assets totaled approximately $2.5 and $7.9 billion, respectively. The E&P Peer Group is:

	E&P PEER COMPANIES FOR FISCAL 2023
1	Antero Resources Corporation	9	Matador Resources Company
2	Callon Petroleum Company	10	PDC Energy, Inc.
3	Chesapeake Energy Corporation	11	Permian Resources Corporation
4	CNX Resources Corporation	12	Range Resources Corporation
5	Comstock Resources Inc.	13	SM Energy Company
6	Earthstone Energy, Inc.	14	Southwestern Energy Company
7	Gulfport Energy Corporation	15	Talos Energy Inc.
8	Laredo Petroleum, Inc.

The Compensation Committee reviews the companies in the E&P Peer Group from time to time and makes adjustments as it believes are warranted. For purposes of establishing compensation for 2023, the Compensation Committee removed Bonanza Creek Energy, Inc., Cimarex Energy Co., and Whiting Petroleum Corporation, which were involved in mergers. The Compensation Committee added Chesapeake Energy Corporation, CNX Resources Corporation, and Earthstone Energy, Inc., based on the criteria noted above.

Fiscal 2023 Total Compensation

Base Salary

Base salaries provide a predictable base compensation for day-to-day job performance. The Compensation Committee reviews named executive officer base salaries at calendar year-end and adjusts them, if it deems appropriate in its subjective business judgment, following review of its compensation consultants’ competitive analyses and, with respect to named executive officers other than the CEO, upon consideration of the recommendations of the CEO. In addition, base salary may be adjusted during the calendar year when changes in responsibility occur or when circumstances otherwise warrant. Base salary is not adjusted based on specific objective financial results, although overall corporate performance is reviewed by the Compensation Committee in its decision-making process. The Compensation Committee does not use formulas; rather, it exercises its business judgment.

In establishing base salaries for named executive officers other than those employed by Seneca, the Compensation Committee generally references the 50th percentile of the Korn Ferry Energy Industry survey data. For the President of Seneca, the Compensation Committee generally references Meridian survey data for the chief operating officer at independent exploration and production company peers. Because that position is not a direct match, however, the Compensation Committee also references, as a supplement, the position of chief executive officer at those peers. In its subjective business judgment, the Compensation Committee may pay a greater salary if it is necessary to attract, retain and motivate the individuals responsible for the success of the business enterprise. The Compensation Committee considers overall corporate performance and an individual’s specific responsibilities, experience (including time in position) and effectiveness and makes adjustments based on business judgment and, for named executive officers other than the CEO, the CEO’s recommendations.

In setting Mr. Bauer’s base salary for calendar year 2023, the Compensation Committee referenced the independent compensation consultant’s report indicating Mr. Bauer’s then-current base salary was below the 50th percentile of the consultant’s Energy Industry market data. The Compensation Committee increased Mr. Bauer’s salary from $980,000 to $1,040,000, a level still below the 50th percentile level.

In determining Ms. Camiolo’s base salary for calendar year 2023, the Compensation Committee referenced the independent compensation consultants’ reports and increased Ms. Camiolo’s salary from $446,000 to $455,000, the Energy Industry 50th percentile for principal financial officers. The increase followed discussion with Mr. Bauer regarding Ms. Camiolo’s responsibilities, effectiveness and experience.

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Executive Compensation

The Board of Directors designated Mr. Silverstein an executive officer effective May 1, 2023, upon his promotion to the office of Treasurer and Principal Financial Officer. The Compensation Committee set Mr. Silverstein’s base salary at $370,000, a level below the 50th percentile of the Energy Industry market data for principal financial officers. The Compensation Committee did not make any change, at the time of Mr. Silverstein’s promotion, to his fiscal 2023 short-term or long-term incentive compensation.

For calendar year 2023, upon review of the independent compensation consultants’ reports and consultation with Mr. Bauer, the Compensation Committee increased Mr. Kraemer’s base salary from $780,000 to $805,000, a level below the Energy Industry 50th percentile for positions comparable to his position as Chief Operating Officer.

For calendar year 2023, the Compensation Committee increased Mr. Loweth’s base salary as President of Seneca and President of National Fuel Gas Midstream Company, LLC (“Midstream”) from $645,000 to $675,000, a level above the 75th percentile of the independent compensation consultant’s survey data for chief operating officers of independent exploration and production company peers, but below the 25th percentile of the consultant’s survey data for chief executive officers of such peers. The Compensation Committee’s action on Mr. Loweth’s salary followed discussion with Mr. Bauer of Mr. Loweth’s responsibilities, experience and effectiveness.

For calendar year 2023, following discussion with Mr. Bauer regarding Ms. DeCarolis’ responsibilities, experience and effectiveness, the Compensation Committee increased her base salary from $650,000 to $670,000, an amount in line with the Energy Industry 50th percentile for positions comparable to her position as President of the Company’s Utility segment.

The fiscal 2023 base salaries paid to the named executive officers are shown in the Fiscal 2023 Summary Compensation Table under the “Salary” column within this proxy statement.

Annual Cash Incentive

The Company provides an annual cash incentive to its executives to motivate their performance over a short term (which is generally considered to be no longer than two years). Early in the fiscal year, the Compensation Committee establishes for each participant in the AARCIP a target amount for the annual cash incentive, stated as a percentage of base salary. Subject to the limitations described in this paragraph, executives generally can earn up to two times the target percentage, based on performance on written goals. The maximum payment may not exceed the lesser of (i) two times the executive’s base salary, or (ii) two million dollars. In addition, because earnings-related goals take into account performance over two fiscal years, as described below, performance below the maximum level on an earnings-related goal in the first year will negate the possibility of achieving maximum performance on the averaged two-year goal. For participants in the EACIP, the process is similar, except the CEO has broad discretion to reduce the amount otherwise payable as annual cash incentive based on such factors as the CEO may determine.

Target Award Levels

In considering target award levels for the annual cash incentive for fiscal 2023, the Compensation Committee took into account the recommendations of the independent compensation consultants based on reviews of competitive market practices, and the recommendations of Mr. Bauer with respect to participants in the AARCIP, other than himself. The Compensation Committee exercised its business judgment and maintained target awards for fiscal 2023 at the same levels it had set in 2022:

AARCIP PARTICIPANT	TARGET (AS A PERCENTAGE OF BASE SALARY)
Mr. Bauer	125%
Ms. Camiolo	50%
Mr. Kraemer	100%
Mr. Loweth	95%
Ms. DeCarolis	80%

Mr. Silverstein was not a participant in the AARCIP or EACIP for fiscal 2023. Generally, for officers who are not participants in those plans, the CEO determines the officer’s annual cash incentive payment based on his subjective determination of the officer’s performance, with the advice and counsel of the COO and subsidiary presidents, and taking into consideration overall corporate performance. As a general guide, and without limiting the discretion of the CEO to determine payment amounts, the CEO sets target opportunities for these officers. For fiscal 2023, the CEO set Mr. Silverstein’s target opportunity at 45% of his base salary, in line with the compensation consultant’s recommendation for Mr. Silverstein’s position as Treasurer of the utility, pipeline and storage, and gathering subsidiaries as of the beginning of the fiscal year.

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Executive Compensation

Fiscal Year 2023 Performance Goals

Based upon discussions with Mr. Bauer and upon review of forecasted financial and operational data, the Compensation Committee approved for each participant in the AARCIP a set of particular performance goals for the 2023 fiscal year. The Compensation Committee aligned these goals with the Company’s strategic business plans, as well as its ongoing corporate responsibility efforts, including ESG matters. Certain goals overlapped among participants; for example, each had goals tied to safety, diversity and consolidated EBITDA. Incentive payments are based upon performance against the objective performance criteria. All performance criteria applicable to a particular executive are communicated to that executive in writing at the time the criteria are established.

Two-Year Averaging of Earnings-Related Goals

The earnings-related goals established by the Compensation Committee are structured so as to average current-year and prior-year performance. As a result, earnings performance in any given year will impact compensation over two years, mitigating against a potential incentive to pursue short-term results at the expense of longer-term value. In the Company’s E&P segment, for example, a low commodity price environment can militate in favor of scaling back drilling plans, a change that can negatively affect near-term earnings but enhance longer-term value. The Compensation Committee endeavors to incentivize strong short-term results without encouraging activity that is not economic under prevailing market conditions. Averaging earnings-related goals over two years helps to balance those two objectives. The Compensation Committee also sets targets based on the current fiscal year’s financial forecast. Thus, the current year’s targets may be lower (or higher) than the prior year’s targets or actual results (to which the averaging applies). In this way, the impact of lower (or higher) natural gas commodity prices on the Company’s earnings affects the target levels from one year to the next. The use of a two-year averaging technique for earnings-related goals will impact the performance percentage points earned on those goals in a given year, but over time and all other things being equal, it will not change the cumulative performance percentage points earned for actual performance.

The types of objective goals approved for fiscal 2023 and the purpose of the goals are set forth in the following table:

GOALS	PURPOSE
Financial performance goals related to earnings (EBITDA*)	To focus executives’ attention on the Company’s overall profitability, as well as the profitability of certain segments, as appropriate. Performance is averaged with the prior year’s performance to mitigate against short-term action to impact one year’s earnings.
Operations performance goals related to expenses in the exploration and production business, compression reliability in the pipeline and storage and gathering businesses, and customer service in the utility business	To focus executives’ attention on controlling expense, ensuring operational reliability, and continued excellence in customer service.
ESG performance goals related to emissions reductions, safety, and diversity, equity and inclusion	To focus executives’ attention on environmental stewardship, employee, customer and public safety, workplace inclusiveness, and diversity among the workforce

*

For purposes of the goals, EBITDA is calculated as operating income plus depreciation, depletion and amortization, plus any period-end impairment charges, excluding the effect of tax code amendments and regulatory responses thereto that impact EBITDA, any reversal of reserves for preliminary survey and investigation charges recorded in a prior fiscal year, and the impact any joint development agreement, restructuring, reorganization, acquisition, disposition, or winding down of any business unit.

To determine the annual cash incentive award payout based on stated performance objectives, the weight assigned to each goal is multiplied by the percentage of the goal achieved to calculate a weighted percentage for each goal. Once the weighted percentage for each goal is determined, the percentages are totaled. That total weighted percentage is multiplied by the target award to arrive at the total incentive payment amount.

The fiscal 2023 annual cash incentives earned by the named executive officers, other than Mr. Silverstein, are shown in the Fiscal 2023 Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. Mr. Silverstein’s annual cash incentive is shown in the “Bonus” column. For each named executive officer, other than Mr. Silverstein, the amount earned was based on performance against objective goals established by the Compensation Committee. As described above, each of the EBITDA goals averaged fiscal 2023 performance with the prior year’s performance. For Mr. Silverstein, the CEO determined a payout level of $240,000, considering Mr. Silverstein’s increased responsibilities as Treasurer and Principal Financial Officer (effective May 1, 2023), his performance regarding financing strategy and execution, and his contributions to corporate performance with respect to earnings, safety, and diversity and inclusion. The Compensation Committee approved the incentive payments made to each of the named executive officers.

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Executive Compensation

The following chart identifies the goals assigned to each AARCIP participant for the 2023 fiscal year, the percentage of each goal achieved, the weight assigned to each goal, and the weighted percentage achieved for each goal. Also noted is each participant’s target percentage of base salary, total weighted percentage achieved, target amount, and actual incentive payout. Following the chart, numbered sequentially to match the appearance of the performance objective in the chart, is a summary of what the objective was at the threshold level, target level and maximum level of performance, and a summary of actual performance. Where a target level of performance is stated as a range, achievement at any point within the range will result in the same contribution to the total payout. With regard to EBITDA goals, performance is averaged with the prior year’s performance as a mechanism to mitigate against short-term action to impact one year’s earnings. As noted above, Mr. Silverstein was not a participant in the AARCIP for fiscal 2023.

			ANNUAL CASH INCENTIVE

EXECUTIVE			BAUER		CAMIOLO		KRAEMER		LOWETH		DECAROLIS
Target Percentage of Base Salary			125%		50%		100%		95%		80%
FISCAL 2023 PERFORMANCE GOALS		PERFORMANCE (%)	WGHTD	WGHTD % ACHVD	WGHTD	WGHTD % ACHVD	WGHTD	WGHTD% ACHVD	WGHTD	WGHTD % ACHVD	WGHTD	WGHTD % ACHVD
Financial Goals
1.	Consolidated EBITDA*	110	0.25	27.50	0.25	27.50	0.25	27.50	0.25	27.50	0.30	33.00
2. 2.	Regulated EBITDA* Seneca EBITDA*	113 116	0.20 0.10	22.60 11.60	0.20 0.10	22.60 11.60	0.25 0.10	28.25 11.60	0.20	23.20	0.35	39.55
3.	Midstream EBITDA*	93	0.10	9.30	0.10	9.30	0.05	4.65	0.10	9.30
Operations Goals
1.	Seneca Lease Operating Expense	100							0.10	10.00
2.	Seneca Finding and Development Cost	100	0.10	10.00	0.10	10.00			0.10	10.00
3.	Seneca General and Administrative Expense	143							0.05	7.15
4.	Compression Reliability	200					0.05	10.00
5.	Customer Service	136					0.05	6.80			0.10	13.60
Environmental, Social and Governance Goals
1.	Seneca Emission Reduction	100							0.05	5.00
2.	Pipeline Emission Reduction	100					0.05	5.00
3.	Operational Safety and Emissions Reduction	50	0.05	2.50	0.05	2.50					0.05	2.50
4.	Safety	100	0.15	15.00	0.15	15.00	0.15	15.00	0.10	10.00	0.15	15.00
5.	Diversity, Equity and Inclusion	100	0.05	5.00	0.05	5.00	0.05	5.00	0.05	5.00	0.05	5.00
Total Weighted Percentage Achieved			103.50%		103.50%		113.80%		107.15%		108.65%
Target			$1,281,250		$226,375		$798,750		$634,125		$532,000
Annual Cash Incentive			$1,326,094		$136,674**		$908,978		$679,465		$578,018

*

Reflects an average of 2023 performance and 2022 performance. Regulated EBITDA refers to the Company’s regulated Utility and Pipeline and Storage segments; Seneca EBITDA refers to the Company’s Exploration and Production segment; and Midstream EBITDA refers to the Company’s Gathering segment.

**

Pursuant to the terms of the At Risk Plan, Ms. Camiolo received a pro-rated portion of the annual cash incentive she otherwise would have received had she remained employed through the end of the fiscal year.

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Executive Compensation

PERFORMANCE GOAL		THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
Financial Goals
1.	Consolidated EBITDA – In determining final performance level, the results of this goal are averaged with the prior year results on the consolidated EBITDA goal.	$1,091 Million	$1,267-1,442 Million	$1,630 Million	2023 Consolidated EBITDA = $1,163 Million; performance level of 70%; 2-year average of performance levels = (70%+150%)/2 = 110%
2.	Regulated EBITDA – In determining final performance level, the results of this goal are averaged with the prior year results on the regulated companies EBITDA goal.	$355 Million	$370-375 Million	$396 Million	2023 Regulated EBITDA = $382 Million; performance level of 133%; 2-year average of performance levels = (133%+93%)/2 = 113%
3.	Seneca EBITDA – In determining final performance level, the results of this goal are averaged with the prior year results on the Seneca portion of the Seneca/Midstream EBITDA goal.	$568 Million	$719-886 Million	$1,043 Million	2023 Seneca EBITDA = $610 Million; performance level of 64%; 2-year average of performance levels = (64%+167%)/2 = 116%
4.	Midstream EBITDA – In determining final performance level, the results of this goal are averaged with the prior year results on the Midstream portion of the Seneca/Midstream EBITDA goal.	$179 Million	$189-192 Million	$202 Million	2023 Midstream EBITDA = $186 Million; performance level of 85%; 2-year average of performance levels = (85%+100%)/2 = 93%
Operations Goals
1.	Seneca Lease Operating Expense (per thousand cubic feet equivalent (Mcfe))	$0.70/Mcfe	$0.68/Mcfe	$0.66/Mcfe	$0.68/Mcfe
2.	Seneca Finding and Development Cost (per Mcfe)	$0.97/Mcfe	$0.74-0.81/Mcfe	$0.63/Mcfe	$0.80/Mcfe
3.	Seneca General and Administrative Expense	$72.2 Million	$67.2-69.2 Million	$64.2 Million	$65.9 Million
4.	Compression Reliability – Measured by compressor fleet availability average.	Greater than 95%	96.3%	96.9%	98.1%
5.	Customer Service – Measured by average of performance levels on residential satisfaction rates and non-emergency appointments kept.	Residential Satisfaction Rates are at least 85%in NY and PA, or Non-Emergency Appointments Kept are at least 98% in NY and PA	Residential Satisfaction Rates are at least 94.2% in NY and 93.6% in PA, and Non-Emergency Appointments Kept are at least 98% in NY and PA	Residential Satisfaction Rates are at least 97.3% in NY and 97.8% in PA, and Non-Emergency Appointments Kept are at least 99.9% in NY and PA	Residential Satisfaction Rates of 90.8% in NY and 87.7% in PA, constituting performance at 74% level; Non-Emergency Appointments Kept = 99.8% in NY and 99.9% in PA, constituting performance at 198% level; average of performance levels = 136%
Environmental, Social and Governance Goals
1.	Seneca Emission Reduction – Measured by Seneca’s performance on maintenance and construction projects designed to reduce emissions.	Complete 1 of 2 emission reduction projects	Complete 2 emission reduction projects	Capped at Target	Completed 2 emission reduction projects
2.	Pipeline Emission Reduction – Measured by the Pipeline & Storage and Gathering segments’ performance on maintenance and construction projects designed to reduce emissions.	Complete 2 of 3 emission reduction projects	Complete 3 emission reduction projects	Capped at Target	Completed all 3 emission reduction projects
3.	Operational Safety and Emissions Reduction – Measured by the Utility segment’s operational safety performance in New York and outstanding leaks reduction.	Complete all 3 safety performance standards OR any 2 safety performance standards and meet outstanding leaks reduction targets	Complete all 3 safety performance standards and meet outstanding leaks reduction targets	Capped at Target	Completed 2 safety performance standards and met outstanding leaks reduction targets
4.	Safety – To promote continued importance of safety; measured by OSHA “Days Away, Restricted or Transferred” rate.	Safety performance at or better than goal in any two divisions	Safety performance at or better than goal in any three divisions	Safety performance at combined level of 1.28 or less	Safety performance at or better than goal in three divisions
5.	Diversity, Equity and Inclusion – Measured by outreach programs and percentage of exempt employee job applicants in protected classes.	Engage in at least 10 outreach programs	Engage in at least 10 outreach programs, and percentage of protected-class applicants is more than the three-year average	Engage in at least 10 outreach programs, and percentage of protected-class applicants is no less than 50%	Engaged in at least 10 outreach programs, and percentage of protected-class applicants was 40%

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Executive Compensation

Long-Term Incentive Compensation

The Compensation Committee uses its business judgment to establish target long-term incentive awards, taking into account the recommendations of its compensation consultants based on reviews of competitive market practices, and the recommendations of the CEO with respect to named executive officers other than himself. Such awards are intended to focus attention on managing the Company from a long-term investor’s perspective. In addition, the Compensation Committee wishes to encourage officers and other managers to have a significant, personal investment in the Company through stock ownership. The Compensation Committee typically makes equity awards on an annual basis in December but has not established a policy to make grants at a specific meeting, to allow flexibility to review and evaluate appropriate equity grant practices.

Fiscal Year 2023 Awards

For the named executive officers, other than Mr. Silverstein, the Compensation Committee established fiscal 2023 target long-term incentive awards at levels ranging from 93% to 118% of the 50th percentile mark for comparable positions. Including base salary and target annual incentive, the target long-term incentive awards brought target total direct compensation to approximately the 50th percentile mark for Mr. Bauer, Ms. Camiolo, Mr. Kraemer and Ms. DeCarolis. For Mr. Loweth, the target long-term incentive award brought target total direct compensation to a level 14% above the 50th percentile mark for chief operating officers of independent exploration and production company peers, but well below the 25th percentile mark for chief executive officers of such peers.

The Compensation Committee approved Mr. Silverstein’s target long-term incentive award in December 2022, before he was designated an executive officer. The Compensation Committee set his target at a level slightly below the 50th percentile mark for positions comparable to his position at that time. The Compensation Committee made no change to Mr. Silverstein’s target upon his designation as an executive officer effective May 1, 2023.

For Messrs. Bauer, Silverstein and Loweth, the Compensation Committee granted two-thirds of the fiscal 2023 long-term incentive award in the form of performance shares, and one-third in the form of time-vested RSUs, which serve as an additional retention tool. For Ms. Camiolo, Mr. Kraemer and Ms. DeCarolis, the Compensation Committee granted a long-term incentive award entirely in the form of performance shares. The Compensation Committee made that determination to focus greater attention on the achievement of performance targets, and in recognition of the fact that retention incentives such as time-vested RSUs can have a lesser impact with respect to long-tenured executives.

Beginning with fiscal year 2022, the long-term incentive awards included a new set of performance shares with a performance goal focused on emissions reductions. The emissions goal sets methane intensity reduction metrics for each of the Company’s operating segments, and an overall greenhouse gas emissions metric for the consolidated Company. The performance period for the fiscal 2023 award runs from calendar year 2023 through calendar year 2025, consistent with the Company’s calendar-year reporting of GHG emissions. The goal is designed to incentivize and reward performance to the extent management achieves methane intensity and GHG reduction targets making progress towards the Company’s 2030 goals. The emissions goal accounts for 4% of the total long-term incentive award.

The number of performance shares that will vest and be paid will depend on the number of methane intensity segment targets achieved, and whether the Company meets the overall greenhouse gas emissions target, as reflected in the following table:

EMISSIONS REDUCTION PERFORMANCE LEVEL	PERCENTAGE OF TARGET OPPORTUNITY PAID
2 of 4 segment targets achieved	50%
3 of 4 segment targets achieved	100%
4 of 4 segment targets achieved	150%
4 of 4 segment targets achieved and overall greenhouse gas emissions goal achieved	200%

The performance shares awarded in fiscal 2023 and not allocated to the emissions goal are split evenly between relative TSR and relative ROC performance conditions, as described below. The performance conditions are to be achieved over a three-year performance cycle that started October 1, 2022 and concludes September 30, 2025.

National Fuel Gas Company | 2024 PROXY STATEMENT	53

Executive Compensation

The Compensation Committee established the performance condition for the second set of performance shares awarded in fiscal 2023 as the Company’s three-year TSR over the performance cycle as compared to the same metric for companies in the Corporate Peer Group selected by the Compensation Committee, as calculated based on the data reported for each company in the Bloomberg online database. Subject to appropriate adjustments to reflect unusual corporate events, such as a spin-off or other restructuring, affecting the capital structure of a member of the Corporate Peer Group, (i) starting stock prices are calculated as the average closing stock prices for the calendar month immediately preceding the start of the performance cycle, (ii) ending stock prices are calculated as the average closing stock prices for the calendar month concluding the performance cycle, and (iii) dividends are deemed reinvested in each company’s securities at each ex-dividend date. The Compensation Committee linked the awards to relative levels of performance, which results in the vesting and payment of a percentage of the target number of performance shares depending on the Company’s percentile rank in the Corporate Peer Group, as follows:

RELATIVE TSR GOAL COMPANY’S PERCENTILE RANKING	PERCENTAGE OF TARGET OPPORTUNITY PAID

30th or below	0%

40th	50%

50th	100%

70th	150%

90th or above	200%

If the Company’s three-year TSR is negative (less than 0.0), the percentage of target opportunity paid is capped at 100%, regardless of the Company’s percentile ranking. For performance between two established performance levels, the percentage of target opportunity paid is determined by straight line mathematical interpolation.

The Compensation Committee established the performance condition for the third set of performance shares awarded in fiscal 2023 as the Company’s three-year ROC over the performance cycle as compared to the same metric for companies in the Corporate Peer Group. ROC for the Company or any member of the Corporate Peer Group means the average of the returns on capital for each twelve-month period corresponding to each of the Company’s fiscal years during the performance cycle, calculated based on the data reported for that company in the Bloomberg database. The Compensation Committee linked the awards to relative levels of performance, which results in the vesting and payment of a percentage of the target number of performance shares depending on the Company’s percentile rank in the Corporate Peer Group, as follows:

RELATIVE ROC GOAL COMPANY’S PERCENTILE RANKING	PERCENTAGE OF TARGET OPPORTUNITY PAID

<45th	0%

45th	50%

60th	100%

75th	150%

100th	200%

If the Company’s three-year ROC is negative (less than 0.0), the percentage of target opportunity paid is capped at 100%, regardless of the Company’s percentile ranking. For performance between two established performance levels, the percentage of target opportunity paid is determined by mathematical interpolation.

No dividend equivalents are provided in respect of any performance shares.

Generally, each of the time-based RSU awards granted to named executive officers in fiscal 2023 vests in three equal annual installments beginning on the first anniversary of the date of grant, assuming continued employment at the Company. No dividend equivalents are provided in respect of any RSUs.

The performance shares and time-based RSUs granted to the named executive officers in fiscal 2023 are set out in the Grants of Plan-Based Awards in Fiscal 2023 Table within this proxy statement.

54	National Fuel Gas Company | 2024 PROXY STATEMENT

Executive Compensation

Performance on Past Awards

With respect to the performance shares granted in fiscal 2021, which had a performance cycle covering fiscal years 2021 through 2023, the Compensation Committee had established the following 13-member peer group:

Atmos Energy Corporation

Cabot Oil & Gas Corporation

CNX Resources Corporation

EQT Corporation

Equitrans Midstream Corporation

MDU Resources Group Inc.

New Jersey Resources Corporation

Range Resources Corporation

SM Energy Company

Southwest Gas Corporation

Southwestern Energy Company

Spire, Inc.

UGI Corporation

The Company’s performance over the three-year performance cycle was ranked against the performance of the companies in the peer group. With respect to TSR, the Company outperformed six of the 13 companies, with a three-year TSR of 37.24%, placing it at approximately the 46th percentile. Pursuant to the TSR performance share payout scale (the same scale shown above for the fiscal 2023-2025 Relative TSR Goal), performance at that percentile resulted in a payout of approximately 81% of the target opportunity. Regarding ROC, the Company outperformed 10 of the 13 companies, with an average ROC of 11.88%, placing it at approximately the 77th percentile. Pursuant to the ROC performance share payout scale (the same scale shown above for the fiscal 2023-2025 Relative ROC Goal), performance at that percentile resulted in a payout of approximately 154% of the target opportunity.

The Company’s performance on the last five completed TSR and ROC performance share grants is summarized in the table below.

GRANT DATE (FISCAL YEAR)	PERFORMANCE CYCLE (FISCAL YEARS)	TSR			ROC
		RELATIVE PERFORMANCE	PERCENTILE	PAYOUT PERCENTAGE	RELATIVE PERFORMANCE	PERCENTILE	PAYOUT PERCENTAGE
2021	2021 – 2023	outperformed 6 of 13	46.15	80.77	outperformed 10 of 13	76.92	153.84
2020	2020 – 2022	outperformed 7 of 13	53.85	109.62	outperformed 11 of 13	84.62	169.24
2019	2019 – 2021	outperformed 10 of 13	76.92	167.30	outperformed 10 of 13	76.92	153.84
2018	2018 – 2020	outperformed 9 of 12	75.00	100.00 (capped)	outperformed 7 of 12	58.33	94.43
2017	2017 – 2019	outperformed 6 of 12	50.00	100.00	outperformed 10 of 12	83.33	166.66

		Average	60.38	111.54	Average	76.02	147.60

Fiscal Year 2024 Retention Grants

Consistent with the expansion of responsibilities since 2021 for Mr. Loweth, who was named President of Seneca in 2021 and President of Midstream in 2022, and Mr. Silverstein, who was named Treasurer and Principal Financial Officer of the Company in 2023, the Compensation Committee on December 6, 2023 awarded special retention equity awards that are eligible to be earned by each executive over a ten-year period following the date of grant. The awards consist one-half of performance shares and one-half of time-based restricted stock units and are intended to incentivize sustained, long-term performance and retention. Subject to continued employment, earned performance shares and the restricted stock units would vest at a rate of 20% each year on the sixth through tenth anniversaries of the date of grant.

National Fuel Gas Company | 2024 PROXY STATEMENT	55

Executive Compensation

Retirement and Consulting Services Agreement with Ms. Camiolo

On March 9, 2023, the Company entered into a Retirement and Consulting Services Agreement (the “Agreement”) with Karen M. Camiolo. Pursuant to the Agreement, Ms. Camiolo retired from her position as Treasurer and Principal Financial Officer of the Company on May 1, 2023. The Agreement provided for a six-month consulting period, commencing as of the retirement date, requiring Ms. Camiolo to provide such consulting services as the Chief Executive Officer, Principal Financial Officer, or the Board might request. The Company believed it important, given Ms. Camiolo’s extensive knowledge and experience, gained over nearly 30 years at the Company, to compensate her for her availability to help effect a seamless and timely transition of her duties and responsibilities. The Company also wished for Ms. Camiolo to be available to consult on such matters as the Company might find appropriate. In respect of the services to be performed, and after conferring with the Company’s compensation counsel to determine reasonableness, the Company agreed to pay Ms. Camiolo an aggregate amount of $450,000. The Company also agreed to (i) provide to Ms. Camiolo a taxable lump-sum payment equal to the COBRA premiums required to continue her group health coverage for a period of 18 months postretirement, based on the premiums for the first month of such postretirement coverage, and (ii) pay the 2023 annual premium on the life insurance policy Ms. Camiolo purchased through the Company’s executive life insurance plan. The Company determined the Agreement to be consistent with market standards for similar public company officers.

Clawback Policy

The Board adopted a clawback policy (the “Clawback Policy”) in compliance with NYSE requirements (included as Appendix C to this proxy statement). In general, the Clawback Policy requires the Company to recover, in a reasonably prompt manner, covered compensation erroneously awarded to a covered officer in the event of an accounting restatement, without regard to any taxes paid. “Covered compensation” is generally the amount of incentive-based compensation received by the covered officer, during an applicable three fiscal year recovery period immediately preceding an accounting restatement trigger date (but on or after October 2, 2023), that exceeds the amount of incentive-based compensation that otherwise would have been received during such period had it been determined based on the relevant restated amounts. “Incentive-based compensation” is generally compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, and “financial reporting measure” includes stock price and total shareholder return. A “covered officer” is any current or former “Section 16 officer” of the Company (within the meaning of Rule 16a-1(f) under the Exchange Act), as determined by the Board or the Compensation Committee. “Accounting restatement” means any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the Clawback Policy, the Company generally is not required to recover such excess compensation if the Compensation Committee has made a determination that recovery would be impracticable and (i) the Company has already attempted to recover such amount but the direct expense paid to a third party to assist in enforcing the Clawback Policy would exceed the amount to be recovered, (ii) recovery would violate applicable home country law that was adopted prior to November 28, 2022, or (iii) recovery would likely cause an otherwise tax-qualified retirement plan to fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or “Code”). The Company may not indemnify any such covered officer against the loss of such recovered compensation. The Clawback Policy succeeded a recovery policy previously set forth in the Company’s Corporate Governance Guidelines.

Employee Benefits

Retirement Benefits

The Company maintains four plans that provide retirement benefits: (i) a qualified defined contribution retirement plan (“401(k) Plan”) that includes a traditional 401(k) benefit and, for certain eligible employees hired at various points in 2003 and thereafter, a retirement savings account (“RSA”) benefit; (ii) a qualified defined benefit retirement plan for those hired prior to various points in 2003 (“Retirement Plan”); (iii) a non-qualified tophat plan (“Tophat Plan”); and (iv) a non-qualified defined benefit executive retirement plan available only to select officers promoted prior to 2002 (“Executive Retirement Plan”). These plans help the Company attract and retain high caliber employees in high-level management positions and, in the case of the non-qualified plans, restore retirement benefits lost to employees under the qualified retirement plans as a result of the effect of the Internal Revenue Code limits and the qualified plans’ limits on compensation considered and benefits provided under such qualified plans. The employee benefits for named executive officers employed prior to 2003 differ from those made available to those employed during or after that year. The Company made changes to its programs that reflected a shift in competitive practices away from certain types of retirement benefits, but generally grandfathered existing employees (including named executive officers) who were then in service in the benefits programs that are commensurate with those in the regulated energy industry.

56	National Fuel Gas Company | 2024 PROXY STATEMENT

Executive Compensation

The named executive officers participated in the following plans in fiscal 2023:

	401(k) PLAN		RETIREMENT PLAN	TOPHAT PLAN			EXECUTIVE RETIREMENT PLAN
	TRADITIONAL BENEFIT	RSA BENEFIT		401(k) BENEFIT	RSA BENEFIT	RETIREMENT BENEFIT

Bauer	X		X	X		X

Camiolo	X		X	X		X

Silverstein	X	X		X	X

Kraemer	X		X	X			X

Loweth	X	X		X	X

DeCarolis	X		X	X			X

Benefits are described in more detail in the sections entitled “Fiscal 2023 Pension Benefits” and “Fiscal 2023 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans” within this proxy statement.

Executive Life Insurance

The Company maintains an insurance program known as the “ExecutiveLife Insurance Plan.” Executive officers who have reached age 50 are eligible to participate in this plan, under which the Company will pay the premium, generally in an amount up to $15,000 per year, of a life insurance policy or policies to be owned by the executive officer. The payment is taxable income to the executive officer and ceases when the executive officer’s employment ceases. In fiscal 2023 each of the named executive officers other than Mr. Loweth and Mr. Silverstein participated in the ExecutiveLife Insurance Plan.

Executive Perquisites

The Company offers a limited number of perquisites to our named executive officers. The basis for offering these perquisites is to assist the officers in conducting business on behalf of the Company and to enhance the Company’s ability to attract and retain highly qualified executives. For certain items, the perquisite is incidental to other business-related use. For example, the Company shares an arena suite for the local professional hockey team. The Company also has additional season tickets for seats for both the local professional hockey and football teams. The Company made these investments as a result of specific drives by the Buffalo, New York business community to support the retention of these professional athletic teams in the Buffalo area. These suites are primarily used for Company business. On the occasions when the suites are not used for Company business, the named executive officers as well as other employees are permitted personal use.

The Company offers named executive officers tax preparation advice, in part to assure the Company that its officers are properly reporting compensation. The Company makes contributions for the named executive officers’ long-term disability plans. The Company also pays the costs of spouses accompanying named executive officers to certain of the Board of Directors and industry meetings and functions, as well as blanket travel insurance for the named executive officer and spouse.

Change in Control Arrangements

The Company’s named executive officers serve at the pleasure of the Board of Directors and are not employed pursuant to employment agreements. Each of the named executive officers is a party to an Employment Continuation and Noncompetition Agreement with the Company, which would become effective upon a change in control of the Company.

The Company and the Compensation Committee believe that these agreements are required for the attraction and retention of the executive talent needed to achieve corporate objectives and to assure that named executive officers direct their attention to their duties, acting in the best interests of the stockholders, notwithstanding the potential for loss of employment in connection with a change in control.

The agreement contains a “double-trigger” provision that provides payment only if employment terminates within three years following a change in control, as defined in the agreement, either by the Company other than for cause or by the named executive officer for good reason. The Compensation Committee believes this structure strikes a balance between the incentive and the executive attraction and retention efforts described above, without providing change in control benefits to named executive officers who continue to enjoy employment with the Company in the event of a change in control transaction.

National Fuel Gas Company | 2024 PROXY STATEMENT	57

Executive Compensation

The payment is generally calculated by multiplying 1.99 by the sum of the named executive officer’s current base salary plus the average of the annual short-term incentive compensation payment for the previous two fiscal years. The 1.99 multiplier is reduced on a pro-rata basis if termination occurs between age 62 and age 65, at which point no amount is payable. If payment is triggered, certain health benefits are continued for the earlier of 18 months following termination or the date other similar coverage becomes available.

The agreement contains a restrictive covenant whereby the named executive officer may, upon termination following a change in control, choose to refrain from being employed by or otherwise serving as an agent, consultant, partner or major stockholder of a business engaged in activity that is competitive with that of the Company or its subsidiaries. If the named executive officer so chooses to be bound by this restrictive covenant, an additional payment is made in the amount of the sum of current base salary plus the average of the annual short-term incentive compensation payment for the previous two fiscal years. The Compensation Committee and the Company believe this is an appropriate payment in exchange for the named executive officer’s agreement to the non-compete covenant. There is no gross-up for taxes on either payment.

If a named executive officer experiences a qualifying termination of employment within a specific time following a change in control of the Company, many of the components of total compensation described above become immediately vested or paid out in a lump sum. More detail about these items and calculations as of September 30, 2023, are set forth in the section entitled “Potential Payments Upon Termination or Change in Control” within this proxy statement.

Stock Ownership Guidelines

In an effort to emphasize the importance of stock ownership and in consultation with the Compensation Committee, the Company maintains Common Stock ownership guidelines for officers, ranging from one time base salary for junior officers to six times base salary at the CEO level. Generally, officers are expected to meet the guidelines within five years following promotion. Mr. Bauer holds approximately 12 times his base salary as of December 15, 2023. Aside from Mr. Silverstein, all other named executive officers employed by the Company at the end of the fiscal year, for whom the requirement is three times base salary, exceed their ownership requirements. Mr. Silverstein holds approximately 1.1 times his base salary as of December 15, 2023, and generally is expected to reach three times base salary by May 1, 2028, five years after his promotion to Treasurer and Principal Financial Officer. The Board and management believe that employees who are stockholders perform their jobs in a manner that considers the long-term interests of the stockholders. Company directors are also subject to ownership requirements, as noted previously in this proxy statement.

Tax and Accounting Considerations

In designing the Company’s compensation program, general consideration is given to the accounting treatment of the awards made to our named executive officers and pertinent tax law provisions. Section 162(m) of the Internal Revenue Code, generally prohibits the Company from deducting compensation paid in excess of $1 million per year to certain covered officers, including certain former named executive officers. Due to the importance and benefit to the Company and its stockholders of awarding compensation that is structured to properly incentivize our named executive officers, the Compensation Committee believes that it is in the Company’s best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses to the Company.

58	National Fuel Gas Company | 2024 PROXY STATEMENT

Executive Compensation

Fiscal 2023 Summary Compensation Table

The following table sets forth a summary of the fiscal 2023 compensation of the Company’s CEO, former and current Principal Financial Officer, and each of the three most highly compensated executive officers other than the CEO and Principal Financial Officer. The compensation reflected for each officer was for the officer’s services provided in all capacities to the Company and its subsidiaries.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
David P. Bauer President and Chief Executive Officer	2023	1,025,000	0	3,999,543	1,326,094	1,244,524	175,141	7,770,302
	2022	972,500	0	3,657,593	1,610,703	53,382	184,248	6,478,426
	2021	937,500	0	3,476,073	1,425,375	955,805	156,886	6,951,639
Karen M. Camiolo Former Treasurer and Principal Financial Officer	2023	263,167	0	402,518	136,674	84,010	254,440	1,140,809
	2022	443,750	0	428,487	293,984	0	59,335	1,225,556
	2021	434,750	0	379,748	282,370	176,812	58,098	1,331,778
Timothy J. Silverstein Treasurer and Principal Financial Officer	2023	315,417	240,000	169,443	0	0	57,469	782,329

Ronald C. Kraemer Chief Operating Officer	2023	798,750	0	2,432,923	908,978	1,676,914	138,094	5,955,659
	2022	759,500	0	2,161,947	985,831	946,819	135,323	4,989,420
	2021	662,167	0	855,268	799,467	1,094,770	104,014	3,515,686
Justin I. Loweth President of Seneca Resources Company, LLC	2023	667,500	0	2,188,855	679,465	0	110,443	3,646,263
	2022	627,500	14,903	1,756,773	759,463	0	94,487	3,253,126
	2021	463,333	129,857	635,436	295,143	0	63,056	1,586,825
Donna L. DeCarolis President of National Fuel Gas Distribution Corporation	2023	665,000	0	1,037,369	578,018	1,223,897	89,680	3,593,964
	2022	645,000	0	1,014,917	645,000	759,086	92,499	3,156,502
	2021	622,500	0	855,454	622,578	1,513,037	89,804	3,703,373

(1)

For fiscal 2023, this column reflects the annual incentive compensation payment made to Mr. Silverstein based on subjective evaluation by the CEO, as further described above under Compensation Discussion and Analysis.

(2)

The stock award values for fiscal 2023 show the aggregate grant date fair value of performance shares and, where applicable, time-based RSUs, computed in accordance with FASB ASC Topic 718. For information on the valuation assumptions and performance conditions with respect to these awards, refer to Note A under the heading “Stock-Based Compensation” and Note H under the heading “Stock Award Plans” in the Company’s financial statements in its Form 10-K for the fiscal year ended September 30, 2023 (“2023 Form 10-K”). The grant date fair value of performance shares reflects an estimate that 100% of the performance shares awarded will vest at the end of the three-year performance period. The actual percentage to vest will be determined following fiscal 2025. The grant date fair value of stock awards granted in fiscal 2023, assuming the highest level of performance for performance shares (200%), is as follows: Mr. Bauer, $6,723,039; Ms. Camiolo, $805,036; Mr. Silverstein, $284,827; Mr. Kraemer, $4,865,845; Mr. Loweth, $3,679,352; and Ms. DeCarolis, $2,074,738.

(3)

For fiscal 2023, this column reflects for the officers other than Mr. Silverstein annual incentive compensation. Please refer to the Compensation Discussion and Analysis for additional information about annual incentive compensation, including information regarding the performance conditions applicable to the awards.

(4)

The amounts included in this column as the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) include the following for fiscal 2023: for Mr. Bauer, an increase of $1,244,524; for Ms. Camiolo, an increase of $84,010; for Mr. Kraemer, an increase of $1,674,176; and for Ms. DeCarolis, an increase of $1,222,470. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements in its 2023 Form 10-K, as described in Note K, “Retirement Plan and Other Post-Retirement Benefits.” The amounts included in this column as above-market earnings on compensation that is deferred on a basis that is not tax-qualified are as follows for fiscal 2023: for Mr. Kraemer, $2,738; and for Ms. DeCarolis, $1,427. See the narrative, tables and notes to the sections entitled “Fiscal 2023 Pension Benefits” and “Fiscal 2023 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans” within this proxy statement for more information.

(5)	See the All Other Compensation table below for more information.

National Fuel Gas Company | 2024 PROXY STATEMENT	59

Executive Compensation

The following table describes each component of the All Other Compensation column in the Fiscal 2023 Summary Compensation Table:

DESCRIPTION	DAVID P. BAUER ($)	KAREN M. CAMIOLO ($)	TIMOTHY J. SILVERSTEIN ($)	RONALD C. KRAEMER ($)	JUSTIN I. LOWETH ($)	DONNA L. DECAROLIS ($)

Defined Contributions(a)	19,425	11,175	31,675	19,425	32,346	19,425

401(k) Tophat(b)	121,641	12,815	15,400	83,039	20,625	55,156

RSA Tophat(c)	0	0	9,667	0	40,929	0

Employee Stock Ownership Plan (“ESOP”) Supplemental Payment(d)	0	0	0	1,217	0	0

Life Insurance(e)	15,000	0	680	15,000	680	15,000

Travel Accident Insurance(f)	113	42	47	99	99	99

Perquisites(g)	18,962	0	0	19,314	15,764	0

Retirement and Consulting Services Agreement(h)	0	230,408	0	0	0	0

Total	175,141	254,440	57,469	138,094	110,443	89,680

a)

Represents the Company contributions to the 401(k) plan accounts of the named executive officers. Each named executive officer receives a Company match of up to 6% within the 401(k) plan on the lesser of base salary or the IRS annual compensation limit. In addition, Mr. Silverstein and Mr. Loweth are participants in the Company’s RSA benefit within the 401(k) plan, pursuant to which they receive a Company contribution of 4% on the portion of their base salary plus annual bonus that does not exceed the IRS annual compensation limit.

b)

Each named executive officer is prohibited from receiving the full 401(k) Company match due to the IRS annual compensation limit. The 401(k) tophat benefit gives each named executive officer a Company match on the following forms of compensation: (1) base salary that exceeds the IRS annual compensation limit, and (2) annual cash incentive compensation.

c)	Represents the Company contributions on Mr. Silverstein’s and Mr. Loweth’s base salary plus annual cash incentive payment that exceeded the IRS annual compensation limit.

d)

All management participants who were hired prior to December 31, 1986 participate in the ESOP, which pays dividends to the participants on the Common Stock held in the plan. Participants who were hired prior to 1983 did not have the option to reinvest dividends on shares acquired prior to 1983. The formula for the supplemental payment was designed to result in aggregate supplemental payments to pre-1983 participants approximating the amount the Company saved in corporate income taxes by prohibiting the reinvestment of dividends. The ESOP is a qualified benefit plan that was frozen in 1987 and closed to future participants.

e)

Represents, for Mr. Bauer, Mr. Kraemer and Ms. DeCarolis, Company-paid life insurance premiums under the ExecutiveLife Insurance Plan; and for Mr. Silverstein and Mr. Loweth, Company-paid group life insurance premiums.

f)	Represents the premiums paid for the blanket travel insurance policy, which provides a death benefit to beneficiaries of an officer if the officer dies while traveling on business.

g)

Perquisites for Mr. Bauer and Mr. Kraemer consist of financial and tax preparation services, attendance at Company and industry events for a family member, blanket travel insurance for personal travel, tickets to sporting and entertainment events, and long-term disability contributions paid by the Company. Perquisites for Mr. Loweth consist of the same items except tickets to sporting and entertainment events. Perquisites for each other named executive officer were less than $10,000 in the aggregate.

h)

Payments consist of $200,000 in consulting fees, $15,408 in COBRA payments, and $15,000 in life insurance premiums. After the conclusion of fiscal 2023, Ms. Camiolo earned, and the Company paid, an additional $250,000 in consulting fees.

60	National Fuel Gas Company | 2024 PROXY STATEMENT

Executive Compensation

Grants of Plan-Based Awards in Fiscal 2023

The following table sets forth information with respect to plan-based annual incentive award opportunities, performance shares and restricted stock units granted to the named executive officers during fiscal 2023.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	NOTE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	UNITS (#)	AWARDS ($)(1)
David P. Bauer	(2)	12/1/22	532,359	1,281,250	2,000,000
	(3)	12/1/22				9,962	19,924	39,848		1,200,093
	(4)	12/1/22				5,270	19,924	39,848		1,371,369
	(5)	12/1/22				1,272	2,544	5,088		152,033
	(6)	12/1/22							20,536	1,276,048
Karen M. Camiolo	(2)	12/1/22	94,059	226,375	388,346
	(3)	12/1/22				1,502	3,003	6,006		180,881
	(4)	12/1/22				795	3,003	6,006		206,696
	(5)	12/1/22				125	250	500		14,940
Timothy J. Silverstein	(3)	12/1/22				422	844	1,688		50,837
	(4)	12/1/22				224	844	1,688		58,093
	(5)	12/1/22				54	108	216		6,454
	(6)	12/1/22							870	54,059
Ronald C. Kraemer	(2)	12/1/22	330,683	798,750	1,369,058
	(3)	12/1/22				9,075	18,150	36,300		1,093,239
	(4)	12/1/22				4,801	18,150	36,300		1,249,265
	(5)	12/1/22				757	1,513	3,026		90,419
Justin I. Loweth	(2)	12/1/22	257,138	634,125	1,144,913
	(3)	12/1/22				5,452	10,904	21,808		656,787
	(4)	12/1/22				2,885	10,904	21,808		750,522
	(5)	12/1/22				696	1,392	2,784		83,188
	(6)	12/1/22							11,239	698,358
Donna L. DeCarolis	(2)	12/1/22	207,214	532,000	898,814
	(3)	12/1/22				3,870	7,739	15,478		466,148
	(4)	12/1/22				2,047	7,739	15,478		532,675
	(5)	12/1/22				323	645	1,290		38,546

(1)

The equity award values reflect the fair value of performance shares and, where applicable, RSUs at the date of grant, computed in accordance with FASB ASC Topic 718. For performance shares, values are based on the probable outcome of the applicable performance condition. Refer to Note A under the heading “Stock-Based Compensation” and Note H under the heading “Stock Award Plans” in the Company’s financial statements in its 2023 Form 10-K.

(2)

This row represents the annual cash incentive opportunity set in fiscal 2023. Each of the named executive officers other than Mr. Silverstein participated in the At Risk Plan. Mr. Silverstein’s annual cash incentive opportunity was set prior to the time he was designated an executive officer. His target opportunity was set by the CEO as a general guide, with his payment amount to be determined at the discretion of the CEO. The amounts actually paid for fiscal 2023 are set forth in the Fiscal 2023 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column or, for Mr. Silverstein, in the “Bonus” column. Please refer to the Compensation Discussion and Analysis for additional information about applicable performance conditions.

(3)

The ROC performance shares awarded to named executive officers on December 1, 2022 generally vest at the end of a three-year performance cycle (October 1, 2022 through September 30, 2025), subject to the achievement of a performance condition tied to relative total return on capital. Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance condition and vesting terms.

(4)

The TSR performance shares awarded to named executive officers on December 1, 2022 generally vest at the end of a three-year performance cycle (October 1, 2022 through September 30, 2025), subject to the achievement of a performance condition tied to relative total shareholder return. The threshold number represents a payout of approximately 26.45% of the target opportunity (rounded up to the nearest whole share), which would result from performance at approximately the 35.29 percentile. Performance at that percentile would be the lowest achievable percentile above the 30th percentile, assuming no changes to the 17-member peer group. Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance condition and vesting terms.

(5)

The ESG performance shares awarded to named executive officers on December 1, 2022 generally vest at the end of a three-year performance cycle (January 1, 2023 through December 31, 2025), subject to the achievement of a performance condition tied to reductions in GHG emissions and methane intensity levels. Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance condition and vesting terms.

(6)

The RSUs awarded to named executive officers on December 1, 2022 vest in one-third increments on the first three anniversaries of the date of grant, subject to continued employment with the Company. Please refer to the narrative disclosure under the “Fiscal 2023 Potential Payments Upon Termination or Change in Control” section within this proxy statement for additional information regarding vesting terms.

National Fuel Gas Company | 2024 PROXY STATEMENT	61

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table sets forth, on an award-by-award basis for each of the named executive officers, the number and market value of outstanding equity awards (RSUs and performance shares) as of September 30, 2023.

			STOCK AWARDS
NAME	GRANT DATE		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
David P. Bauer	12/10/20	(3)			59,114	3,068,608
	12/10/20	(4)			29,557	1,534,304
	12/10/20	(5)	9,856	511,625
	12/2/21	(3)			37,248	1,933,544
	12/2/21	(4)			717	37,221
	12/2/21	(6)			1,189	61,721
	12/2/21	(5)	12,776	663,202
	12/1/22	(3)			39,848	2,068,510
	12/1/22	(4)			1,245	64,641
	12/1/22	(6)			1,272	66,030
	12/1/22	(5)	20,536	1,066,024
Karen M. Camiolo	12/10/20	(3)			5,554	288,308
	12/10/20	(4)			2,777	144,154
	12/2/21	(3)			3,302	171,407
	12/2/21	(4)			64	3,300
	12/2/21	(6)			58	2,985
	12/1/22	(3)			1,160	60,216
	12/1/22	(4)			36	1,882
	12/1/22	(6)			14	701
Timothy J. Silverstein	12/4/18	(5)	300	15,573
	12/9/19	(5)	600	31,146
	12/10/20	(3)			1,552	80,564
	12/10/20	(4)			776	40,282
	12/10/20	(5)	259	13,445
	12/2/21	(3)			1,672	86,794
	12/2/21	(4)			32	1,671
	12/2/21	(6)			54	2,777
	12/2/21	(5)	574	29,796
	12/1/22	(3)			1,688	87,624
	12/1/22	(4)			53	2,738
	12/1/22	(6)			54	2,803
	12/1/22	(5)	870	45,162

62	National Fuel Gas Company | 2024 PROXY STATEMENT

			STOCK AWARDS
NAME	GRANT DATE		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
Ronald C. Kraemer	12/10/20	(3)			21,824	1,132,884
	12/10/20	(4)			10,912	566,442
	12/2/21	(3)			31,654	1,643,159
	12/2/21	(4)			609	31,631
	12/2/21	(6)			660	34,235
	12/1/22	(3)			36,300	1,884,333
	12/1/22	(4)			1,134	58,885
	12/1/22	(6)			757	39,270
Justin I. Loweth	12/10/20	(3)			10,806	560,939
	12/10/20	(4)			5,403	280,470
	12/10/20	(5)	1,802	93,542
	12/2/21	(3)			17,898	929,085
	12/2/21	(4)			345	17,885
	12/2/21	(6)			572	29,667
	12/2/21	(5)	6,130	318,208
	12/1/22	(3)			21,808	1,132,053
	12/1/22	(4)			682	35,377
	12/1/22	(6)			696	36,129
	12/1/22	(5)	11,239	583,416
Donna L. DeCarolis	12/10/20	(3)			14,548	755,187
	12/10/20	(4)			7,274	377,593
	12/10/20	(5)	2,426	125,934
	12/2/21	(3)			14,860	771,383
	12/2/21	(4)			286	14,849
	12/2/21	(6)			310	16,066
	12/1/22	(3)			15,478	803,463
	12/1/22	(4)			484	25,108
	12/1/22	(6)			323	16,741

(1)

RSUs generally vest in one-third increments on the first, second and third anniversaries of the date of grant, except that the RSUs awarded to Mr. Silverstein on December 6, 2017 and December 4, 2018 generally vest in one-third increments on the third, fourth and fifth anniversaries of the date of grant. The market value represents the number of unvested RSUs multiplied by the closing market price ($51.91) of the Common Stock as of September 29, 2023.

(2)

The ROC performance shares and TSR performance shares awarded on December 10, 2020, December 2, 2021 and December 1, 2022 generally vest after the end of three-year performance cycles ending September 30, 2023, September 30, 2024 and September 30, 2025, respectively, subject to the achievement of a performance condition based on relative ROC or relative TSR. The ESG performance shares awarded on December 2, 2021 and December 1, 2022 generally vest after the end of three-year performance cycles ending December 31, 2024 and December 31, 2025, respectively, subject to the achievement of a performance condition based on reductions in GHG emissions and methane intensity levels.

Estimated performance through September 30, 2023 for each of the ROC performance share awards was above target and below maximum. Accordingly, the estimated number of unearned ROC performance shares is reported at the maximum amount of 200%.

Estimated performance through September 30, 2023 for the TSR performance shares awarded on December 10, 2020 was above threshold and below target. Accordingly, the estimated number of unearned TSR performance shares awarded on that date is reported at the target amount of 100%. Estimated

National Fuel Gas Company | 2024 PROXY STATEMENT	63

performance through September 30, 2023 for the TSR performance shares awarded on December 2, 2021 and December 1, 2022 was below threshold. Accordingly, the estimated number of unearned TSR performance shares awarded on those dates is reported at the threshold amount.

Estimated performance through December 31, 2022 for the ESG performance shares awarded on December 2, 2021 was below threshold. Accordingly, the estimated number of unearned ESG performance shares awarded on that date is reported at the threshold amount. The estimated number of unearned ESG performance shares awarded on December 1, 2022 is reported at the threshold amount of 50%, as performance data is not yet available for the first year of the three-year performance cycle.

As explained in the CD&A, actual performance over the full three-year performance cycle could result in a payout lesser or greater than 100%. The market value of the unearned performance shares represents the estimated number of shares set forth in the table multiplied by the closing market price of the Common Stock as of September 29, 2023 ($51.91). Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance conditions and vesting terms.

(3)	ROC performance shares.

(4)	TSR performance shares.

(5)	RSUs.

(6)	ESG performance shares.

Option Exercises and Stock Vested in Fiscal 2023

The following table sets forth, as to each named executive officer, information with respect to RSUs and performance shares vested during the fiscal year, including any amounts deferred at the named executive officer’s election pursuant to the terms of the DCP.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)

David P. Bauer	69,021	4,417,812

Karen M. Camiolo	10,089	659,155

Timothy J. Silverstein	1,446	91,794

Ronald C. Kraemer	19,736	1,294,911

Justin I. Loweth	22,137	1,443,846

Donna L. DeCarolis	22,161	1,447,715

(1)

Represents the fair market value of the Common Stock on the vest date multiplied by the number of RSUs or performance shares that vested. Mr. Bauer and Mr. Kraemer each deferred the full amount of their vested shares, pursuant to the DCP. The terms of the DCP are described above under “Director Compensation.”

64	National Fuel Gas Company | 2024 PROXY STATEMENT

Fiscal 2023 Pension Benefits

The following table sets forth information with respect to the pension benefits as of September 30, 2023 of each of the named executive officers. The Company sponsors a non-qualified executive retirement plan and a qualified retirement plan, and also provides a retirement-related benefit under a non-qualified tophat plan. The named executive officers participate in these benefits to the extent indicated below.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(1)	PAYMENTS DURING LAST FISCAL YEAR ($)
David P. Bauer	Executive Retirement Plan	—	—	—
	Retirement Plan	21	822,829	0
	Retirement-Related Tophat	21	4,847,252	0
Karen M. Camiolo	Executive Retirement Plan	—	—	—
	Retirement Plan	28	1,438,809	49,777
	Retirement-Related Tophat	28	2,017,327	0
Timothy J. Silverstein	Executive Retirement Plan	—	—	—
	Retirement Plan	—	—	—
	Retirement-Related Tophat	—	—	—
Ronald C. Kraemer	Executive Retirement Plan	40	7,585,926	0
	Retirement Plan	40	1,854,974	0
	Retirement-Related Tophat	—	—	—
Justin I. Loweth	Executive Retirement Plan	—	—	—
	Retirement Plan	—	—	—
	Retirement-Related Tophat	—	—	—
Donna L. DeCarolis	Executive Retirement Plan	40	7,313,031	0
	Retirement Plan	40	2,042,408	0
	Retirement-Related Tophat	—	—	—

(1)

For actuarial assumptions, please refer to Note K, Retirement Plan and Other Post-Retirement Benefits, to the Company’s 2022 Form 10-K. The Executive Retirement Plan recognizes participants’ first year of service, but the National Fuel Gas Company Retirement Plan excludes the first year. Benefit service under each plan is capped at 40 years, but Mr. Kraemer had 45 years of service with the Company as of September 30, 2023.

Retirement Plan

The National Fuel Gas Company Retirement Plan (the “Retirement Plan”) is a tax-qualified defined benefit plan. The base benefit under the Retirement Plan is a life annuity that is calculated by multiplying the employee’s final average pay by 1.5% and then multiplying such product by the employee’s years of credited service up to a maximum of 40 years. Final average pay is the average of the participant’s total pay during the five consecutive years of highest pay from the last ten years of participation. Total pay only includes base salary, certain lump sum payments, and annual At Risk Plan and EACIP payments. Credited service is the period that an employee is a participant in the Retirement Plan and receives pay from the Company or one of its participating subsidiaries.

The Retirement Plan provides unreduced retirement benefits at or after age 65, or, for participants with at least ten years of service, at or after age 60. Participants may otherwise retire with no reduction in their accrued benefit on or after the date on which the sum of their age plus years of service equals ninety (“rule of 90”). Participants who are at least age 55 with 10 years of service and who do not meet the rule of 90 are eligible for and may commence early retirement with a benefit reduction of 0.4167% per whole month prior to age 60. The Retirement Plan does not permit the granting of extra years of credited service to the participants. The retirement benefit is available as a single life annuity or in various other annuity forms, including joint and survivor and term-certain annuities. All are calculated on an actuarially equivalent basis using a 6% interest rate and the RP-2014 Mortality Table for healthy annuitants blended 50% male and 50% female.

Ms. Camiolo, Mr. Kraemer and Ms. DeCarolis are currently eligible for an unreduced benefit. Mr. Bauer is a participant in the Retirement Plan but is not yet eligible for either an unreduced or reduced retirement benefit. Mr. Loweth is not a participant in the Retirement Plan.

National Fuel Gas Company | 2024 PROXY STATEMENT	65

Executive Retirement Plan

The National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “ERP”) is a non-qualified defined benefit plan. Although the CEO of the Company is authorized to designate participants in the ERP, no such designation has occurred since 2001.

The ERP provides a two-part benefit: a tophat benefit and a supplemental benefit. The tophat benefit makes an ERP participant whole for any reduction in the regular pension he or she receives under the Retirement Plan resulting from Internal Revenue Code limitations. The supplemental benefit provides an additional retirement benefit to the Retirement Plan. Participants in the Retirement Plan who are not designated to participate in the ERP will receive a retirement-related tophat benefit under a separate Tophat Plan (discussed below under “Fiscal 2021 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans”), if appropriate based on the Internal Revenue Code limitations.

The tophat benefit under the ERP vests in the same manner and subject to the same service requirements that apply to the Retirement Plan. The supplemental benefit under the ERP vests at age 55 and completion of five years of credited service. An ERP participant who vests in the tophat benefit, but does not vest in the supplemental benefit, receives only a tophat benefit. An ERP participant who is vested in both the tophat benefit and the supplemental benefit and who terminates service with the Company before age 65 receives the tophat benefit and a portion of the supplemental benefit that is based upon the participant’s age and years of credited service. For the ERP, credited service is the number of years the participant has been employed by the Company or one of its participating subsidiaries, not to exceed 40 years.

The tophat benefit is stated as a life annuity that is calculated as the difference between (a) the benefit the ERP participant would have received under the Retirement Plan but for the limitations imposed by the Internal Revenue Code, and (b) the base benefit the participant receives under the Retirement Plan.

Assuming retirement at age 65, the supplemental benefit is stated as a life annuity that is calculated using the following formula:

(a) 1.97% of final average pay for each year of service not in excess of 30 years; plus

(b) 1.32% of final average pay for each of the next 10 years of service that are in excess of 30 (but not to exceed 10); minus

(c) 1.25% of an assumed Social Security benefit (calculated as if the participant had no future wages) for each year of service not in excess of 40 years; minus

(d) the participant’s base benefit under the Retirement Plan; minus

(e) the participant’s tophat benefit.

Final average pay under the ERP is the same as under the Retirement Plan, but without the compensation limitations imposed by the Internal Revenue Code.

If a participant retires on or after age 62, but before age 65, the supplemental benefit is reduced by 1/2 of 1% for each whole month prior to age 65. If a participant retires before age 62, the supplemental benefit is further reduced by 1% for each whole month between age 55 years and 2 months and age 62. Furthermore, the member’s supplemental benefit shall be increased by .125% for each whole calendar month by which a member’s years of service exceed 30, subject to a maximum of 40 years.

The normal form of benefit under the ERP is a four-year period certain annuity that is actuarially equivalent to the lump-sum present value (calculated using the most recently published mortality table that is generally accepted by American actuaries and reasonably applicable to the ERP, and a six percent discount rate) of the sum of the participant’s tophat benefit and supplemental benefit (if the participant is vested therein). Other available forms of payment include single life, ten-year period certain and life, and joint and survivor annuities.

Fiscal 2023 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company maintains a non-qualified tophat plan (the “Tophat Plan”) that provides restoration of benefits lost under the Retirement Plan (see Fiscal 2023 Pension Benefits) and/or the Tax-Deferred Savings Plan (the 401(k) plan) due to the effect of Internal Revenue Code limits. See notes (b) and (c) under the All Other Compensation table that follows the Fiscal 2023 Summary Compensation Table. The Company pays the 401(k) tophat benefit and the RSA tophat benefit under the Tophat Plan no later than March 15 of the calendar year following the year in which the benefits were earned.

66	National Fuel Gas Company | 2024 PROXY STATEMENT

The Company also maintains a deferred compensation plan for directors and officers (the DCP), as described above under “Director Compensation.”

The following table reflects the contributions, earnings or loss, distributions and total balance of the 401(k) and RSA benefits under the Tophat Plan and, for Mr. Bauer, Mr. Kraemer and Ms. DeCarolis, the DCP:

	FISCAL 2023 NONQUALIFIED DEFERRED COMPENSATION
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(1)	AGGREGATE EARNINGS (LOSS) IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)(3)	AGGREGATE BALANCE AT LAST FYE ($)(4)
David P. Bauer — Tophat Plan	0	121,641	0	137,142	111,516
— DCP	4,260,997	0	(721,995)	0	3,539,002
Karen M. Camiolo — Tophat Plan	0	12,815	0	26,099	10,700
Timothy J. Silverstein — Tophat Plan	0	25,067	0	14,400	25,067
Ronald C. Kraemer — Tophat Plan	0	83,039	0	87,650	75,914
— DCP	1,448,605	0	(217,503)	0	1,436,085
Justin I. Loweth — Tophat Plan	0	61,554	0	64,975	53,054
Donna L. DeCarolis — Tophat Plan	0	55,156	0	59,400	49,981
— DCP	106,400	0	9,110	0	221,125

(1)

The following amounts reported in the Executive Contributions column are also included in amounts reported in the Salary column of the Fiscal 2023 Summary Compensation Table: Mr. Kraemer, $199,688; Ms. DeCarolis, $106,400. All amounts reported in the Registrant Contributions column are also included in amounts reported in the All Other Compensation column of the Fiscal 2023 Summary Compensation Table; refer to notes (b) and (c) to the All Other Compensation table.

(2)

This column represents the net earnings or loss during the fiscal year for the DCP. The earnings include above-market earnings associated with Moody’s Average Corporate Bond Yield of $2,738 for Mr. Kraemer and $1,427 for Ms. DeCarolis, which amounts are reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Fiscal 2023 Summary Compensation Table.

(3)

This column includes the distribution, in January 2023, of the 401(k) and RSA benefits under the Tophat Plan for the calendar year ended December 31, 2022. No withdrawals or distributions were made with respect to the DCP.

(4)

This column includes the balance of the 401(k) and RSA benefits under the Tophat Plan for each named executive officer and the DCP balance for Mr. Bauer, Mr. Kraemer and Ms. DeCarolis. The amounts in this column previously reported as compensation to the named executive officers in the Summary Compensation Table for previous years are as follows: Mr. Kraemer, $201,513; Ms. DeCarolis, $103,852.

National Fuel Gas Company | 2024 PROXY STATEMENT	67

Executive Compensation

Fiscal 2023 Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive officers’ employment (except in the case of Ms. Camiolo) had terminated on September 29, 2023 (the last business day of the Company’s fiscal year), assuming each named executive officer’s compensation and service levels as of that date and, if applicable, based on the closing price of the Common Stock on that date ($51.91 per share). These benefits are in addition to benefits available generally to most salaried employees. Due to the number of factors that affect the nature and amount of any benefit provided upon the events discussed below, any actual amounts paid or distributed in the future may be different from the amounts contained in the following tables. Factors that could affect these amounts include the timing during the year of any such event, the market value of the Common Stock and the named executive officer’s age.

National Fuel Gas Company 2010 Equity Compensation Plan

Awards outstanding to named executive officers at September 30, 2023 under the National Fuel Gas Company 2010 Equity Compensation Plan included performance shares and RSUs.

Performance Shares — Termination of employment due to death, disability or retirement, or due to a divestiture by the Company of one or more subsidiaries that does not amount to a change in control, results in the vesting of a conditional right. Payment of the performance shares remains subject to satisfaction of the applicable performance conditions, and the named executive officer would be entitled to a distribution of the same number of performance shares that would be payable for the performance period had the named executive officer’s service with the Company continued until the end of the applicable performance period, pro-rated to reflect the time period from the commencement of the performance period through the date of termination.

The following table represents the estimated value of performance shares at September 29, 2023, assuming a qualifying termination on that date, performance at the target level of performance, and the closing price of the Common Stock on that date.

NAME	VALUE OF PERFORMANCE SHARES ($)	NAME	VALUE OF PERFORMANCE SHARES ($)
David P. Bauer	5,152,163	Justin I. Loweth	1,610,356
Timothy J. Silverstein	172,276	Donna L. DeCarolis	1,564,377

Ronald C. Kraemer	2,916,010

In connection with a change in control as described below, performance shares are deemed earned at the target level of performance, and the Compensation Committee may provide that the performance shares be settled in cash.

Restricted Stock Units (RSUs) — Termination of employment due to death, disability, or divestiture by the Company of one or more subsidiaries that does not amount to a change in control, results in the vesting of RSUs.

The following table represents the estimated value of RSUs at September 29, 2023, assuming a qualifying termination on that date and the closing price of the Common Stock on that date.

NAME	VALUE OF RSUs ($)	NAME	VALUE OF RSUs ($)

David P. Bauer	2,240,851	Justin I. Loweth	995,167

Timothy J. Silverstein	135,122	Donna L. DeCarolis	125,934

Ronald C. Kraemer	0

Change in Control — If there is a change in control, no acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any award if the Compensation Committee reasonably determines in good faith, prior to the change in control, that the award will be honored or assumed, or new rights substituted (an “Alternative Award”), by the named executive officer’s employer following the change in control; provided that any Alternative Award must:

(a) be based on stock traded on an established U.S. securities market;

68	National Fuel Gas Company | 2024 PROXY STATEMENT

Executive Compensation

(b) provide the named executive officer with substantially equivalent rights, entitlements and economic value; and

(c) provide that, if the named executive officer’s employment is involuntarily terminated (other than for cause) or is constructively terminated, in either case within 24 months after the change in control, then all of the named executive officer’s awards shall vest and be paid in cash or immediately transferable, publicly-traded securities in an amount equal to, in the case of a SAR, the excess of the fair market value on the date of termination over the grant price, and in the case of other awards, the fair market value of the number of shares of stock subject to the award.

If the Compensation Committee cannot make the above determination, then: each SAR then outstanding shall be exercisable regardless of the exercise schedule otherwise applicable; each outstanding RSU shall become fully vested and payable; and each outstanding performance share award shall be deemed earned at the target level of performance for the award. In addition, in connection with a change in control, the Compensation Committee may provide that each SAR shall be canceled in exchange for a cash payment equal to the excess of fair market value over the grant price of the SAR. The Compensation Committee may also direct that each RSU and performance share shall be settled in cash with its value determined based on the value received by stockholders in the change in control transaction.

The following table represents the value of awards outstanding under the 2010 Equity Compensation Plan which, upon a change in control as of September 29, 2023, would have become vested and payable (in the case of RSUs), or would have been deemed earned at the target level of performance (in the case of performance shares), in each case, assuming an Alternative Award is not provided. The amounts below are based on the closing price of the Common Stock on September 29, 2023.

NAME	PAYMENT DUE ON VESTED & UNVESTED AWARDS ($)	NAME	PAYMENT DUE ON VESTED & UNVESTED AWARDS ($)

David P. Bauer	9,567,013	Justin I. Loweth	3,748,836

Timothy J. Silverstein	401,264	Donna L. DeCarolis	2,521,580

Ronald C. Kraemer	4,807,385

The 2010 Equity Compensation Plan provides that, if a named executive officer engages in any business or activity competitive with that of the Company, without the Company’s written consent, or the named executive officer performs any act that is against the best interests of the Company, all unexercised, unearned or unpaid awards are forfeited.

A “change in control” generally occurs when (a) any person other than the Company, a subsidiary or any employee benefit plan sponsored by the Company is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the outstanding stock of the Company; (b) a consolidation or merger occurs and the persons who, immediately prior to the consolidation or merger, held the capital stock of the Company do not hold, immediately following, (i) at least a majority of the stock entitled to vote in the election of directors of the surviving corporation, or (ii) stock in the surviving corporation that represents at least 50% of the fair market value of all classes of stock of that entity, in either case, in substantially the same proportionate ownership as immediately before the consolidation or merger; (c) there is any sale, lease, exchange or other transfer of all or substantially all the assets of the Company; or (d) individuals who constitute the Board of Directors of the Company at the beginning of the twelve-month period ended on the date of determination (the “Incumbent Board”) have ceased to constitute at least a majority, provided that any person becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, shall be considered as though such person was a member of the Incumbent Board.

National Fuel Gas Company Tophat Plan

Under the Company’s Tophat Plan, the Company restores to the named executive officers benefits that may be lost under the Company’s qualified retirement benefit plans (Retirement Plan, traditional 401(k) and RSA) due to the Internal Revenue Code or qualified plan limits.

National Fuel Gas Company | 2024 PROXY STATEMENT	69

Executive Compensation

The following table represents the aggregate amount payable for the 401(k) tophat benefit and RSA tophat benefit if termination occurred September 29, 2023 due to retirement, death, disability, or involuntary termination (other than for cause), or if there was a change in control and the Company terminated the named executive officer without cause or the named executive officer terminated for good reason.

NAME	PAYMENT ($)	NAME	PAYMENT ($)

David P. Bauer	111,516	Justin I. Loweth	53,054

Timothy J. Silverstein	25,067	Donna L. DeCarolis	49,981

Ronald C. Kraemer	75,914

The value of the tophat benefits for all other forms of termination would have been as follows: Mr. Bauer, $31,950; Mr. Silverstein, $1,667; Mr. Kraemer, $21,375; Mr. Loweth, $25,875; and Ms. DeCarolis, $15,300.

Employment Continuation and Noncompetition Agreement

Pursuant to each named executive officer’s Employment Continuation and Noncompetition Agreement with the Company, if there is a change in control, and the named executive officer remains employed thereafter, the named executive officer’s annual salary and employee benefits are preserved for at least three years at the levels then in effect. The agreement also provides for a severance benefit and the continuation of health, welfare and fringe benefits, as described below.

Severance Benefit — In the event of termination of a named executive officer within three years of a change in control without cause or by the named executive officer for good reason, the named executive officer is entitled to a single lump sum cash payment equal to 1.99 times the sum of the named executive officer’s annual base salary and the average of the annual cash bonus for the previous two fiscal years. The 1.99 multiplier is reduced on a pro-rata basis if termination occurs between age 62 and age 65, at which point no amount is payable. The named executive officers are also entitled to their base salary through the date of termination and to any vested benefits under the employee benefit plans, including any compensation previously deferred and not yet paid and any amounts payable pursuant to any agreement with the named executive officer.

The following table represents the estimated severance benefit payable as a lump sum payment.

NAME	PAYMENT ($)	NAME	PAYMENT ($)

David P. Bauer	5,090,498	Justin I. Loweth	2,536,619

Timothy J. Silverstein	1,014,900	Donna L. DeCarolis	722,680
Ronald C. Kraemer	N/A

“Cause” means the named executive’s gross misconduct, fraud or dishonesty, which has resulted or is likely to result in material economic damage to the Company or its subsidiaries as determined in good faith by a vote of at least two-thirds of the non-employee directors of the Company at a meeting of the Board.

“Change in control” generally occurs when: (a) any person (as such term is used in Section 13(d) of the 1934 Act) is the beneficial owner, directly or indirectly, of 20% or more of the outstanding stock of the Company; (b) a consolidation or merger occurs and the persons who, immediately prior to the consolidation or merger, held the capital stock of the Company do not hold, immediately following, (i) the same proportionate ownership of common stock of the surviving corporation (where the Company is not the surviving corporation), or (ii) at least a majority of the common stock of the Company (where the Company is the surviving corporation); (c) there is any sale, lease, exchange or other transfer of all or substantially all the assets of the Company; or (d) there is a change in the majority of the members of the Board of Directors of the Company within a 24-month period, unless the election or nomination for election by the Company’s stockholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period. However, Mr. Loweth’s agreement provides, in place of the above, that a change in control occurs if the Company ceases to own more than 50% ownership of Seneca, or if the Company sells, leases, exchanges or otherwise transfers all or substantially all the assets of Seneca.

“Good reason” means there is a material diminution in the named executive officer’s responsibilities, base compensation or budget, or in the responsibilities of the person to whom the named executive officer is required to report. “Good reason” also means a requirement that the named executive officer relocate to an office outside the United States or more than 30 miles from the location at which the executive performed his services immediately prior to the change in control, or any other action or inaction that constitutes a material breach by the Company of the agreement. The Company has a period of 30 days to cure any acts which would otherwise give the executive the right to terminate his employment for good reason.

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Continuation of Health, Welfare and Fringe Benefits — In addition to the severance payment, named executive officers who have not reached age 65 will be entitled to continued participation in the Company’s employee and executive health, welfare and fringe benefit plans and arrangements, excluding any vacation benefits, for eighteen months following termination (or, in the case of Mr. Loweth, until the end of the second calendar year following termination for purposes of any non-health-related benefit) or until the named executive officer becomes eligible for comparable benefits at a subsequent employer. The estimated value of the continuation of health benefits due to a qualifying termination of employment of an eligible named executive officer following a change in control is $45,743 for family coverage. This amount was based on 18 months of COBRA rates for the medical, drug and dental benefits. In fiscal 2023, among the named executive officers eligible for the continuation of benefits under the Employment Continuation and Noncompetition Agreement, Mr. Bauer, Mr. Silverstein, Mr. Loweth and Ms. DeCarolis participated in an arrangement providing for an allowance related to tax preparation and financial planning, and Mr. Bauer and Ms. DeCarolis each received a payment for life insurance under the ExecutiveLife Insurance Plan. The estimated value of the continuation of these benefits at the same rates for eighteen months is as follows: Mr. Bauer, $20,663; Mr. Silverstein, $5,668; Mr. Loweth, $22,341; and Ms. DeCarolis, $21,000.

The Employment Continuation and Noncompetition Agreements also provide as follows:

Retirement — Except for Mr. Loweth, if the named executive officer is at least fifty-two years old at the date of termination, the named executive officer will be deemed to have earned and be vested in the retirement benefits that are payable to the named executive officer under the Company retirement plans.

Termination for Cause or the Executive Voluntarily Terminates — If the named executive officer’s employment is terminated for cause, death, disability, or the named executive officer voluntarily terminates his or her employment other than for good reason, the named executive officer will not be entitled to the severance benefit discussed above. The named executive officer (or his or her beneficiary) will be entitled to his or her base salary through the date of termination and to any vested benefits under the employee benefit plans, including any compensation previously deferred and not yet paid and any amounts payable pursuant to any agreement between the named executive officer and the Company. The named executive officer will also be entitled to any other benefits provided in the Company’s plans for death or disability.

Non-competition — Unless the named executive officer has elected not to be bound by the non-compete provisions of the agreement, the Company will make a lump sum payment within 30 days following the named executive officer’s date of termination equal to one times the sum of (i) the named executive officer’s annual base salary and (ii) the average of the annual cash bonus for the previous two fiscal years. The non-compete payment will not be paid to the named executive officer if his or her employment is terminated by reason of death, disability, cause, or retirement.

Under the non-compete provisions of the agreement, the named executive officer may not, during the one year period following termination, directly or indirectly engage in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of any business or entity that is engaged in any activity which is competitive with the business of the Company or its subsidiaries or affiliates in any geographic area in which the Company or its subsidiaries are engaged in competitive business.

The following table represents the estimated non-compete payment payable upon termination following a change in control as compensation for the covenant not to compete for all forms of termination except for death, disability, cause or retirement.

NAME	PAYMENT ($)	NAME	PAYMENT ($)

David P. Bauer	2,558,039	Justin I. Loweth	1,274,683

Timothy J. Silverstein	510,000	Donna L. DeCarolis	1,303,789

Ronald C. Kraemer	1,697,649

National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “ERP”)

Mr. Kraemer and Ms. DeCarolis are participants in the ERP. Under the ERP, no benefits will be payable to a named executive officer whose employment is terminated or could have been terminated for serious, willful misconduct in respect of his or her obligations to the Company, including the commission of a felony or a perpetration of a common law fraud damaging to the Company.

In addition, except when a change in control has already occurred, rights under the ERP are forfeited if the named executive officer is employed by anyone who engages in a business competitive with the Company; engages, or advises or assists

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others engaged in such business; endeavors to interfere with the relations between the Company and any customer; or engages in any activity the committee administering the ERP (“ERP Committee”) deems detrimental to the Company’s best interests. From and after 60 days following cessation of such activity by the named executive officer and provision of written notice to the ERP Committee, the right to receive benefits under the ERP will be restored, unless the ERP Committee determines that the prior activity caused substantial damage to the Company.

The following table gives the estimated value of the first payment payable under the ERP that would have been due for all forms of termination except for death or termination for cause.

NAME	PAYMENT ($)
Ronald C. Kraemer	2,065,647
Donna L. DeCarolis	1,991,355

The default form of benefit payment to the named executive officers is a four-year certain annuity; therefore, if a payment is shown above, three additional payments of the same amount would be made under the ERP, one in each of the next three years as elected by the named executive officer.

If termination is due to death, a reduced payment will be calculated as a straight life annuity payment to the named executive officer’s surviving spouse/beneficiary until his or her death. The first annualized reduced payment would be $344,971 for Mr. Kraemer and $261,035 for Ms. DeCarolis.

National Fuel Gas Company Deferred Compensation Plan for Directors and Officers

Payment of benefits to a participant in the DCP commences in January of the year following the participant’s retirement or other separation from service. Upon enrollment in the DCP, participants elect to receive payments in a lump sum or in five, ten or fifteen annual installments.

The following table gives the estimated value of benefits payable under the DCP as of September 30, 2023.

NAME	PAYMENT ($)
David P. Bauer	3,539,002
Ronald C. Kraemer	1,436,085
Donna L. DeCarolis	221,125

Payments Upon Retirement – Ms. Camiolo

Ms. Camiolo retired on May 1, 2023 and commenced monthly payments from the Retirement Plan of $9,955.31, payable as an annuity. She received the first of four annual payments from the Tophat Plan in November 2023 in the amount of $560,150; subsequent payments of $547,958 will be made in each of calendar years 2024 through 2026. She also received the following plan benefits: Tax Deferred Savings Plan tophat payment of $10,700; and AARCIP payment of $136,674, which reflects a 42% reduction of the full award. With respect to each award of performance shares outstanding under the 2010 Equity Compensation Plan as of her retirement date, Ms. Camiolo will receive, subject to the achievement of the applicable performance goals, the number of shares she would have received had she remained employed by the Company through the end of the performance cycle, pro-rated to reflect the actual time she was employed by the Company during such performance cycle. She forfeited restricted stock units that were outstanding as of her retirement date.

Pursuant to her Retirement and Consulting Services Agreement, Ms. Camiolo received $450,000 in respect of the services and obligations to be performed thereunder. She also received a taxable lump-sum payment in the amount of $15,408, equal to the COBRA premiums required to continue her group health coverage for a period of 18 months postretirement, based on the premiums for the first month of such postretirement coverage. The Company also paid the 2023 annual premium, in the amount of $15,000, on the life insurance policy Ms. Camiolo purchased through the Company’s executive life insurance plan.

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Summary of Potential Payments Upon Termination or Change in Control

The following table provides estimated values of total benefits for each named executive officer if termination had occurred on September 29, 2023. As disclosed in the table above under “National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “ERP”),” the ERP benefit included in the following estimated values represents the first payment due upon termination.

	POTENTIAL PAYMENTS UPON TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL				POTENTIAL PAYMENTS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION FOR:	VOLUNTARY TERMINATION ($)	RETIREMENT ($)(1)	DEATH ($)	DISABILITY ($)	COMPANY TERMINATES WITHOUT CAUSE AND/OR EXECUTIVE TERMINATES FOR GOOD REASON ($)	COMPANY TERMINATES FOR CAUSE ($)	EXECUTIVE TERMINATES VOLUNTARILY OTHER THAN FOR GOOD REASON ($)

David P. Bauer	3,570,952	N/A	11,043,531	11,043,531	20,932,474	6,128,991	8,369,842

Timothy J. Silverstein	1,667	N/A	332,464	332,464	2,002,643	511,667	646,789

Ronald C. Kraemer	3,523,107	6,493,657	4,772,980	6,493,657	10,082,679	3,155,109	5,220,756

Justin I. Loweth	25,875	N/A	2,658,577	2,658,577	7,681,277	1,300,558	2,295,725

Donna L. DeCarolis	2,227,780	3,826,838	2,222,451	3,952,771	6,877,253	1,540,214	3,657,502

(1)

“Retirement” will be “N/A” if the named executive officer was not eligible to retire on September 29, 2023. In that case, the Company would have accrued benefits payable to the named executive officer; the accrued amounts are included in the other columns for the different types of terminations.

CEO Pay Ratio

Pursuant to SEC rules, we are providing information about the relationship of the annual total compensation of Mr. Bauer, our President and Chief Executive Officer, and the median of the annual total compensation of all of our employees other than Mr. Bauer. We identified our median employee by examining fiscal year 2023 base wages plus cash bonuses of all individuals employed by us and our consolidated subsidiaries on September 30, 2023 (other than Mr. Bauer), whether full-time, part-time, or on a seasonal or temporary basis. We annualized wages and salaries for all permanent employees, as permitted by SEC rules. Once we identified our median employee, we added together all of the elements of that employee’s compensation for fiscal 2023 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table.

For the fiscal year ended September 30, 2023:

•	the median of the annual total compensation of all employees of the Company other than the CEO was reasonably estimated to be $89,046;

•	the annual total compensation of the CEO was $7,770,302; and

•	based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees is estimated to be 87 to 1.

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Executive Compensation

Pay Versus Performance

As required by pay versus performance (“PVP”) rules adopted by the SEC in 2022 and in effect for the first time for this Proxy Statement, the following Pay Versus Performance table (“PVP Table”) provides
SEC-required
information about compensation for fiscal 2023 for this Proxy Statement’s named executive officers, as well as compensation for fiscal 2022 and fiscal 2021 for our named executive officers from our 2023 and 2022 Proxy Statements, respectively (each of fiscal 2021, 2022 and 2023, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, there are a few important things we believe you should consider:

•	The information in columns (b) and (d) of the PVP Table comes directly from our Summary Compensation Tables for the relevant years, without adjustment;

•
As required by the SEC’s PVP rules, we label the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, these CAP amounts do not necessarily reflect “take home pay” or the final compensation that our PVP NEOs actually earned or walked away with for their service in the Covered Years. Instead, the SEC’s concept of CAP reflects a combination of realized pay and realizable or accrued pay; and

•
As required by the SEC’s PVP rules, we provide information in the PVP Table below about our cumulative absolute total shareholder return (“TSR”) results, cumulative TSR results for two peer groups of companies identified in the PVP Table, and our U.S. GAAP net income results (the “External Measures”) during the Covered Years. We did not, however, actually base any compensation decisions for the PVP NEOs on, or link any PVP NEO pay to, these particular External Measures because the External Measures were not metrics used in our short-term or long-term incentive plans during the Covered Years. In particular, the index-based peer groups used for purposes of this PVP Table disclosure are different from the specific group of companies against which we evaluate relative TSR performance for our named executive officers for purposes of our TSR performance share awards, as described above in our Compensation Discussion and Analysis. As a result, we did not necessarily design our PVP NEO compensation to move in tandem with any improving, declining or steady achievement in these External Measures.

PAY VERSUS PERFORMANCE (1)
					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
FISCAL YEAR (A)	SUMMARY COMPEN- SATION TABLE (“SCT”) TOTAL FOR PEO (B)	COMPEN- SATION ACTUALLY PAID TO PEO (C) (2)	AVERAGE SUMMARY COMPEN- SATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS (D)	AVERAGE COMPEN- SATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS (E) (2)	TOTAL SHARE- HOLDER RETURN (F) (3)	PEER GROUP 1 TOTAL SHARE- HOLDER RETURN (G1) (4)	Peer GROUP 2 TOTAL SHARE- HOLDER RETURN (G2) (4)	NET INCOME (H) (5)	CONSOLIDATED EBITDA (I) (6)
2023	$7,770,302	$4,659,358	$3,023,805	$1,497,002	$143.57	$113.66	$422.57	$476,866,000	$1,163,000,000
2022	6,478,426	9,320,539	3,156,151	3,441,188	164.41	125.85	358.76	566,021,000	1,227,000,000
2021	6,951,639	8,840,334	2,995,046	2,157,712	136.37	123.18	240.01	363,647,000	996,000,000

(1)
David P. Bauer was our principal executive officer (“PEO”) for the full year for each of fiscal 2023, 2022 and 2021. For fiscal 2023, our non-PEO
named executive officers are Karen M. Camiolo, Timothy J. Silverstein, Ronald C. Kraemer, Justin I. Loweth, and Donna L. DeCarolis. For fiscal 2022, our non-PEO
named executive officers were Karen M. Camiolo, Ronald C. Kraemer, Justin I. Loweth, and Donna L. DeCarolis. For fiscal 2021, our non-PEO
named executive officers were Karen M. Camiolo, Ronald C. Kraemer, Justin I. Loweth, Donna L. DeCarolis, John R. Pustulka, and John P. McGinnis.

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(2)
For each Covered Year, in determining both the CAP to our PEO and the average CAP to our non-PEO
named executive officers (“Other PVP NEOs”) for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

	FY2023	FY2022	FY2021
For David P. Bauer:
SCT Total	$7,770,302	$6,478,426	$6,951,639
- change in actuarial present value of pension benefits	$1,244,524	$53,382	$955,805
+ service cost of pension benefits	$488,376	$466,331	$505,031
- SCT “Stock Awards” column value	$3,999,543	$3,657,593	$3,476,073
+ year-end fair value of outstanding equity awards granted in Covered Year	$2,612,689	$3,804,384	$4,597,336
+/- change in fair value of outstanding equity awards granted in prior years	($1,245,232)	$1,767,718	$1,183,103
+ vesting date fair value of equity awards granted and vested in Covered Year	$0	$0	$0
+/- change in fair value of prior-year equity awards vested in Covered Year	$277,290	$514,655	$35,103
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$0	$0	$0
Compensation Actually Paid	$4,659,358	$9,320,539	$8,840,334
For Other PVP NEOs (Average):
SCT Total	$3,023,805	$3,156,151	$2,995,046
- change in actuarial present value of pension benefits	$596,131	$425,991	$799,365
+ service cost of pension benefits	$10,658	$44,123	$38,177
- SCT “Stock Awards” column value	$1,246,222	$1,340,531	$1,118,580
+ year-end fair value of outstanding equity awards granted in Covered Year	$716,351	$1,378,957	$720,411
+/- change in fair value of outstanding equity awards granted in prior years	($485,715)	$458,481	$371,562
+ vesting date fair value of equity awards granted and vested in Covered Year	$0	$0	$0
+/- change in fair value of prior-year equity awards vested in Covered Year	$87,225	$169,998	$29,412
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$12,969	$0	$78,951
Compensation Actually Paid	$1,497,002	$3,441,188	$2,157,712

(3)
For each Covered Year, our TSR was calculated as the yearly percentage change in our cumulative TSR on our Common Stock, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the NYSE on September 30, 2020 through and including the last day of the Covered Year (each one-year,
two-year
and three-year periods, a “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the Covered
Year-end
values of such investment as of the end of fiscal 2023, 2022 and 2021, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)
For purposes of this PVP disclosure, our peer groups are the S&P Mid Cap 400 Gas Utility Index (column (g1)) and the S&P 1500 Oil & Gas Exploration & Production Index (column (g2)) (each, a “Peer Group”). For each Covered Year, Peer Group cumulative TSR was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment for the Peer Group.

(5)	Net income is the amount reported in the Company’s audited financial statements for the applicable year.

(6)
Consolidated EBITDA is calculated as operating income plus depreciation, depletion and amortization, plus any period-end impairment
charges, excluding the effect of tax code amendments and regulatory responses thereto that impact EBITDA, any reversal of reserves for preliminary survey and investigation charges recorded in a prior fiscal year, and the impact any joint development agreement, restructuring, reorganization, acquisition, disposition, or winding down of any business unit.

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Executive Compensation

The following charts provide, across the Covered Years, a description of the relationships between (i) the CAP to the PEO and the average CAP to our Other PVP NEOs (in each case as set forth in the PVP Table above) and (ii) each of (A) our cumulative TSR and the cumulative TSR of the Peer Groups, (B) our Net Income, and (C) our Consolidated EBITDA (in each case as set forth in the PVP Table above).

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Executive Compensation

The following table lists the six financial performance measures that we believe represent the most important financial performance measures (including Consolidated EBITDA) we used to link compensation actually paid to our named executive officers for fiscal 2023 to our performance:

Consolidated EBITDA
Regulated Companies EBITDA
Seneca EBITDA
Midstream EBITDA
Relative TSR
Relative ROC

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Executive Compensation

Executive Officer And Director Hedging

The Company’s policy regarding hedging or offsetting any decrease in the market value of Company securities is set forth in the Company’s Corporate Governance Guidelines, included as Appendix B to this proxy statement (see “Hedging or Pledging of Company Stock”). The policy applies to the Company’s directors and executive officers. Under the policy, the Company’s directors and executive officers should not purchase or sell options on Company stock and should not engage in short sales with respect to Company stock. Trading by the Company’s executive officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Company stock is prohibited. Further, the Company’s directors and executive officers may not pledge Company equity as security for an extension of credit. In addition, the Company’s insider trading policy prohibits employees, officers and directors, when in possession of material nonpublic information, from conducting any open market or private purchase or sale of Company securities, or any derivative of such a security whether or not issued by the Company (“put” or “call” options, equity swaps, collars, prepaid variable forward sales contracts, exchange funds, etc., that are designed to hedge a Company security). The insider trading policy also provides that any purchases or sales of Company securities intended by an employee, officer or director to qualify as transactions pursuant to a “Rule 10b5-1 plan” must occur without entrance into or alteration of a hedging transaction or position with respect to the Company securities that are subject to the plan.

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Proposal 2. Advisory Approval of Named Executive Officer Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders for approval of the following advisory resolution on executive compensation:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed herein pursuant to Item 402 of Regulation S-K and described in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion, is hereby APPROVED.”

This proposal allows stockholders to take part in a non-binding, advisory vote to approve the compensation of the Company’s named executive officers. The Board recommends a vote FOR this resolution because it believes that the Company’s compensation policies and practices encourage a culture of pay for performance and are strongly aligned with the interests of the Company’s stockholders.

The Company’s executive compensation is described and explained in the CD&A, in the tabular disclosure starting with the Fiscal 2023 Summary Compensation Table, and in the Proxy Statement Overview & Summary included at the front of this proxy statement, among other locations. We urge stockholders to carefully review this information to understand how the Company’s executive compensation is designed and how it compares with other similar companies.

Approval of this proposal requires a majority of the votes cast with respect to this proposal. This non-binding, advisory vote is currently scheduled to be conducted every year, and we currently expect that the next say-on-pay vote will occur at our 2025 Annual Meeting of Stockholders. Consistent with SEC rules, the vote on this proposal is advisory and is not binding on the Board. The vote on this proposal will not be construed as overruling any decision by the Board.

The Board of Directors recommends that you vote FOR approval of the Company’s named executive officer compensation.

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Proposal 3. Approval of the Amended and Restated 2010 Equity Compensation Plan

We are seeking your approval of the amended and restated National Fuel Gas Company 2010 Equity Compensation Plan (the “Plan”) for the purposes of (i) increasing the number of shares authorized for issuance under the Plan by an additional 3,700,000 shares of our Common Stock, par value $1.00 per share, (ii) extending the termination date of the Plan by ten years, and (iii) removing provisions of the Plan relating to “other performance-based compensation,” given the deletion of that term from Section 162(m) of the Internal Revenue Code (the “Code”). The summary of the Plan that follows is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is included at Appendix D to this proxy statement.

Equity is the Sole Component of Long-Term Incentive Compensation

We traditionally have structured a portion of our management’s compensation in the form of equity awards that directly align the interests of key executives and other key management employees with the interests of the Company’s stockholders in growing the market value of the Company. Consistent with feedback received from stockholders, the Compensation Committee of the Board of Directors (consisting solely of independent Directors) structures long-term incentive compensation opportunities entirely in the form of equity awards. Our current approach and philosophy with respect to the grant of such equity awards is summarized in this proxy statement under the heading “Compensation Discussion and Analysis.” Actual grants made to our named executive officers in our last completed fiscal year are listed in the Grants of Plan-Based Awards Table, and the outstanding equity awards held by our named executive officers as of September 30, 2023 are listed in the Outstanding Equity Awards Table.

The Company’s use of equity as the sole component of long-term incentives aligns the Company’s compensation policies and procedures with the long-term interests of the Company’s stockholders. These efforts naturally result in additional shares being used against the currently authorized number of shares to grant. Moreover, all of the types of equity awards currently being granted under the Plan are subject to the 1.8 multiplier discussed below.

Increase in Shares Available to Grant

We are seeking approval of an increase by 3,700,000 in the number of shares authorized for issuance under the Plan to continue this strategy. As of September 30, 2023, we had available 1,510,900 shares for future awards. We believe this is an insufficient amount to attract and retain needed talent on a going-forward basis, particularly as equity awards have become more common in the energy industry.

As initially approved by stockholders in 2010, the Plan authorized the grant of awards in respect of a total of 3,000,000 shares. In 2015 and 2019, stockholders approved amendments to the Plan to make an additional 3,000,000 shares and an additional 2,700,000 shares, respectively, available for awards. The Plan is designed to efficiently utilize the authorized shares by debiting the pool of shares allocated to the Plan by one share for each share subject to a stock option or stock appreciation right (“SAR”) granted under the Plan, and by 1.8 shares for each share subject to any other type of award (such as RSUs and performance shares) granted under the Plan (“Fungible Share Counting”). Thus, for example, an option or SAR grant in respect of 1,000 shares counts as relating to only 1,000 shares, while an award of 1,000 RSUs would count against the shares available for awards as though pertaining to 1,800 shares. An award of 1,000 performance shares, if designed to result in a payout of up to 2,000 shares of Common Stock upon achievement of maximum performance, would count against the shares available for awards as though pertaining to 3,600 shares. This formula affords us greater flexibility in designing awards under the Plan, while at the same time giving appropriate weight to the financial accounting costs and the dilutive effects of these awards.

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Proposal 3. Approval of the Amended and Restated 2010 Equity Compensation Plan

Pursuant to the Deferred Compensation Plan (“DCP”), officers may elect to defer receipt of shares earned under the Plan. Dividends paid on such deferred shares are deemed to be reinvested in additional shares of Common Stock, and the DCP currently provides that such additional shares shall be counted against the shares available for awards under the Plan. In light of this provision of the DCP, we have amended the Plan to make clear that, to the extent shares issued upon the reinvestment of dividends under the DCP shall be counted against the Plan limit, they shall be counted as one share for every share issued.

In arriving at the maximum number of additional shares to be sought, the Board determined that targeting our projected needs over the next five to seven years struck the appropriate balance between the need to incent and retain key management personnel and the dilutive effect on stockholders of the additional shares authorized. In reaching this conclusion, the Board considered the so-called “overhang” related to the Plan. As noted in footnote 1 to the “Equity Compensation Plan Information” table on page 40, at the end of fiscal 2023 there were 1,515,768 shares committed to awards outstanding under the Plan (approximately 1.65% of our outstanding Common Stock at September 30, 2023), assuming the maximum level of performance on outstanding performance shares. With respect to these awards, 342,186 shares related to then outstanding RSUs, and 1,173,582 shares related to then outstanding performance shares. The total shares of Common Stock committed to outstanding awards under the Plan, assuming the maximum level of performance on outstanding performance shares (1,515,768), plus the number of shares of Common Stock remaining available for future awards under the Plan (1,510,900), plus the proposed additional shares of Common Stock to be made available for future awards under the Plan (3,700,000), represent a total potential overhang of 6,726,668 shares (7.33%) under the Plan.

The table set forth below illustrates the utilization of the shares previously authorized under the Plan over the last three completed fiscal years. To compare the rates of utilization on a consistent basis, the shares are shown as a percentage of the weighted average shares outstanding both as of the immediately preceding fiscal year and as of the fiscal year in which the grants were made.

FISCAL YEAR ENDED	NUMBER OF SHARES CHARGED AGAINST PLAN LIMIT WITH RESPECT TO STOCK OPTION/SAR AWARDS	NUMBER OF SHARES CHARGED AGAINST PLAN LIMIT WITH RESPECT TO FULL VALUE AWARDS(1)	PERCENTAGE OF WEIGHTED AVERAGE COMMON SHARES OUTSTANDING REPRESENTED BY SUCH AWARDS AS OF THE IMMEDIATELY PRIOR FISCAL YEAR	PERCENTAGE OF WEIGHTED AVERAGE COMMON SHARES OUTSTANDING REPRESENTED BY SUCH AWARDS AS OF THE FISCAL YEAR IN WHICH THE AWARDS WERE MADE
September 30, 2021	0	965,052	1.10%	1.05%
September 30, 2022	0	583,825	0.64%	0.63%
September 30, 2023	0	590,278	0.64%	0.64%
Average Percentage			0.79%	0.78%

(1)	Full value awards include grants of RSUs and performance shares.

The numbers shown in this table for grants of full value awards reflect the 1.8 to 1 ratio described above and the following performance parameters. The shares listed in the table with respect to performance shares granted in fiscal 2021 (which had a three-year performance cycle covering fiscal years 2021 through 2023) are based on the level of performance actually achieved. The shares listed in the table with respect to performance shares granted in fiscal 2022 and fiscal 2023 (which have three-year performance cycles ending September 30, 2024 and September 30, 2025, respectively (or in the case of ESG performance shares, December 31, 2024 and December 31, 2025, respectively) are based on the number of shares that would be payable in respect of such awards upon the achievement of the target level of performance. The actual number of shares issuable in respect of fiscal 2022 and fiscal 2023 performance share awards may be greater or lesser depending on whether actual achievement of the performance objectives is greater or lesser than target. If performance occurs at the maximum level for fiscal 2022 and fiscal 2023 performance share awards, the number of shares charged against the plan limit for the fiscal years ended September 30, 2022 and 2023 noted in the above table would be 935,539 and 954,344, respectively; the percentages for fiscal 2022 would each be 1.02%; the percentages for fiscal 2023 would be 1.04% and 1.03%; and the average percentages would be 1.05% and 1.03%.

As of December 29, 2023, the closing price of the Common Stock on the New York Stock Exchange was $50.17.

Extension of Plan Termination Date

We are seeking approval of a ten-year extension of the automatic termination date of the Plan. As previously approved by our stockholders, the Plan provides that it will continue in effect, unless sooner terminated pursuant to its terms, until the fifteenth anniversary of the effective date. The effective date was March 11, 2010, the date on which the Plan was initially approved by the Company’s stockholders. Accordingly, the current automatic termination date is March 11, 2025. We are seeking to

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Proposal 3. Approval of the Amended and Restated 2010 Equity Compensation Plan

extend this termination date by ten years, to March 11, 2035. We believe that the Plan has served its intended purposes well and will continue to do so over the next five to ten years.

Amendment of Plan Provisions Relating to “Other Performance-Based Compensation”

Under the Plan as originally adopted, no participant could receive in any calendar year a grant of options and/or SARs in respect of more than 750,000 shares of Common Stock. In addition, awards granted to an “Executive Officer” (as defined in the Plan) during any 12-month period, other than options or SARs, that were intended when granted to be “other performance-based compensation” under Section 162(m) of the Code generally could not exceed 375,000 shares underlying any performance share award, or $2,500,000 underlying any performance unit award, although amounts actually payable in respect of such awards could be up to twice the initial award, if there were superior achievement of the applicable performance goals.

Section 162(m) of the Code was amended, effective for taxable years beginning after December 31, 2017, to eliminate the exception to its limitation previously available for “other performance-based compensation,” except to the extent such compensation is provided pursuant to a binding written agreement in effect on November 2, 2017. No awards granted under the Plan on or before November 2, 2017 are currently outstanding. Thus, under current law, awards under the Plan cannot be “other performance-based compensation,” and the corresponding limitations on the number of shares granted no longer serve their originally intended purpose. Accordingly, we have modified the Plan to eliminate the limitations and the associated references to “other performance-based compensation.”

We have deleted a provision related to Section 162(m) that permitted the Committee to establish written rules or procedures that have the effect of limiting the amount payable with respect to performance units to an amount that is less than the maximum amount otherwise authorized. Deleting the provision removes a potential concern over the availability of fixed accounting treatment for performance unit awards.

Other Amendments

We have modified the Plan to state that the Committee shall determine whether dividend equivalents will be provided in respect of performance shares and performance units. This change would make clear that the Committee may utilize a design option that we understand is common among public companies. It could also preserve shares of Common Stock for issuance under the Plan, if as a result of the use of dividend equivalents, fewer performance shares (or performance units) were to be awarded, and dividend equivalents were to be paid in cash. The Plan continues to provide that no dividend equivalents will be paid or payable on any performance shares or performance units before they vest, and we have added a similar statement with respect to RSUs. We have also added to the Plan a statement to the effect that Covered Compensation paid to a Covered Officer (as such terms are defined under the Company’s Clawback Policy) that results from an award under the Plan will be recoverable under the Clawback Policy, subject to the terms and conditions of the Clawback Policy.

Principal Terms of the Plan

The principal terms of the Plan, as amended to increase the number of shares authorized for issuance thereunder and to extend the Plan’s termination date, are summarized below. In evaluating this Proposal 3, stockholders should consider all factors set forth under this Proposal 3.

If stockholders do not reapprove the Plan, the Plan will continue in effect as last approved by stockholders (that is, the number of shares available for issuance will not be increased and the termination date will not be extended).

Administration

The Plan generally provides for administration by the Committee. Among the powers granted to the Committee (which are further described in the Plan) are the authority to interpret the Plan, establish administrative rules, regulations and procedures, select employees of the Company and its subsidiaries to receive awards, determine the form, amount and other terms and conditions of an award, grant waivers of Plan terms and conditions or modify awards (subject to the terms of the Plan), and take all action it deems advisable for the proper administration of the Plan. The Plan authorizes the Committee to delegate its authority and duties under the Plan, in certain circumstances and subject to limitations described in the Plan, to the Chief Executive Officer and other senior officers of the Company.

Eligibility for Participation

All officers and other management employees of the Company and its subsidiaries (a total of approximately 40 and 950 individuals, respectively) are eligible to be selected to participate in the Plan. In fiscal 2023, awards were granted to each of

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Proposal 3. Approval of the Amended and Restated 2010 Equity Compensation Plan

the Company’s officers and to approximately 90 other management employees. The Committee has the discretion to choose which eligible individuals shall receive awards under the Plan, as well as the type, number and terms of the awards. The basis for participation in the Plan is selection for participation by the Committee (or its authorized delegate).

Amendment, Modification and Termination of Plan

The Board or the Committee may amend or modify the plan, provided that, without the approval of stockholders, no amendment may: (i) materially increase the benefits to the participants of the Plan, (ii) increase the number of shares subject to the Plan or the individual award limitations (described below), (iii) modify the class of persons eligible for participation in the Plan, or (iv) materially modify the Plan in any other way that would require stockholder approval. Unless otherwise terminated earlier, the Plan, as amended to extend the termination date by ten years, will automatically terminate on March 11, 2035. The Board or Committee may at any time in its sole discretion, for any reason, terminate or suspend the Plan.

Shares Available for Grant

As amended to increase the current share authorization of 8,700,000 shares by a subsequent 3,700,000 shares, the Plan authorizes for issuance a maximum of 12,400,000 shares of Common Stock of the Company, plus the number of shares subject to awards (or any portion of awards) issued under the Plan that lapse or are cancelled, forfeited, terminated or otherwise settled without the issuance of Common Stock. Shares are counted against the Plan limit (and added back to the Plan) using the Fungible Share Counting described above. If an award is issued in tandem with any other award (such that it is only possible to benefit under either but not both awards), the shares subject to such awards will be counted only once against such limit, based on the award that represents the greatest allocation of shares for this purpose.

The following shares of Common Stock may not again be made available for reissuance as awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or option, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the option exercise price.

The maximum limits of stock underlying awards are subject to equitable adjustment as further described in the Plan in the event of any stock dividend, stock split or share combination in respect of, or extraordinary cash dividend on, our Common Stock or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase our Common Stock at a price substantially below fair market value (as defined in the Plan), or other similar event affecting the Common Stock (an “Adjustment Event”).

Types of Awards

The Plan provides for the grant of any or all of the following types of awards: (i) stock options, (ii) SARs, (iii) restricted shares of our Common Stock (“Restricted Stock”), (iv) RSUs, (v) performance shares, (vi) performance-based dollar denominated awards (“performance units”), and (vii) certain other stock-based awards. Such awards may be granted singly or in combination, as determined by the Committee.

(a) Stock Options

Under the Plan, the Committee may grant awards to participants in the form of non-qualified stock options. The Committee determines the number of shares subject to the option, the manner and time that the option may be exercised and the exercise price per share of Common Stock subject to the option. In no event, however, may the exercise price of a stock option be less than the fair market value of the Company’s Common Stock on the date of the stock option’s grant.

Dividend equivalents may not be paid on stock options, and stock options may not be repriced (as further described in the Plan). Stock options will expire no later than the tenth anniversary of the date granted.

Unless the award notice provides otherwise, each option will vest in three equal annual installments, subject to the participant’s continued employment with the Company or subsidiary through such date (except as provided below). The Committee may provide that options may also become exercisable, in whole or in part, upon the occurrence of any event specified in the Plan or other condition specified by the Committee at or after the grant date of the applicable option. In its discretion, the Committee may establish in the award notice, conditions based on performance goals (in lieu of, or in addition to, time-based vesting) with respect to the exercisability of any option. Unless the award notice provides otherwise:

(i)	if a participant’s employment with the Company or a subsidiary terminates for Cause (as defined in the Plan), all options, vested or unvested, shall be forfeited and cancelled,

(ii)

upon the termination of a participant’s employment with the Company or a subsidiary due to death or disability (as defined in the Plan), or on or after his or her 60th birthday other than for Cause (“Retirement”), all outstanding options

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shall immediately vest and remain exercisable for a period equal to five years or, if earlier, until the original expiration date of the option,

(iii)

if a participant’s employment with the Company or subsidiary terminates due to the divestiture by the Company of one or more subsidiaries or other business segments, divisions or operations in a transaction that does not otherwise qualify as a Change in Control (a “Divestiture”), all outstanding options shall immediately vest and remain exercisable for a period equal to three years following the Divestiture or, if earlier, until the original expiration date of the option,

(iv)

if a participant’s employment with the Company or a subsidiary terminates without cause due to a reduction in force or similar downsizing at the Company or any subsidiary unit that affects a significant number of employees (a “Reduction in Force”), all unvested options shall be cancelled and forfeited and all vested options shall remain exercisable until the first anniversary of the date of the participant’s termination of service or, if earlier, the original expiration date of the option, and

(v)

if a participant’s employment with the Company or a subsidiary terminates for any other reason, all unvested options are cancelled and forfeited and any vested options remain exercisable for a period of 90 days after such termination or, if earlier, the original expiration date of the option.

Upon exercise of a stock option, the exercise price may, at the discretion of the Committee, be paid by a participant in cash or its equivalent, shares of Common Stock or Restricted Stock, or a combination thereof (or by other arrangements as the Committee may deem appropriate). The Plan allows options to be exercised using the “cashless exercise” of options by payment of the exercise price from the sale proceeds of a portion of the shares otherwise receivable upon exercise of the option and by net settlement, whereby the appreciation, if any, in value of the shares as to which the stock option is being exercised above the exercise price set at the date of grant is issued in shares without any other payment in respect of the exercise price. The Company may not make a loan to a participant to facilitate such participant’s exercise of any of his or her options or payment of taxes.

(b) Stock Appreciation Rights

Under the Plan, the Committee may grant awards to participants in the form of SARs, which may be granted on a stand-alone basis or in tandem with another award granted under the Plan (for example, SARS may be granted in tandem with an option award). A SAR is a right to receive a payment in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, equal to the appreciation, if any, in the fair market value of a stated number of shares of Common Stock from the SAR’s exercise price to the fair market value on the date the SAR is exercised. The Committee determines the number of shares subject to the SAR, the manner and time that the SAR may be exercised and the exercise price of the SAR. The exercise price related to a SAR must be at least equal to the fair market value of our Common Stock on the date the SAR is granted. If a SAR is to be paid in cash, the Committee may also establish in the applicable award notice a maximum amount per share which will be payable upon the exercise of such SAR.

Dividend equivalents may not be paid on SARs, and SARs may not be repriced (as described in the Plan). SARs will expire no later than the tenth anniversary of the date granted.

Unless otherwise provided in the award notice, SARs become exercisable in three equal annual installments, subject to the participant’s continued employment with the Company or a subsidiary through such date (except as provided below). SARs may also become exercisable, in whole or in part, upon the occurrence of any event or events as specified in the Plan or specified by the Committee, in its discretion, either at or after the grant date of the applicable SARs. In its discretion, the Committee may also establish conditions based on performance goals (in lieu of, or in addition to, time based vesting) with respect to the exercisability of any SARs. Unless the award notice provides otherwise:

(i)	if a participant’s employment with the Company or a subsidiary terminates for Cause, all SARs, vested or unvested, shall be forfeited and cancelled,

(ii)

if a participant’s employment with the Company or a subsidiary terminates due to death, disability, or Retirement, all outstanding SARs shall immediately vest and remain exercisable for a period equal to five years or, if earlier, until the original expiration date of the SAR,

(iii)

if a participant’s employment with the Company or subsidiary terminates due to Divestiture, all outstanding SARs shall immediately vest and remain exercisable for a period equal to three years following the Divestiture or, if earlier, until the original expiration date of the SAR,

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Proposal 3. Approval of the Amended and Restated 2010 Equity Compensation Plan

(iv)

if a participant’s employment with the Company or a subsidiary terminates due to a Reduction in Force, all unvested SARs shall be cancelled and forfeited and all vested SARs shall remain exercisable until the first anniversary of the date of the participant’s termination of service or, if earlier, the original expiration date of the SAR, and

(v)

if a participant’s employment with the Company or a subsidiary terminates for any other reason, all unvested SARs are cancelled and forfeited and any vested SARs remain exercisable for a period of 90 days after such termination or, if earlier, the original expiration date of the SAR.

Any SAR not already exercised shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

(c) Restricted Stock and Restricted Stock Unit Awards

The Plan authorizes the Committee to grant awards to participants in the form of Restricted Stock and RSUs. Such awards will be subject to such restrictions, terms and conditions as the Committee deems appropriate, including restrictions on transferability and continued employment. The lapsing of restrictions associated with such awards may be conditioned upon the passage of time while employed and/or the attainment of one or more performance goals.

The restricted period may lapse with respect to portions of Restricted Stock and RSUs on a pro rata basis, or it may lapse at one time with respect to all Restricted Stock and RSUs in an award. The restricted period will also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan. Unless the Committee determines otherwise at or after grant, (1) the restricted period with respect to Restricted Stock and RSUs that vest solely based on the passage of time while employed shall lapse in three approximately equal annual installments on the first through third anniversaries of the grant date, and (2) the restricted period with respect to Restricted Stock and RSUs that vest upon the satisfaction of performance goals shall lapse, to the extent performance goals have been achieved, not earlier than one year after the commencement of the applicable performance cycle. Unless the award notice provides otherwise, with respect to an award that is not also subject to performance conditions:

(i)

upon termination of a participant’s employment due to death, disability, Retirement, or a Divestiture, all restrictions relating to Restricted Stock and RSUs lapse and such awards become immediately vested, and

(ii)

upon termination of a participant’s employment due to a Reduction in Force, for Cause or for any other reason, all Restricted Stock and RSUs for which the restricted period has not lapsed are immediately forfeited.

Unless the Committee determines otherwise, if an award is granted in the form of Restricted Stock, the participant will have all the rights of a stockholder with respect to such shares, including the rights to vote and to receive dividends. A participant who is awarded RSUs will not have voting rights with respect to such RSUs. The Committee shall determine whether dividend equivalents will be provided in respect of any RSU award, the manner in which any such dividend equivalents will be deemed invested, the time or times at which such dividend equivalents shall be deemed payable and any other terms and conditions thereon that the Committee shall deem appropriate.

At the expiration of the restricted period for any outstanding Restricted Stock, the Company shall evidence the issuance of such shares free of any restrictions imposed under the Plan. At the expiration of the restricted period with respect to any outstanding RSU, the participant shall receive, in the Committee’s discretion, one share of Common Stock, a cash payment equal to the fair market value of the underlying share of Common Stock as of the payment date or any combination of cash and Common Stock equal to that fair market value.

(d) Performance Shares and Performance Units

Under the Plan, the Committee may grant awards to participants in the form of performance shares or performance units. Vesting of these awards is generally contingent upon the attainment of specified performance goals over a period to be determined by the Committee. Performance shares and performance units may also become earned and vested based on the occurrence of any event or events, including a Change in Control, as the Committee determines, either at or after the grant date. Unless otherwise determined by the Committee, the performance cycle for performance shares and performance units is three years, and may not be less than one year. The Committee shall determine whether dividend equivalents will be provided in respect of any performance share award or performance unit award, the manner in which any such dividend equivalents will be deemed invested, the time or times at which such dividend equivalents shall be deemed payable and any other terms and conditions thereon that the Committee shall deem appropriate. The Committee may adjust the performance

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Proposal 3. Approval of the Amended and Restated 2010 Equity Compensation Plan

goals for any performance cycle as it deems equitable in recognition of events impacting the comparability of the Company’s results of operations or financial condition, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. The performance goals to be achieved during a performance cycle and the measure of whether and to what degree such objectives have been attained will also be determined by the Committee.

Unless the Committee determines otherwise at or after grant,

(i)

upon the termination of a participant’s employment due to death or disability, Retirement or a Divestiture, the participant will be entitled to receive the number of shares or cash value he or she would have received with respect to performance awards had the participant remained employed with the Company through the end of the performance cycle, pro-rated to reflect the actual time that the participant was employed by the Company during the performance cycle, and

(ii)

upon the termination of a participant’s employment due to a Reduction in Force, for Cause or for any other reason not described in clause (i) above, any performance award for which the performance cycle has not yet been completed shall be cancelled and forfeited.

No shares of Common Stock will be issued at the time a performance share award is made, and the Company is not required to set aside a fund for the payment of performance shares or performance units.

Payment of both performance shares and performance units may be made in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the fair market value of the Common Stock on the date the Committee certifies the extent to which performance goals have been attained.

(d) Other Stock-Based Awards

The Committee may grant other stock-based awards in accordance with the Plan. Other stock-based awards may take such form of an interest in the Common Stock, the value of a specified number of shares of Common Stock or any combination thereof as the Committee determines, including outright awards of Common Stock in satisfaction of an obligation of an employer in respect of compensation that would otherwise be payable to a participant in cash (each, a “Cash Settlement Award”). The number of shares of Common Stock that may be subject to other stock-based awards will not exceed five percent (5%) of the shares authorized for issuance under the Plan, except that, the number of other stock-based awards that are Cash Settlement Awards shall not be subject to, or otherwise counted against, the foregoing 5% limit. In addition to any other terms and conditions that may be specified by the Committee, each other stock-based award shall specify the impact of a termination of service upon the rights of a participant in respect of such award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or RSUs, or may contain terms that are more or less favorable to the participant. The terms of any other stock-based award need not be uniform in application to all (or any class of) participants, and each other stock-based award granted to any participant (whether or not at the same time) may have different terms. Any such other stock-based award shall be evidenced by an award notice which specifies the terms and conditions applicable thereto.

Performance Measures

The performance measure(s) to be used for performance share awards and performance units (and any other award to which the Committee attaches performance goals) shall be established by the Committee, including, but not limited to, one or more of the following as applied to the Company or any subsidiary, or a combination of subsidiaries, whether on a relative or a comparative basis: (i) earnings per share, (ii) net income (before or after taxes), (iii) return measures (including, but not limited to, return on assets, equity or sales), (iv) cash flow return on investments which equals net cash flows divided by owners’ equity, (v) earnings before or after taxes, depreciation and/or amortization, (vi) gross revenues, (vii) operating income (before or after taxes), (viii) total shareholder return, (ix) corporate performance indicators (indices based on the level of certain expenses, certain objectively measurable operational events or certain services provided to customers), (x) cash generation, profit and/or revenue targets, (xi) growth measures, including revenue growth, reserve growth or reserve replacement, whether or not as compared to a peer group or other benchmark, and/or (xii) share price (including, but not limited to, growth measures and total shareholder return). The Plan allows the Committee to exclude the effect of changes in accounting standards and other events specified by the Committee (such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses) that may impact the comparability of results of operations or financial condition in setting performance goals using these performance measures, and in determining actual performance relative to these performance measures.

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Proposal 3. Approval of the Amended and Restated 2010 Equity Compensation Plan

Other Terms of Awards

Awards under the Plan will generally be evidenced by an award notice. Upon grant of any award, the Committee may, by way of the award notice or otherwise, establish such other terms and conditions governing the grant of such award as are not inconsistent with the Plan. The Committee generally may unilaterally amend any award, including to provide for more favorable vesting terms, if such amendment is not adverse to the participant (unless the Committee determines that such amendment is necessary or advisable to comply with applicable law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A of the Code). The Company may deduct from any payment under the Plan the amount of any applicable income and employment taxes, or may require the participant to pay such taxes as a condition to making such payment. Subject to the terms of the Plan, a participant may pay the amount of such taxes required to be withheld from any award, in whole or in part, by requesting that the Company withhold from any payment of Common Stock due as a result of such award, or by delivering to the Company, shares of Common Stock with a fair market value not in excess of the amount of the applicable withholding taxes.

Nonassignability

Except as otherwise provided in an award notice, no awards under the Plan may be transferred (except by will or the laws of descent and distribution), and during a participant’s lifetime may be exercised only by the participant except that, the Committee may permit awards to be transferred to: (i) members of a participant’s immediate family as defined in Rule 16a-1 of the Exchange Act or any successor rule or regulation (or a participant’s former spouse, niece or nephew), or (ii) a trust in which these persons have more than fifty percent of the beneficial interest (a “Trust”) and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests (“Permitted Transferees”), provided that (a) there is no consideration for such transfer and (b) the Plan’s transferability provisions do not prohibit the transfer of an award from a Trust back to a participant to whom the award was originally granted, in accordance with the terms of the Trust. Following transfer, any awards continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and, except that, for events related to the termination of employment of the participant, the term “participant” will refer to the transferor.

Change in Control

In the event of a “Change in Control” (as that term is defined below), outstanding awards will vest and become fully exercisable if such awards are not assumed or substituted with new ones by the surviving entity (as further described below). Specifically, the plan provides that: (i) each outstanding option and SAR shall become fully exercisable, (ii) the restricted period shall lapse as to each share of outstanding Restricted Stock then outstanding, (iii) each outstanding RSU shall become fully vested and payable, (iv) each outstanding performance share award and performance unit award shall be deemed earned at the target level of performance for such award, and (v) each outstanding other stock-based award shall become fully vested and payable.

In addition, in connection with a Change in Control, the Committee may, in its discretion, provide that each option and/or SAR shall be canceled in exchange for a payment per share in cash (“Settlement Payment”) in an amount equal to the excess, if any, of the fair market value over the exercise price of the option or grant price of the SAR. Should the Committee authorize any Settlement Payments in respect of options, the Committee may determine that any options which have an exercise price per share below the fair market value will be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also decide that each restricted stock unit, other stock-based award, performance share and/or performance unit shall be settled in cash with its value determined based on the value received by the stockholders in any transaction that itself constitutes a Change in Control.

If the Committee reasonably determines in good faith, prior to the occurrence of a Change in Control, that outstanding awards under the Plan shall be honored or assumed, or new rights substituted therefore immediately following the Change in Control, the outstanding awards will not vest as described above. However, such new award must: (i) be based on stock which is traded on an established U.S. securities market, (ii) provide the participant with rights and entitlements substantially equivalent to or better than those applicable to the outstanding award under the Plan, (iii) have substantially equivalent economic value as the outstanding awards (as described in the Plan), and (iv) provide that the awards will vest (as described in the Plan) in the event that, during the 24-month period following the Change in Control, the participant’s employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death or disability) other than for Cause, or the participant’s employment or service is “Constructively Terminated” (as defined below).

If any award granted under the Plan and outstanding at the time of a Change in Control is treated as “deferred compensation” under Section 409A of the Code, and not exempt from its requirements, no acceleration of payment of such award shall be made upon a Change in Control, even if such award vests and becomes fully exercisable upon a Change in

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Control, unless such event is also a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation within the meaning of Section 409A of the Code. In such case, such award will be paid out at the date or event that such award would have been payable without regard to the occurrence of such Change in Control.

For purposes of the Plan, a Change in Control shall occur whenever (in each case, as further described in the Plan):

(i)

any person, other than the Company, one of our subsidiaries, or any employee benefit plan or plans sponsored by the Company or any such subsidiary, is or has become the beneficial owner of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or more than twenty percent (20%) of the fair market value of all classes of the Company’s outstanding stock,

(ii)	the consummation of

(a)

any consolidation or merger of the Company immediately following which the persons who, immediately prior to the consolidation or merger, held the capital stock of the Company do not hold, immediately following such transaction, (x) at least a majority of the stock ordinarily entitled to vote in the election of directors of the corporation surviving such consolidation or merger (or the ultimate parent corporation in an unbroken chain which owns, directly or indirectly, a majority of the capital stock of such entity) or (y) stock in the entity described in subclause (x) above that represents at least 50% of the fair market value of all classes of stock of such entity, in either case, in substantially the same proportionate ownership as such persons held immediately before such consolidation or merger, or

(b)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

(iii)

individuals who constituted the Board at the beginning of a 12 month period (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person who becomes a director and whose election, or nomination for election, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board.

A participant in the Plan shall undergo a “Constructive Termination” if, without the participant’s written consent, the participant terminates employment or service within 120 days following either (x) a material reduction in the participant’s base salary or a participant’s incentive compensation opportunity, or (y) the relocation of the participant’s principal place of employment or service to a location more than 35 miles away from the participant’s prior principal place of employment or service.

The Company will pay legal fees and related expenses incurred by a participant in seeking to obtain or enforce any payment, benefit or right that the participant may be entitled to under the Plan following a Change in Control. The participant will be required to repay any such amounts to the Company to the extent a court determines that the position taken by the participant was frivolous or advanced in bad faith.

Adjustment of Shares Available

In the event of the occurrence of an Adjustment Event, equitable adjustment will be made by the Committee, in its discretion, in: (i) the aggregate number of shares of Common Stock available for awards under the Plan, (ii) the aggregate limitations on the number of shares that may be awarded as a particular type of award or that may be awarded to any particular participant in any particular period under the Plan and (iii) the aggregate number of shares subject to outstanding awards and the respective exercise prices or grant prices applicable to outstanding awards.

U.S. Federal Income Tax Consequences

This is a brief summary of some of the U.S. federal income tax consequences of certain transactions under the Plan based on U.S. federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences.

A participant who is granted an incentive stock option is not required to recognize taxable income at the time of the grant or at the time of exercise. If a participant does not dispose of the shares acquired pursuant to the exercise of an incentive stock

88	National Fuel Gas Company | 2024 PROXY STATEMENT

Proposal 3. Approval of the Amended and Restated 2010 Equity Compensation Plan

option before the later of two years from the date of grant of the option and one year from the transfer of the shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss.

If a participant disposes of the shares received upon the exercise of any incentive stock option either (i) within one year of the transfer of the shares to him or her or (ii) within two years after the incentive stock option was granted, the participant will generally recognize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the shares on the date the incentive stock option was exercised over the purchase price paid for the shares upon exercise, and (b) the amount of gain realized on the sale.

A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable ordinary income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise.

The grant of a SAR will produce no federal tax consequences for the participant or the Company. The exercise of a SAR results in taxable ordinary income to the participant, equal to the amount of cash received and the fair market value of any shares received on the exercise.

A participant who is granted shares of Restricted Stock will not be required to recognize taxable income at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

A participant who is granted RSUs will generally be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

A participant who is granted a performance share or performance unit will not be required to recognize taxable income at the time of the grant. A participant will be required to recognize ordinary income either at the time the award vests or is paid, depending upon the terms and conditions of the award.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

New Plan Benefits

Awards under the Plan are made at the discretion of the Committee (or its authorized delegate). While the Committee has established guidelines for making awards to the Company’s executive officers, the number of shares that are granted subject to any award is subject to a number of variables, including the value of the Common Stock at or about the time the award is granted. Therefore, the awards that may be made under the Plan at a future date are not currently determinable. Accordingly, in accordance with the interpretations of the SEC staff, no new plan benefit table is required with respect to the Plan.

We intend to file a Registration Statement on Form S-8 relating to the issuance of the additional shares of Common Stock under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable after approval of Proposal 3 by our stockholders. The affirmative vote of a majority of the votes cast with respect to the approval of the Plan is required for approval of the proposed amendments to the Plan.

The Board of Directors recommends that you vote FOR approval of the amended and restated 2010 Equity Compensation Plan.

National Fuel Gas Company | 2024 PROXY STATEMENT	89

Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, stockholders will be asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company’s fiscal year ending September 30, 2024 (“fiscal 2024”). The independent registered public accounting firm will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 2024. PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for fiscal 2023.

One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and are expected to be available to respond to appropriate stockholder questions.

The affirmative vote of a majority of the votes cast with respect to the ratification of the appointment of the independent registered public accounting firm by the holders of shares of Common Stock entitled to vote is required for ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

If the necessary votes are not received, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP and may retain PricewaterhouseCoopers LLP or appoint another independent registered public accounting firm, without resubmitting the matter to stockholders. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

The Board of Directors recommends that you vote FOR ratification of this appointment.

90	National Fuel Gas Company | 2024 PROXY STATEMENT

Important Notice Regarding Delivery of Stockholder Documents

Only one copy of this proxy statement and the Company’s Annual Report for the 2023 fiscal year are being delivered to some multiple stockholders who share an address. A separate proxy card is being included for each account at the shared address.

Registered stockholders who share an address and would like to receive a separate annual report and/or a separate proxy statement for the Annual Meeting or future Annual Meetings of Stockholders, or have questions regarding the householding process, may call Broadridge, toll-free at 1-866-540-7095. You will need your 16-digit control number. Simply follow the prompts. You may also write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Promptly upon request, additional copies of the Company’s Annual Report for fiscal 2023 and separate proxy statements for the Annual Meeting will be sent. By contacting Broadridge, registered stockholders sharing an address can also request delivery of a single copy of annual reports or proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokerage firms and other holders of record have also instituted householding procedures. If your family has one or more “street name” account under which you beneficially own shares of Common Stock, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our Annual Report for fiscal 2023 or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding and see the section “Multiple Copies of Proxy Statement” within this proxy statement. These options are available to you at any time.

National Fuel Gas Company | 2024 PROXY STATEMENT	91

Proposals of Security Holders for the 2025 Annual Meeting

Proposals that security holders intend to present at the 2025 Annual Meeting of Stockholders must be received by the Secretary at the principal offices of the Company no later than September 21, 2024, in order to be considered for inclusion, pursuant to SEC Rule 14a-8 under the Exchange Act, in the Company’s proxy statement and form of proxy for that meeting. Notice of a stockholder proposal submitted outside the processes of SEC Rule 14a-8 under the Exchange Act shall be considered untimely unless received by the Secretary at the Company’s principal office between October 9, 2024 and November 8, 2024. The window for eligible stockholders to submit director nominees for inclusion in the Company’s proxy statement and form of proxy, pursuant to the Company’s By-Laws, and the window for stockholders to provide notice of a solicitation of proxies in support of director nominees other than the Company’s nominees, pursuant to SEC Rule14a-19 under the Exchange Act, is October 9, 2024 to November 8, 2024. In addition to satisfying the foregoing requirements under the Company’s By-Laws, to comply with the universal proxy rules, security holders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the 2024 Annual Meeting of Stockholders (for the 2025 Annual Meeting of Stockholders, no later than January 7, 2025). However, if the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by the Company.

92	National Fuel Gas Company | 2024 PROXY STATEMENT

Other Business

The Board of Directors does not know of any business that will be presented for consideration at the Annual Meeting except as set forth above. However, if any other business is properly brought before the Annual Meeting, or any adjournment or postponement thereof, the Proxies will vote in regard thereto according to their discretion.

National Fuel Gas Company | 2024 PROXY STATEMENT	93

Where You Can Find Additional Information

We file periodic reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov and at the Company’s website at www.nationalfuel.com.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows the Company to incorporate by reference the information that it files with the SEC. Incorporation by reference means that the Company can disclose important information to you by referring you to other documents filed separately with the SEC that are legally considered to be part of this document, and such documents are automatically updated and superseded by this proxy statement. Later information that is filed by the Company with the SEC will automatically update and supersede the information in this document.

BY ORDER OF THE BOARD OF DIRECTORS

Michael W. Reville

General Counsel and Secretary

January 19, 2024

94	National Fuel Gas Company | 2024 PROXY STATEMENT

Appendix A to Proxy Statement

NATIONAL FUEL GAS COMPANY

REPORTING PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

I.	Purpose

National Fuel Gas Company (“Company”) has a longstanding commitment to comply with federal and state securities laws and regulations, accounting standards, accounting controls and audit practices. In furtherance of this commitment, the Audit Committee of the Company’s Board of Directors has established these Reporting Procedures for Accounting and Auditing Matters (“Procedures”), which provide for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

II.	Scope

These Procedures apply to all employees of all divisions and subsidiaries of the Company.

III.	Procedures

A.	Making a Report of Accounting and Auditing Matters

1.

An employee with a concern or complaint regarding accounting, internal accounting controls, or auditing matters (collectively “Accounting and Auditing Matters”) may report such concerns, on a confidential and anonymous basis if the employee so desires, as follows:

a.	Via the Company’s dedicated toll-free hotline (1-800-605-1338) operated by a third party service company; or

b.	Via the Company’s dedicated website (www.natfuelgas.ethicspoint.com) operated by a third party service company; or

c.

In writing in a sealed envelope addressed to the Chairman of the Audit Committee, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221. The sealed envelope should be labeled with a legend such as: “Submitted pursuant to the Reporting Procedures for Accounting and Auditing Matters.”

2.	A sufficiently detailed description of the factual basis for the report should be given in order to allow appropriate investigation into the matter.

B.	Treatment of Reports

1.	All reports will be forwarded to the Chairman of Audit Committee, the Chief Auditor, and General Counsel.

2.

Upon receipt of a report, the Chief Auditor will determine whether the complaint pertains to Accounting and Auditing Matters. If the report does not pertain to Accounting and Auditing Matters, the Chief Auditor and General Counsel will decide together on the appropriate disposition.

3.

Reports relating to Accounting and Auditing Matters will be promptly investigated by the Chief Auditor under the Audit Committee’s direction and oversight, and may involve the assistance of other Company resources as needed. To the fullest extent possible, such investigations and reports will be kept confidential.

4.

If the results of an investigation indicate that corrective action is required, the Audit Committee will decide what steps should be taken to rectify the problem and reduce the likelihood of recurrence, and may also recommend appropriate discipline.

5.

No person making a report under these Procedures shall be subject to retaliation because of making a good faith report. In addition, any employee of the Company responsible for retaliating against individuals who in good faith report concerns regarding Accounting and Auditing Matters will be subject to disciplinary action, up

National Fuel Gas Company | 2023 PROXY STATEMENT	A-1

Appendix A to Proxy Statement

to and including termination. Any employee making a bad faith report, including a report made for the purpose of harassing or maliciously injuring the subject of the report, will be subject to disciplinary action, up to and including termination.

C.	Retention of Reports and Investigation Documents

The Chief Auditor will maintain, in accordance with the Company’s document retention policy, a complete record of all reports received (including those determined not to pertain to Accounting and Auditing Matters), all records associated with reports of Accounting and Auditing Matters, the treatment of reports of Accounting and Auditing Matters under these Procedures, and the ultimate disposition of Accounting and Auditing Matters reports. In addition, the Chief Auditor shall prepare an update on the status of (i) all reports of Accounting and Auditing Matters under investigation, and (ii) those reports of Accounting and Auditing Matters whose investigation has been concluded since the previous status update. Status updates shall be provided as required to the Chairman of the Audit Committee and shall be provided on at least a quarterly basis for the entire Audit Committee.

IV.	Administration of Procedures

The Audit Committee is the issuer and owner of these Procedures. These Procedures shall be subject to periodic review and revision by the Audit Committee as necessary or appropriate. The Audit Committee, in consultation with the Company’s Chief Auditor, shall have the authority to make any interpretations regarding the operation of these Procedures.

A-2	National Fuel Gas Company | 2023 PROXY STATEMENT

Appendix B to Proxy Statement

National Fuel Gas Company

Corporate Governance Guidelines

Amended effective December 1, 2023

The business of National Fuel Gas Company (the “Company”) is conducted by its employees, managers and officers, under the oversight of the Board of Directors (the “Board”), in order to serve the long-term interests of its stockholders. The Board and management recognize that the long-term interests of stockholders are served by considering the interests of customers, employees and the communities in which the Company operates. In addition, the Board requires directors, officers and employees to comply with all legal and regulatory requirements and to adhere to the highest ethical standards in the performance of their duties. To help discharge its responsibilities, the Board has adopted the following guidelines on corporate governance matters.

1.	Board of Directors

The Board shall consist of a number of directors, not less than seven nor more than eleven, as determined by a majority vote of the full Board.

The business and affairs of the Company shall be managed by or under the direction of the Board, acting as a body, in accordance with Section 14A:6-1 of the New Jersey Business Corporation Act. Individual directors shall have no authority to act for or on behalf of the Company without the express authorization of the Board, or as may be provided by law, the Certificate of Incorporation or the By-Laws.

2.	Independent Directors

A majority of the Board must qualify as independent directors under the listing standards of the New York Stock Exchange. The Board will annually review the relationship that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). All determinations of director independence will be disclosed in the Company’s annual proxy statement.

3.	Director Qualifications

The Board, with input from the Nominating/Corporate Governance Committee, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include knowledge, experience, and skills in areas critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and candidates’ commitments to the boards of other publicly-held companies. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

The Nominating/Corporate Governance Committee is responsible for periodically reviewing these qualification guidelines and recommending modifications, as appropriate. The Board believes the qualification guidelines included as Exhibit A are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

Directors are expected to carry out the functions of the Board in a professional and diligent manner, and to spend the time and effort necessary to properly discharge such responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and Committees on which such director sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chair of the appropriate Committee in advance of such meeting. A director is also expected to review provided materials in advance of a meeting.

4.	Selection of New Directors

The Board is responsible for selecting Board candidates and nominating them for election by the stockholders and for filling vacancies on the Board. The Nominating/Corporate Governance Committee will recommend to the Board nominees for election, including, as appropriate, incumbent directors for re-election.

National Fuel Gas Company | 2023 PROXY STATEMENT	B-1

Appendix B to Proxy Statement

Stockholders may propose candidates for consideration by the Nominating/Corporate Governance Committee in accordance with the Process for Identifying and Evaluating Nominees for Director included as Exhibit B. In addition, the Company’s By-Laws provide a process for stockholders meeting certain requirements to have nominees included in the Company’s proxy materials.

In recommending individuals for nomination, the Nominating/Corporate Governance Committee will seek the input of the Chairman of the Board and Chief Executive Officer and will evaluate candidates using the qualification guidelines included as Exhibit A and the Process for Identifying and Evaluating Nominees for Director included as Exhibit B, as they may be supplemented from time to time. Once a candidate is selected to join the Board, the Chairman of the Board and/or the Chair of the Nominating/Corporate Governance Committee will extend the invitation to join the Board on the Board’s behalf.

5.	Term Limits

The Board does not believe it should limit the number of terms for which an individual may serve as a director. While term limits could help ensure fresh ideas, they also would force the Board to lose the contributions of directors who have developed an insight into the Company. This insight and continuity of directors is an advantage, not a disadvantage. As an alternative to term limits, the Nominating/Corporate Governance Committee will review a director’s continuation on the Board whenever the director experiences a change in professional responsibilities, as a way to assure that the director’s skills and experience continue to match the needs of the Board. In addition, in connection with nomination of the slate of directors that the Board proposes for election by stockholders each year, the Nominating/Corporate Governance Committee will consider re-nominated directors’ continuation on the Board and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas.

A director shall normally serve on the Board for a three-year term, if elected prior to 2022, and for a one-year term, if elected in 2022 or thereafter. Pursuant to the Company’s determination to declassify the Board, by 2024 all directors will stand for election annually. A director appointed to fill a vacancy shall stand for election at the next annual meeting of stockholders.

In an uncontested election of directors, a nominee for director who fails to receive a majority “FOR” vote of votes cast, as defined under New Jersey law, for election in accordance with the Company’s By-Laws is expected to tender, promptly following certification of the stockholder vote, his or her resignation from the Board, which resignation may be conditioned upon Board acceptance of the resignation.

The Nominating/Corporate Governance Committee will consider the tendered resignation of a director who fails to receive a majority of votes cast for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to the Board whether or not to accept such resignation. The Nominating/Corporate Governance Committee in deciding what action to recommend, and the Board in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration shall abstain from participating in any decision of the Nominating/Corporate Governance Committee or the Board regarding such resignation. If the Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. The Board shall publicly disclose its decision regarding a resignation tendered by a director who fails to receive a majority of votes cast for election within 90 days after certification of the stockholder vote.

6.	Change in Professional Responsibilities

It is the view of the Board that each director who experiences a change in his or her business or professional affiliation or responsibilities should bring this change to the attention of the Board and should offer to resign. The Board does not believe that each director who retires or has a change in position or responsibilities should necessarily leave the Board. The Nominating/Corporate Governance Committee will, however, review the continued appropriateness of Board membership under these circumstances and make a recommendation to the Board.

This same guideline applies to any inside directors, including the Chief Executive Officer of the Company, in the event he or she no longer serves in that position.

7.	Service on Other Boards

It is the view of the Board that directors are expected to ensure that other commitments, including other board memberships, do not interfere with their duties and responsibilities as members of the Board. Current directors should notify the Chief Executive Officer or Corporate Secretary, who in turn will notify the Chair of the Nominating/Corporate Governance Committee, when considering a request for service on the board of any other public company or other for-profit entity. The Nominating/Corporate Governance Committee, in consultation with the Chief Executive Officer (or the Corporate Secretary,

B-2	National Fuel Gas Company | 2023 PROXY STATEMENT

Appendix B to Proxy Statement

in the case of the Chief Executive Officer who is the subject of the request), will consider potential conflicts of interest and whether the service would interfere with such director’s ability to properly discharge his or her duties. The Committee will make a recommendation to the Board, and the Board, exercising its business judgement, will consider any further action.

8.	Director Age

A Company director must submit his or her resignation from the Board at the annual meeting of stockholders immediately following his or her 75th birthday.

9.	Board Leadership
A.	Chairman of the Board and Chief Executive Officer

1. The Chairman of the Board, who may also be the Chief Executive Officer, shall be a director and preside at all meetings of the Board and meetings of the stockholders. The Chairman of the Board is chosen on an annual basis by at least a majority vote of the remaining directors.

2. The Chief Executive Officer, who may also be the Chairman of the Board, shall be appointed by the Board and serve at the pleasure of the Board.

B.	Lead Independent Director

The Lead Independent Director will preside at all meetings of the non-management directors at which he or she is present and all meetings of the independent directors at which he or she is present. The Lead Independent Director will perform such other functions as the Board may direct. The Lead Independent Director is chosen on an annual basis by at least a majority vote of the remaining directors.

C.	Succession Planning and Leadership Development

Each year, the Chief Executive Officer will report to the Compensation Committee on succession planning and his or her recommendation as to a potential successor, along with a review of any development plans recommended for such individuals. The Committee will make an annual report to the Board on succession planning, and the Board will work with the Committee to evaluate potential successors to the Chief Executive Officer. When the Compensation Committee and the Board review management succession plans for the Chief Executive Officer, they will consider succession in the event of an emergency or retirement of the Chief Executive Officer. The Committee and the Board will also review succession candidates for executive officers other than the Chief Executive Officer and other senior managers as it deems appropriate.

10.	Board Committees
A.	Number of Committees

Currently there are five Committees: Executive, Audit, Compensation, Nominating/Corporate Governance, and Financing. The Board believes the current Committee structure is appropriate. From time to time, depending upon the circumstances, the Board may form a new Committee or disband a current Committee.

B.	Assignment of Committee Members

The Board appoints members of the Committees on an annual basis. Vacancies in the Committees will be filled by the Board. In making assignments to the Committees, only independent directors may serve on the Audit Committee, the Compensation Committee, or the Nominating/Corporate Governance Committee, and at least one member of the Audit Committee must have accounting or financial management experience, as defined by the U.S. Securities and Exchange Commission rules or as required under applicable New York Stock Exchange listing requirements. Additionally, a member of the Audit Committee may not sit on more than three other Audit Committees of other public companies, unless the Board determines that such commitments would not impair his or her effective service to the Company.

The Board will take into account tenure on a Committee and give consideration to rotating Committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

C.	Committee Charters and Authority

The Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, each have a written charter, which has been approved by the Board. Each charter delegates certain responsibilities to the respective Committee.

National Fuel Gas Company | 2023 PROXY STATEMENT	B-3

Appendix B to Proxy Statement

The Executive Committee may exercise Board authority with respect to matters other than those for which action of the full Board is required under applicable law. The Financing Committee may exercise Board authority with respect to specific matters for which the Board has delegated responsibility to it.

Unless delegated to one of the Committees either in the Charter, the By-Laws, a resolution of the Board or a vote of stockholders, each Committee shall make recommendations to the Board and the Board will consider and approve the recommendations. The Committee charters may be changed from time to time by approval of the Board.

11.	Board Meetings
A.	Number of Meetings

The Board has at least four scheduled meetings per year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company.

B.	Role of the Chairman of the Board

The Chairman of the Board shall preside at all meetings of the Board. The Chairman of the Board shall determine the agenda for all Board meetings with the assistance of the Chief Executive Officer. Each director shall be entitled to suggest the inclusion of items on the agenda, with the final determination of the agenda to be made by the Chairman of the Board. The Chairman of the Board shall also determine the timing and length of Board meetings, and the time to be devoted to each topic on the agenda. All procedural matters with respect to the conduct of Board meetings shall be determined by the Chairman of the Board, including whether any individuals other than Board members shall be invited to attend and/or participate in all or any portion of any meetings, and the conditions of such individuals’ attendance and/or participation. In the absence of the Chairman of the Board, the Chief Executive Officer shall exercise all powers and authority conferred herein.

C.	Distribution of Board Materials in Advance

Materials for review, discussion and/or action of the Board should be distributed to Board members in advance of meetings whenever practicable.

D.	Non-Management Director Meetings / Independent Director Meetings

The non-management directors will meet at regularly scheduled executive sessions without management. The Audit Committee Chair, Nominating/Corporate Governance Committee Chair and Compensation Committee Chair may call the non-management directors to additional sessions without management. The independent directors will meet in executive session without management at least once per year. The Board shall not take formal actions at meetings of the non-management directors or independent directors, although the participating directors may make recommendations for consideration by the full Board.

12.	Confidentiality

Pursuant to their fiduciary duties, directors are required to protect and hold confidential all non-public information obtained by reason of their directorship position absent the express or implied permission of the Board of Directors to disclose such information or the written agreement of the Company to permit disclosure. No director shall use Confidential Information for his or her own personal benefit or to benefit persons or entities outside the Company. No director shall disclose Confidential Information outside the Company, either during or after his or her service as a director of the Company, except (i) with authorization of the Board of Directors, (ii) as may be permitted by written agreement with the Company, or (iii) as may be otherwise required by law.

“Confidential Information” is all non-public information entrusted to or obtained by a director by reason of his or her position as a director of the Company. It includes, but is not limited to, non-public information that might be of use to competitors or harmful to the Company or its customers if disclosed, such as

•

information about the Company’s financial condition, results of operations, prospects, plans, objectives or strategies, and information relating to mergers and acquisitions, stock splits, stock repurchases, divestitures and other transactions;

•

trade secrets, information or techniques, marketing and research and development information, drilling and exploration data, information concerning customers, suppliers, producers and joint venture partners, payroll and benefits information, current/past employee information, technical and computer/software related information, and legal information;

•	information about discussions and deliberations relating to business issues and decisions, between and among employees, officers and directors.

B-4	National Fuel Gas Company | 2023 PROXY STATEMENT

Appendix B to Proxy Statement

To promote a free and unfettered exchange of ideas among directors, the directors will treat all discussions and deliberations that take place at Board meetings as confidential unless disclosure of those discussions is otherwise required by law or permitted by written agreement with the Company. No video or electronic recording of Board proceedings shall be made without the consent of the Chairman of the Board and a majority of the Board.

13.	Board and Committee Performance Evaluations

The Board and the Audit, Compensation and Nominating/Corporate Governance Committees will perform an annual self-evaluation. Each year the directors will provide assessments of the effectiveness of the Board, and the members of the Audit, Compensation and Nominating/Corporate Governance Committees will provide assessments of the effectiveness of their respective committees. These evaluations will be submitted to the Nominating/Corporate Governance Committee which will review them and determine if any additional evaluation is necessary. If the Nominating/Corporate Governance Committee determines that additional evaluation is necessary, it may elect to have such evaluation performed internally, or by an independent corporate governance expert. The Nominating/Corporate Governance Committee will report all evaluation results to the Board and make recommendations for areas which, in its judgment, require improvement.

14.	Board Compensation

The Board’s compensation philosophy is that directors (other than those who are also salaried officers of the Company or any of its subsidiaries) are entitled to receive reasonable compensation for their services and reimbursement for certain expenses, as may be determined by the Board. The Compensation Committee shall have the responsibility for recommending to the Board changes in compensation levels for non-employee directors. In discharging this duty, the Committee shall be guided by four general principles: compensation should fairly pay directors for work required; compensation should attract and retain highly qualified candidates for Board membership; compensation should align directors’ interests with the long-term interests of stockholders; and compensation should be transparent and as simple as possible within the limitations of tax and legal considerations.

Reasonable compensation also may be paid to any person (other than a salaried officer or employee of the Company or any of its subsidiaries) formally requested by the Board to attend a meeting.

15.	Board Access to Company Officers

Board members will have access to all officers of National Fuel Gas Company. Independent Board members may consult with such officers without senior corporate management present. Members of committees of the Board will also have such access to management as is provided in committee charters or as may otherwise be authorized by the Board. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board to have a full understanding of matters being considered and to introduce managers with significant potential.

16.	Access to Independent Advisors

The Board shall have the power at any time by majority vote to retain independent outside financial, legal or other advisors, at the Company’s expense.

17.	Director Contact with the Company’s Constituencies

Except as otherwise required by New York Stock Exchange listing standards or applicable law, or as authorized by the Board, communications with parties external to the Company (including but not limited to stockholders, the media, attorneys, vendors, service providers, etc.) shall be the responsibility of the Chief Executive Officer or delegated by the Chief Executive Officer to the appropriate area of the Company. The directors will be consulted from time to time for their advice, as the Chief Executive Officer so determines.

18.	Director Orientation and Continuing Education

All directors, upon their initial appointment to the Board, shall attend an educational session, thereby enabling them to better perform their duties and recognize and deal with various issues that may arise during their tenure as directors. Subsequently, the directors shall attend ongoing educational programs related to their Board service as the Board deems appropriate.

19.	Risk Oversight and Oversight of Environmental, Social, Corporate Governance and Cybersecurity Concerns

The Board retains risk oversight and oversight of environmental, social and corporate governance matters, any related health and safety issues, and any cybersecurity matters that might arise from the Company’s operations rather than delegating that responsibility to a Committee of the Board. Management is expected to integrate these corporate responsibility concerns into decision-making throughout the organization.

National Fuel Gas Company | 2023 PROXY STATEMENT	B-5

Appendix B to Proxy Statement

20.	Hedging or Pledging of Company Stock

It is the view of the Board that directors and executive officers should not purchase or sell options on Company stock, nor engage in short sales with respect to Company common stock. Trading by executive officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Company stock is prohibited. Directors and executive officers may not pledge Company equity as security for an extension of credit.

21.	Amendment and Interpretation

These Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, or the Company’s Certificate of Incorporation or By-Laws or any Committee Charter reviewed and approved by the Board. The Guidelines are subject to modification from time to time by the Board.

B-6	National Fuel Gas Company | 2023 PROXY STATEMENT

Exhibit A

EXHIBIT A

TO

NATIONAL FUEL GAS COMPANY

CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY

DIRECTOR QUALIFICATION GUIDELINES

The Board of Directors in considering qualifications of directors standing for re-election and candidates for Board membership will consider the following factors, in addition to those other factors it may deem relevant:

1. Strong management experience, ideally with major public companies.

2. Other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board, such as expertise or experience in: the natural gas industry, information technology businesses, manufacturing, financial or investment banking, scientific research and development, senior level government experience, and academic administration or teaching.

3. Desirability of range in age, so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members.

4. Independence, as defined by the Board.

5. Diversity of perspectives, including all aspects of diversity (race, ethnicity, national origin, gender and other protected classes), brought to the Board by individual members.

6. Knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge and leadership.

7. Personal characteristics matching the Company’s values, such as integrity, accountability, financial literacy, and high performance standards.

8. Additional characteristics, such as:

a.) willingness to commit the time required to fully discharge their responsibilities to the Board, including the time to prepare the Board and Committee meetings by reviewing the material supplied before each meeting;

b.) commitment to attend a minimum of 75% of meetings;

c.) ability and willingness to represent the stockholders’ long and short-term interests;

d.) awareness of the Company’s responsibilities to its customers, employees, suppliers, regulatory bodies, and the communities in which it operates; and

e.) willingness to advance their opinions, but once a decision is made by a majority of the Board, a willingness to support the majority decision assuming questions of ethics or propriety are not involved.

9. The number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

10. In order to qualify for election as a director, a nominee must be a stockholder of the Company.

National Fuel Gas Company | 2023 PROXY STATEMENT	B-7

Exhibit B

EXHIBIT B

TO

NATIONAL FUEL GAS COMPANY

CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

Process for Identifying and Evaluating Nominees for Director

1. The Nominating/Corporate Governance Committee (the Committee) will observe the following procedures in identifying and evaluating candidates for election to the Company’s Board of Directors.

2. The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees shall reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

3. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will consider incumbent directors who wish to continue their service on the Board.

4. The Board will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will –

(a)	consider if the director continues to satisfy the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines;

(b)	review any prior assessments of the performance of the director during the preceding term made by the Committee; and

(c)	determine whether there exist any special, countervailing considerations against re-nomination of the director.

5. If the Committee determines that:

(a)	an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as a director during the preceding term; and

(b)

there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, the Committee will, absent special circumstances, propose the incumbent director for re-nomination.

6. The Committee will identify and evaluate new candidates for election to the Board, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or the desire of the directors to expand the size of the Board. The Committee will seek the most qualified candidates under the Director Qualification Guidelines in Exhibit A, while encouraging a diversity of perspectives and backgrounds, including, but not limited to race, ethnicity, national origin, and gender. The Company is committed to diversity among its directors, officers and employees, and in identifying independent director candidates for nomination to the Board, the Committee, and any search firm it engages, is committed to including in any initial candidate pool qualified racially, ethnically and/or gender diverse candidates.

7. The Committee will accept recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. If such a firm is engaged, the Committee shall set its fees and the scope of its engagement.

8. As to each recommended candidate that the Committee believes merits consideration, the Committee will:

(a)	cause to be assembled information concerning the background and qualifications of the candidate;

(b)	determine if the candidate satisfies the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines; if so, then

(c)	consider the contribution that the candidate can be expected to make to the overall functioning of the Board.

B-8	National Fuel Gas Company | 2023 PROXY STATEMENT

Exhibit B

9. The Committee shall solicit the views of the Chief Executive Officer and the Chairman of the Board, and the views of such other persons as the committee deems appropriate, regarding the qualifications and suitability of candidates to be nominated as directors.

10. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

11. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is suited for membership on the Board. The Committee will then recommend to the Board that the candidate be nominated. The Board would then, if it chooses, nominate the candidate by a resolution adopted by the Board at a meeting or by unanimous written consent.

12. Stockholders may propose candidates for consideration by the Committee by communication directed to the Company’s Secretary at its principal office, received not less than 120 calendar days before the anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the annual meeting is changed more than 30 days from the date corresponding to the date of the prior year’s annual meeting, then a stockholder’s communication must be received not later than the close of business on the tenth day following the date on which notice of the meeting is given by the Company (or, if earlier, by the tenth day following public disclosure of the new date of the annual meeting). The communication must include, as to (a) each stockholder that is proposing candidates under this Section 12, (b) each person associated with such stockholder, and (c) each proposed candidate, the information required to be provided regarding Noticing Parties, Stockholder Associated Persons and Proposed Nominees (as such terms are defined in the Company’s By-Laws) in a notice under Sections 6(B)(i) and 6(B)(iii) of Article I of the Company By-Laws, including the proposed candidate’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. In making its selection of nominees, the Committee will evaluate candidates proposed by stockholders owning at least five percent (5%) of the Company’s outstanding common stock, under criteria similar to the evaluation of other candidates. The Committee shall have no obligation whatsoever to consider other unsolicited recommendations received from stockholders proposing candidates for the Board. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company, and the candidate’s relationship to that stockholder or group, in order to determine whether the candidate can effectively represent the interests of all stockholders. The Committee may also consider the extent to which the recommending stockholder or group intends to continue holding its interest in the Company, including, in the case of candidates recommended for nomination and election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

National Fuel Gas Company | 2023 PROXY STATEMENT	B-9

Appendix C to Proxy Statement

NATIONAL FUEL GAS COMPANY

Clawback Policy

Effective December 1, 2023

Purpose

As required pursuant to the listing standards of the New York Stock Exchange (the “Stock Exchange”), Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10D-1 under the Exchange Act, the Board of Directors (the “Board”) of National Fuel Gas Company (the “Company”) has adopted this Clawback Policy (the “Policy”) to empower the Company to recover Covered Compensation (as defined below) erroneously awarded to a Covered Officer (as defined below) in the event of an Accounting Restatement (as defined below).

Notwithstanding anything in this Policy to the contrary, at all times, this Policy remains subject to interpretation and operation in accordance with the final rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the final listing standards adopted by the Stock Exchange, and any applicable SEC or Stock Exchange guidance or interpretations issued from time to time regarding such Covered Compensation recovery requirements (collectively, the “Final Guidance”). Questions regarding this Policy should be directed to the Company’s General Counsel.

Policy Statement

Unless a Clawback Exception (as defined below) applies, the Company will recover reasonably promptly from each Covered Officer the Covered Compensation Received (as defined below) by such Covered Officer in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (each, an “Accounting Restatement”). If a Clawback Exception applies with respect to a Covered Officer, the Company may forgo such recovery under this Policy from such Covered Officer.

Covered Officers

For purposes of this Policy, “Covered Officer” is defined as any current or former “Section 16 officer” of the Company within the meaning of Rule 16a-1(f) under the Exchange Act, as determined by the Board or the Compensation Committee of the Board (the “Committee”).

Covered Compensation

For purposes of this Policy:

•

“Covered Compensation” is defined as the amount of Incentive-Based Compensation (as defined below) Received during the applicable Recovery Period (as defined below) that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received during such Recovery Period had it been determined based on the relevant restated amounts, and computed without regard to any taxes paid.

Incentive-Based Compensation Received by a Covered Officer will only qualify as Covered Compensation if: (i) it is Received after such Covered Officer begins service as a Covered Officer; (ii) such Covered Officer served as a Covered Officer at any time during the performance period for such Incentive-Based Compensation; and (iii) it is Received while the Company has a class of securities listed on a national securities exchange or a national securities association.

For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of erroneously awarded Covered Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement, the amount of such Incentive-Based Compensation that is deemed to be Covered Compensation will be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received, and the Company will maintain and provide to the Stock Exchange documentation of the determination of such reasonable estimate.

National Fuel Gas Company | 2023 PROXY STATEMENT	C-1

Appendix C to Proxy Statement

•

“Incentive-Based Compensation” is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined below). For purposes of clarity, Incentive-Based Compensation includes compensation that is in any plan, other than tax-qualified retirement plans, including long term disability, life insurance, and supplemental executive retirement plans, and any other compensation that is based on such Incentive-Based Compensation, such as earnings accrued on notional amounts of Incentive-Based Compensation contributed to such plans.

•

“Financial Reporting Measure” is defined as a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also Financial Reporting Measures.

•

Incentive-Based Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period.

Recovery Period

For purposes of this Policy, the applicable “Recovery Period” is defined as the three completed fiscal years immediately preceding the Trigger Date (as defined below) and, if applicable, any transition period resulting from a change in the Company’s fiscal year within or immediately following those three completed fiscal years (provided, however, that if a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year comprises a period of nine to 12 months, such period would be deemed to be a completed fiscal year).

For purposes of this Policy, the “Trigger Date” as of which the Company is required to prepare an Accounting Restatement is the earlier to occur of: (i) the date that the Board, applicable Board committee, or officers authorized to take action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare the Accounting Restatement or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare the Accounting Restatement.

Clawback Exceptions

The Company is required to recover all Covered Compensation Received by a Covered Officer in the event of an Accounting Restatement unless (i) one of the following conditions is met and (ii) the Committee has made a determination that recovery would be impracticable in accordance with Rule 10D-1 under the Exchange Act (under such circumstances, a “Clawback Exception” applies):

•

the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered (and the Company has already made a reasonable attempt to recover such erroneously awarded Covered Compensation from such Covered Officer, has documented such reasonable attempt(s) to recover, and has provided such documentation to the Stock Exchange);

•

recovery would violate home country law that was adopted prior to November 28, 2022 (and the Company has already obtained an opinion of home country counsel, acceptable to the Stock Exchange, that recovery would result in such a violation, and provided such opinion to the Stock Exchange); or

•

recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code and regulations thereunder. For purposes of clarity, this Clawback Exception only applies to tax-qualified retirement plans and does not apply to other plans, including long term disability, life insurance, and supplemental executive retirement plans, or any other compensation that is based on Incentive-Based Compensation in such plans, such as earnings accrued on notional amounts of Incentive-Based Compensation contributed to such plans.

Prohibitions

The Company is prohibited from paying or reimbursing the cost of insurance for, or indemnifying, any Covered Officer against the loss of erroneously awarded Covered Compensation.

Administration and Interpretation

The Committee will administer this Policy in accordance with the Final Guidance, and will have full and exclusive authority and discretion to supplement, amend, repeal, interpret, terminate, construe, modify, replace and/or enforce (in whole or in part) this Policy, including the authority to correct any defect, supply any omission or reconcile any ambiguity, inconsistency or conflict in the Policy, subject to the Final Guidance. The Committee will review the Policy from time to time and will have full and exclusive authority to take any action it deems appropriate.

C-2	National Fuel Gas Company | 2023 PROXY STATEMENT

Appendix C to Proxy Statement

The Committee will have the authority to offset any compensation or benefit amounts that become due to the applicable Covered Officers to the extent permissible under Section 409A of the Internal Revenue Code of 1986, as amended, and as it deems necessary or desirable to recover any Covered Compensation.

Each Covered Officer, upon being so designated or assuming such position, may be required to execute and deliver to the Company’s General Counsel an acknowledgment of and consent to this Policy, in a form reasonably acceptable to and provided by the Company from time to time, (i) acknowledging and consenting to be bound by the terms of this Policy, (ii) agreeing to fully cooperate with the Company in connection with any of such Covered Officer’s obligations to the Company pursuant to this Policy, and (iii) agreeing that the Company may enforce its rights under this Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under this Policy.

Disclosure

This Policy, and any recovery of Covered Compensation by the Company pursuant to this Policy that is required to be disclosed in the Company’s filings with the SEC, will be disclosed as required by the Securities Act of 1933, as amended, the Exchange Act, and related rules and regulations, including the Final Guidance.

National Fuel Gas Company | 2023 PROXY STATEMENT	C-3

Appendix D to Proxy Statement

NATIONAL FUEL GAS COMPANY

2010 EQUITY COMPENSATION PLAN

Amended and Restated December 7, 2023

SECTION 1

PURPOSE

The purpose of the Plan is to is advance the interests of the Company and its stockholders by (i) incentivizing superior performance of Employees of the Company and its Subsidiaries by means of a long term, equity based compensation program and (ii) enhancing the ability of the Company and its Subsidiaries to attract and retain in its employ highly qualified persons for the successful conduct of their businesses.

SECTION 2

DEFINITIONS

“Adjustment Event” means any stock dividend, stock split or share combination in respect of, or extraordinary cash dividend on, the Common Stock or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock.

“Alternative Award” has the meaning ascribed to it in Section 12 of this Plan.

“Award” means any grant of an Option, a SAR, a Restricted Stock Unit, Restricted Stock, a Performance Award or Other Stock-Based Award under this Plan.

“Award Notice” means a notice from the Company to a Participant, in electronic or written form, that sets forth the terms and conditions of an Award, in addition to those terms and conditions established by this Plan and by the Committee’s exercise of its administrative powers.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful and continued failure by an Employee (regardless of the Employee’s age) to substantially perform his duties with his Employer after written warnings specifically identifying the lack of substantial performance are delivered to him by his Employer, or (ii) the willful engaging by an Employee (regardless of the Employee’s age) in illegal conduct which is materially and demonstrably injurious to the Company or a Subsidiary.

“Change in Control” shall be deemed to have occurred at such time as:

(i) any “person” within the meaning of Section 13(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors or more than twenty percent (20%) of the fair market value of all classes of the Company’s outstanding stock;

(ii) consummation of any consolidation or merger immediately following which the persons who, immediately prior to the consolidation or merger, held the capital stock of the Company do not hold, immediately following such transaction, (x) at least a majority of the stock ordinarily entitled to vote in the election of directors of the corporation surviving such consolidation or merger (or of the ultimate parent corporation in an unbroken chain which owns, directly or indirectly, a majority of the capital stock of such entity) or (y) stock in the entity described in subclause (x) that represents at least

National Fuel Gas Company | 2024 PROXY STATEMENT	D-1

Appendix D to Proxy Statement

50% of the fair market value of all classes of stock of such entity, in either case, in substantially the same proportionate ownership as such persons held immediately before such consolidation or merger,

(iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

(iv) individuals who constitute the Board at the beginning of the 12 month period ended on the date of determination (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 75% of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan.

“Common Stock” means the common stock of the Company.

“Company” means National Fuel Gas Company.

“Disability”, with respect to any Participant occurs, unless otherwise provided for in an Award Notice, when and if, as a result of disease, injury or mental disorder, the Participant is incapable of engaging in regular employment or occupation with the Company or a Subsidiary and if and so long as the Social Security Administration has determined that the Participant is disabled; provided that, the Participant will not be considered to have a Disability under the Plan if the condition giving rise to the disability (i) was contracted, suffered or incurred by reason of being or having been engaged in any criminal or illegal activity, (ii) resulted from the Participant’s habitual drunkenness or narcotic or drug addiction, (iii) resulted from an intentionally self-inflicted injury or (iv) resulted from service in the armed forces for which a military allowance or pension is paid.

“Dividend Equivalents” means an amount equal to the regular cash dividends paid by the Company upon one share of Common Stock.

“Effective Date” means the date following adoption of this Plan by the Board, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company.

“Employee” means an officer or other management employee of the Company or Subsidiary.

“Employer” means, with respect to any Employee or Participant, whichever of the Company or any of its Subsidiaries employs such person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means any “officer” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act.

“Fair Market Value” of a share of Common Stock on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the next day reports of the high and low sales prices of a share of Company Common Stock, as reported on either www.bloomberg.com or www.yahoo.com (or, if no such shares were publicly traded on that date, the next preceding date that such shares were so traded); provided, however, that if shares of Common Stock shall not have been traded for more than five (5) trading days immediately preceding such date, Fair Market Value shall mean the closing price on the immediately preceding date on which stock transactions were so reported.

“Grant Price” means, with respect to a SAR, the Fair Market Value of a share of Common Stock measured as of the date the SAR is granted to a Participant or such greater amount as shall be determined by the Committee and specified in the applicable Award Notice.

“ISO” means an Option that is an “incentive stock option” within the meaning of section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not an ISO.

D-2	National Fuel Gas Company | 2024 PROXY STATEMENT

Appendix D to Proxy Statement

“Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO or (ii) Nonqualified Stock Option.

“Other Stock-Based Award” means an Award made pursuant to, and in accordance with the requirements of Section 10 of the Plan.

“Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

“Performance Awards” means Awards of Performance Shares or Performance Units, or any other Award granted under this Plan, the vesting of which is conditioned upon attainment of Performance Goals.

“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Subsidiary or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

“Performance Goals” means the objectives for the Company, any Subsidiary or business unit thereof, or Participant that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently granted under the Plan. The performance measure(s) to be used for purposes of Awards granted under the Plan shall be established by the Committee, including, but not limited to, one or more measures chosen from among the following, as applied to the Company or to any Subsidiary or combination of Subsidiaries, whether on a relative or a comparative basis: (i) earnings per share, (ii) net income (before or after taxes), (iii) return measures (including, but not limited to, return on assets, equity or sales), (iv) cash flow return on investments which equals net cash flows divided by owners equity, (v) earnings before or after taxes, depreciation and/or amortization; (vi) gross revenues, (vii) operating income (before or after taxes); (viii) total shareholder return, (vi) corporate performance indicators (indices based on the level of certain expenses, certain objectively measurable operational events or certain services provided to customers), (x) cash generation, profit and/or revenue targets, (xi) growth measures, including revenue growth, reserve growth or reserve replacement, whether or not as compared to a peer group or other benchmark and/or (xii) share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, and in determining actual performance relative to these performance measures, the Committee may exclude the effect of changes in accounting standards and events impacting the comparability of results of operations or financial condition, as specified by the Committee, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses.

“Performance Shares” means an Award constituting units denominated in Common Stock, the number of which such units may be adjusted over a Performance Cycle based upon the extent to which Performance Goals have been satisfied.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to the Plan, payable upon the extent of the achievement of the applicable Performance Goals.

“Permitted Transferees” has the meaning ascribed to it in Section 14 of this Plan.

“Plan” means this National Fuel Gas Company 2010 Equity Compensation Plan. Any reference in the Plan to a Section or paragraph number refers to that portion of the Plan.

“Restricted Period” means the period of time during which Restricted Stock Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Section 8 of the Plan.

“Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Section 8 of the Plan.

“Restricted Stock Unit” means a Participant’s right to receive, pursuant to Section 8 of this Plan, one share of Common Stock (or the equivalent value thereof in cash), at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Notice, a termination of the Participant’s employment or service at or after the Participant reaches age 60, but not including a termination for Cause.

“Section 409A” means Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder.

“Settlement Payment” has the meaning ascribed to it in Section 12 of this Plan.

National Fuel Gas Company | 2024 PROXY STATEMENT	D-3

Appendix D to Proxy Statement

“Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Section 7 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock as determined by the Committee in its discretion (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Grant Price.

“Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of more than fifty percent (50%).

“Trust” has the meaning ascribed to it in Section 14(a) of the Plan.

SECTION 3

ADMINISTRATION

(a) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to (i) interpret the Plan and Awards made under the Plan, including by resolving any omission or correcting any defect in the Plan or any Award, (ii) establish such administrative rules, regulations and procedures as it deems necessary or appropriate for the proper administration of the Plan, (iii) select the Employees to receive Awards under the Plan, (iv) determine the form of each Award, the number of shares subject to each Award and all the terms and conditions of each Award, (v) determine whether Awards are to be granted singly, in combination or in the alternative, (vi) grant waivers of Plan terms and conditions (vii) modify an Award, to the extent permissible by applicable law, including without limitation Section 409A, and (viii) take any and all other action it deems advisable for the proper administration of the Plan. Notwithstanding the foregoing, without the express approval of stockholders, the Committee shall not have the authority to grant Awards in replacement of Awards previously granted under the Plan. All determinations of the Committee shall be final, binding and conclusive.

(b) Delegation by the Committee. Notwithstanding any other provision of this Plan or an Award Notice, but subject to applicable law, the Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of the Company, provided, however, that only the Committee may select and grant Awards and render other decisions as to the timing, pricing and amount of Awards to Participants who are Executive Officers.

(c) Indemnification. No member of the Committee shall be personally liable for any act, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination related to the Plan, if, in any case, such member, director or employee made or took such action, omission, or determination in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

(d) 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

SECTION 4

ELIGIBILITY

The Committee may grant an Award pursuant to the Plan to any Employee it shall designate. The Committee may grant any or all of the Awards specified herein to any particular Participant (subject to the applicable limitations set forth in the Plan). Receipt of an Award of one type, or in any year or other period, shall neither entitle an Employee to receive, nor disqualify an Employee from receiving, another type of Award, or an Award in any future year or period. An Award may be made for one year or multiple years without regard to whether any other type of Award is made for the same year or years.

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Appendix D to Proxy Statement

SECTION 5

SHARES AVAILABLE FOR AWARDS

(a) Number. Subject to the provisions of this Section 5, the maximum number of shares of Common Stock that are available for Awards under the Plan shall not exceed twelve million, four hundred thousand (12,400,000) shares. For purposes of determining compliance with the limit set forth in this Section 5(a), any shares subject to an Award which is (i) an Option or SAR shall be counted against this limit as one (1) share for every share subject to such Award, and (ii) not an Option or SAR shall be counted against such limit as 1.8 shares for every share subject to such Award. To the extent that shares issued upon the reinvestment of dividends pursuant to the terms of the Company’s Deferred Compensation Plan for Directors and Officers are counted against the limit set forth in this Section 5(a), such shares shall be counted against such limit as one (1) share for every share issued. Notwithstanding the foregoing, if an Award is issued in tandem with any other Award (such that it is only possible to benefit under either but not both Awards), the shares subject to such Awards shall be counted only once against such limit, based on the Award that represents the greatest allocation of shares for this purpose.

(b) Reserved

(c) Canceled, Terminated, or Forfeited Awards, etc. Any shares of Common Stock subject to an Award (or any portion thereof) which for any reason lapses, is canceled, forfeited or terminated or otherwise is settled without the issuance of Common Stock shall be available for future grants under the Plan. The number of shares available for grant pursuant to the immediately preceding sentence shall be determined based on the number of shares counted against the limit in Section 5(a) with respect to the grant of the corresponding Award. Notwithstanding the foregoing, the following shares of Common Stock shall not be available for the grant of Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of a Stock Appreciation Right or Option, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds from the exercise of any Option.

(d) Adjustment in Capitalization. In the event of any Adjustment Event, (i) the aggregate number of shares of Common Stock available for Awards under this Section 5, (ii) the aggregate limitations on the number of shares that may be awarded as a particular type of Award, and (iii) the aggregate number of shares subject to outstanding Awards and the respective exercise prices or Grant Prices applicable to outstanding Awards shall be equitably adjusted by the Committee, in its discretion, with respect to such Adjustment Event. To the extent deemed equitable and appropriate by the Committee and subject to any required action by shareholders of the Company or of any successor in interest to the Company or any direct or indirect parent corporation of the Company or any such successor, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such Adjustment Event. Any determination made by the Committee pursuant to this Section 5(d) shall be final, binding and conclusive.

SECTION 6

STOCK OPTIONS

(a) Grants. ISOs and Nonqualified Stock Options may be granted to Participants at such time or times as shall be determined by the Committee. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, provided that ISOs may only be granted to eligible Participants who satisfy the requirements for eligibility set forth under section 424 of the Code, and further provided that Dividend Equivalents shall not be paid or payable on any Option. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee, or a specified date in the future including a date relating to the satisfaction of any condition or conditions to the effectiveness of such grant as the Committee shall specify in its sole discretion. Each Option shall be evidenced by an Award Notice that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any part thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. An Award Notice which does not specify the type of Option granted shall be deemed to specify that each Option granted in that Award Notice shall be a Nonqualified Stock Option.

(b) Exercise Price; No Repricing. The price at which Common Stock may be purchased upon exercise of an Option shall be established by the Committee, but such price shall not be less than the Fair Market Value of the Common Stock on the

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Appendix D to Proxy Statement

grant date of the Option. The Committee shall not have the right to reprice an Option under this Plan, including by (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of one share in exchange for an Option, SAR, Restricted Stock, Stock Unit or other equity award, unless the cancellation or exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided, however, that adjustments pursuant to Section 5(d) shall not be deemed to be a repricing that is prohibited by this Section 6(b).

(c) Vesting and Exercisability. Unless otherwise provided in Section 11 or Section 12 hereof or in the Participant’s Award Notice, each Option awarded to a Participant under the Plan shall become vested and exercisable in three equal annual installments, subject to the Participant’s continued employment with the Company or Subsidiary through such date. The Committee may provide that Options may also become exercisable, in whole or in part, upon the occurrence of any event specified in the Plan or other condition specified by the Committee at or after the grant date of the applicable Option. In its discretion, the Committee may establish in the Award Notice, conditions based on Performance Goals (in lieu of, or in addition to, time-based vesting) with respect to the exercisability of any Option. No Option shall be exercisable after the tenth anniversary of its grant date.

(d) ISOs. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an ISO may be granted after the tenth anniversary of the Effective Date of the Plan. No term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the ISO or the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any ISO under such Section 422. The number of shares of Common Stock that shall be available for ISOs granted under the Plan is three million (3,000,000) shares.

(e) Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefore. Payment of the exercise price of an Option may be paid (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock or shares of Restricted Stock, (iii) a combination of the foregoing or (iv) pursuant to such other arrangements as the Committee may deem appropriate, including a cashless exercise program. The Committee, in its sole discretion, may adopt administrative rules, regulations or procedures with respect to any method of exercising an Option, including pursuant to a cashless exercise program, if permitted. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

SECTION 7

STOCK APPRECIATION RIGHTS

(a) Grants. Awards may be granted in the form of Stock Appreciation Rights and may be granted to any Employee at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted on a stand-alone basis or in tandem with another Award granted under the Plan. The grant date of a Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee, or a specified date in the future, including a date relating to the satisfaction of any such condition or conditions to the effectiveness of such grant as the Committee shall specify in its sole discretion. Stock Appreciation Rights shall be evidenced by an Award Notice, whether as part of an Award Notice governing the terms of the Options, if any, to which such Stock Appreciation Rights relate or pursuant to a separate Award Notice with respect to freestanding Stock Appreciation Rights, in each case containing such provisions not inconsistent with the Plan as the Committee shall determine, provided that Dividend Equivalents shall not be paid or payable on any Stock Appreciation Right.

(b) Terms and Conditions of SARs. Except as otherwise determined by the Committee at or after grant and subject to the Participant’s continued employment or service with the Company or a Subsidiary through such date, each Stock Appreciation Right awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the applicable Award Notice, but in no event later than ten years from the date of grant. Unless otherwise provided in Section 11 or Section 12 hereof or in the Participant’s Award Notice, each SAR awarded to a Participant under the Plan shall become vested and exercisable in three equal annual installments, subject to the Participant’s continued employment with the Company or Subsidiary through such date. Stock Appreciation Rights may also become exercisable, in whole or in part, upon the occurrence of any event or events as specified in the Plan or specified by the Committee, in its discretion, either at or after the grant date of the applicable Stock Appreciation Right. In its discretion, the Committee may also establish conditions based on Performance Goals (in lieu of, or in addition to, time based vesting) with respect to the

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Appendix D to Proxy Statement

exercisability of any Stock Appreciation Rights. No Stock Appreciation Rights shall be exercisable after the tenth anniversary of their grant date. The Committee may impose such conditions with respect to the exercise of Stock Appreciation Rights, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable. Notwithstanding the foregoing sentence, the Committee shall not have the right to reprice a SAR under this Plan, including by (i) amending a SAR to reduce its Grant Price, (ii) canceling a SAR at a time when its Grant Price exceeds the Fair Market Value of one share in exchange for an Option, SAR, Restricted Stock, Stock Unit or other equity award, unless the cancellation or exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided, however, that adjustments pursuant to Section 5(d) shall not be deemed to be a repricing that is prohibited by this Section 7(b).

(c) Deemed Exercise. Any SAR not already exercised shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

(d) Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

(i) the excess, if any, of the Fair Market Value at the date of exercise over the Grant Price, by

(ii) the number of shares of Common Stock with respect to which the SARs are then being exercised; provided that, at the time of grant with respect to any SAR payable in cash, the Committee may establish in the Award Notice, in its sole discretion, a maximum amount per share which will be payable upon the exercise of such SAR.

SECTION 8

RESTRICTED STOCK; RESTRICTED STOCK UNITS

(a) Grants. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or a specified date in the future, including a date related to the satisfaction of any such condition or conditions to the effectiveness of such grant as the Committee shall specify in its sole discretion. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Notice that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the applicable Restricted Period(s) and (iii) such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine. Any shares of Restricted Stock granted under the Plan may be evidenced in such manner as the Company deems appropriate, including, without limitation, book-entry registration of the shares on the Company’s books and records or the issuance of a stock certificate or certificates that shall be held in the custody of the Secretary of the Company until the Restricted Period applicable to the Award lapses.

(b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restricted Period established pursuant to the terms of the Plan or by the Committee. Except as otherwise specified in the Plan or determined by the Committee at or after grant, the Restricted Period with respect to Restricted Stock and Restricted Stock Units that vest (i) solely based on the passage of time and the continued performance of services shall lapse in three approximately equal annual installments on the first through third anniversaries of the grant date and (ii) upon the satisfaction of Performance Goals shall lapse, to the extent Performance Goals have been achieved, not earlier than one year after the commencement of the applicable Performance Cycle. The Restricted Period applicable to any Restricted Stock grant or Restricted Stock Award shall be specified in the Participant’s Award Notice. The Restricted Period may lapse with respect to portions of Restricted Stock and Restricted Stock Units on a pro rata basis, or it may lapse at one time with respect to all Restricted Stock and Restricted Stock Units in an Award. The Restricted Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan.

(c) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restricted Period for any outstanding Restricted Stock Awards, the Company shall evidence the lapse of the restrictions applicable to the Restricted Stock Award and shall, upon request, deliver stock certificates evidencing the shares related to such Restricted Stock Awards to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restricted Period with respect to any outstanding

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Appendix D to Proxy Statement

Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion (i) a cash payment equal to the Fair Market Value of the underlying share of Common Stock as of such payment date, (ii) one share of Common Stock or (iii) any combination of cash and Common Stock.

(d) Restrictions on Transferability. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except that the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock and Restricted Stock Units to be transferred during the Restricted Periods to a Permitted Transferee, in accordance with Section 14(a), provided that any shares of Restricted Stock or Restricted Stock Units so transferred shall remain subject to the provisions of this Section 8.

(e) Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Participant shall not have any right, in respect of Restricted Stock Units awarded pursuant to the Plan, to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock attributable to such Restricted Stock Units have been issued. The Committee shall determine whether Dividend Equivalents will be provided in respect of any Restricted Stock Unit Award, the manner in which any such Dividend Equivalents will be deemed invested, the time or times at which such Dividend Equivalents shall be deemed payable, and any other terms and conditions thereon that the Committee shall deem appropriate, provided that no Dividend Equivalents shall be paid or payable on any Restricted Stock Units before they vest.

(f) Legending. To the extent that certificates are issued to a Participant in respect of shares of Restricted Stock awarded under the Plan (or in the event that such Restricted Stock are held electronically), such shares shall be registered in the name of the Participant and shall have such legends (or account restrictions) reflecting the restrictions of such Awards in such manner as the Committee may deem appropriate.

SECTION 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. Awards may be granted in the form of Performance Shares and Performance Units and may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Unless otherwise determined by the Committee, the Performance Cycle for Performance Shares and Performance Units shall be three years, and shall in no event be less than one year. The Committee shall determine whether Dividend Equivalents will be provided in respect of any Performance Share Award or Performance Unit Award, the manner in which any such Dividend Equivalents will be deemed invested, the time or times at which such Dividend Equivalents shall be deemed payable, and any other terms and conditions thereon that the Committee shall deem appropriate, provided that no Dividend Equivalents shall be paid or payable on any Performance Shares or Performance Units before they become earned and vested. The Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive a performance-based Award after the commencement of a Performance Cycle. Performance Shares and Performance Units shall be evidenced by an Award Notice that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned and vested, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, in the Award Notice, condition payment of Performance Shares and Performance Units on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share Award or Performance Unit Award.

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Appendix D to Proxy Statement

(c) Performance Goals. Performance Goals shall be determined by the Committee, in its discretion, and shall be set out in the Award Notice. The Committee may at any time adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of events impacting the comparability of the Company’s results of operations or financial condition, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d) Reserved

(e) Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall certify in writing the number of any Performance Shares and the number and value of any Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals.

(f) Payment of Awards. Payment or delivery of Common Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s legal representative, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under Section 9(e) above, provided that payment or delivery of Common Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied. The Committee shall determine whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of the Common Stock on the date of the Committee’s certification under Section 9(e) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award or delivery of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service.

SECTION 10

OTHER STOCK-BASED AWARDS

The Committee may grant Other Stock-Based Awards in accordance with this Section 10. Other Stock-Based Awards may take such form of an interest in the Common Stock, the value of a specified number of shares of Common Stock or any combination thereof as the Committee shall determine, including outright awards of Common Stock in satisfaction of an obligation of an Employer in respect of compensation that would otherwise be payable to an Employee in cash (each, a “Cash Settlement Award”). The number of shares of Common Stock that may be subject to Other Stock-Based Awards shall not exceed five percent (5%) of the shares authorized for issuance under Section 5(a) hereof, except that, the number of Other Stock-Based Awards that are Cash Settlement Awards shall not be subject to, or otherwise counted against, the foregoing 5% limit. In addition to any other terms and conditions that may be specified by the Committee, each Other Stock-Based Award shall specify the impact of a termination of service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may contain terms that are more or less favorable to the Participant. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms. Any such Other Stock-Based Award shall be evidenced by an Award Notice which specifies the terms and conditions applicable thereto.

SECTION 11

TERMINATION OF EMPLOYMENT

(a) Termination Due to Death, Disability, Retirement. Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Notice, if a Participant’s employment or service terminates due to the Participant’s death, Disability or Retirement:

(i) Performance Awards. With respect to Performance Awards, the Participant or Participant’s designated beneficiary, as the case may be, shall be entitled to a distribution of, and such Performance Awards shall be deemed vested to the extent of, the same number or value of Performance Awards that would have been payable for the Performance Cycle had the Participant’s service with the Company or Subsidiary continued until the end of the applicable Performance Cycle, pro-rated to reflect the time period from the commencement of the Performance Cycle through the date of the termination of the Participant’s service with the Company or Subsidiary. Any Common Stock issuable in respect of such Performance Awards or value of Performance Awards payable in cash that become payable

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Appendix D to Proxy Statement

in accordance with the preceding sentence shall be paid on the date the Performance Award would have been paid had the Participant remained employed through the end of the Performance Cycle.

(ii) Restricted Stock and Restricted Stock Unit Awards. Unless otherwise specified by the Committee in the corresponding Award Notice, all outstanding Awards of Restricted Stock and Restricted Stock Units shall become immediately and fully vested, regardless of the extent to which otherwise vested as of the date of such termination of service or employment. Any Common Stock issuable or cash payable in respect of any Restricted Stock Units that vest pursuant to the preceding sentence shall be paid on the date the Restricted Stock Units would have been paid had the Participant remained employed through the end of the Restricted Period.

(iii) Options/SARs. Unless otherwise specified by the Committee in the corresponding Award Notice, all outstanding Options and SARs shall become immediately and fully exercisable, regardless of the extent to which they are otherwise exercisable as of the date of such termination of service or employment. Unless otherwise specified by the Committee in the corresponding Award Notice, all outstanding Options and SARs awarded to a Participant whose employment terminates due to death, Disability or Retirement shall remain exercisable by the Participant, his legal representative or his Permitted Transferee, until the fifth anniversary of the date of the Participant’s termination of service or the Award’s original expiration date, whichever is earlier, after which date any unexercised Options and SARs shall terminate.

(b) Termination for Cause. Unless otherwise determined by the Committee at or after the grant date and set forth in the Award Notice covering such Award, if a Participant’s employment or service terminates for Cause, all Options and SARs, whether vested or unvested, and all other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and cancelled, effective as of the date of the Participant’s termination of service.

(c) Termination due to a Divestiture. Unless otherwise specified by the Committee in the corresponding Award Notice, if a Participant’s employment or service terminates due to the divestiture by the Company of one or more Subsidiaries or other business segments, divisions or operations in a transaction that does not otherwise qualify as a Change in Control:

(i) Performance Awards. With respect to Performance Awards, the Participant shall be entitled to a distribution of, and such Performance Awards shall be deemed vested to the extent of, the same number or value of Performance Awards that would have been payable for the Performance Cycle had the Participant’s service with the Company or Subsidiary continued until the end of the applicable Performance Cycle, pro-rated to reflect the time period from the commencement of the Performance Cycle through the date of the termination of the Participant’s service due to the divestiture (including a termination of service occurring by reason of the sale of a Subsidiary). Any Common Stock issuable in respect of such Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid on the date the Performance Award would have been paid had the Participant remained employed through the end of the Performance Cycle.

(ii) Restricted Stock and Restricted Stock Unit Awards. Unless otherwise specified by the Committee in the corresponding Award Notice, all outstanding Awards of Restricted Stock and Restricted Stock Units shall become immediately and fully vested, regardless of the extent to which otherwise vested as of the date of such termination of service or employment due to such divestiture. Any Common Stock issuable or cash payable in respect of any Restricted Stock Units that vest pursuant to the preceding sentence shall be paid promptly (but in no event later than 60 days) after the date of such divestiture.

(iii) Options/SARs: Unless otherwise specified by the Committee in the corresponding Award Notice, all outstanding Options and SARs shall become immediately and fully exercisable, regardless of the extent to which they are otherwise exercisable as of the date of such termination of service or employment due to the divestiture and shall remain exercisable until the third anniversary of the date of such divestiture or the Award’s original expiration date, whichever is earlier, after which date any unexercised Options and SARs shall terminate.

(d) Termination due to a Reduction in Force. Unless otherwise specified by the Committee in the corresponding Award Notice (or after the date of the issuance of such Award Notice, if more favorable to the Participant), if a Participant’s employment or service terminates without Cause due to a reduction in force or similar downsizing at the Company or any Subsidiary unit that affects a significant number of employees, all Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed, and Performance Awards for which the applicable Performance Cycle has not been completed, shall be immediately forfeited and cancelled, effective as of the date of the Participant’s termination of

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Appendix D to Proxy Statement

service. Unless otherwise specified by the Committee in the corresponding Award Notice, any Option or SAR that is vested not later than the date of termination shall remain exercisable until the first anniversary of the date of the Participant’s termination of service or the Award’s original expiration date, whichever is earlier, after which date any unexercised Option or SAR shall terminate.

(e) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the time the Award is granted, and except as may otherwise be provided in any agreement to which the Company and a Participant are parties, if a Participant’s employment or service with the Company or a Subsidiary is terminated for any reason other than death, Disability, Retirement, Cause, divestiture or reduction in force, all Options and SARs that are not exercisable, and all other Awards that have not vested or become payable, as of the date of such termination shall be immediately forfeited and cancelled, effective as of the date of the Participant’s termination of service. Unless otherwise specified in the Participant’s Award Notice, and except as may otherwise be provided in any agreement to which the Company and a Participant are parties, any Options and SARs awarded to a Participant whose employment or service with the Company or a Subsidiary terminates other than due to death, Disability, Retirement or Cause (including, without limitation, by reason of the fact that an entity that employs or employed the Participant ceases to be a Subsidiary) that are exercisable as of such termination shall remain exercisable for 90 days thereafter, or until the Award’s original expiration date, whichever is earlier, after which date any unexercised Options and SARs shall terminate.

SECTION 12

CHANGE IN CONTROL

(a) Accelerated Vesting and Payment. Subject to the provisions of Section 12(b) below, in the event of a Change in Control (i) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (ii) the Restricted Period shall lapse as to each share of Restricted Stock then outstanding, (iii) each outstanding Restricted Stock Unit shall become fully vested and payable, (iv) each outstanding Performance Share Award and Performance Unit Award shall be deemed earned at the target level of performance for such Award, and (v) each outstanding Other Stock-Based Award shall become fully vested and payable. In addition, in connection with such a Change in Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change in Control, be canceled in exchange for a payment per share in cash (the “Settlement Payment”) in an amount equal to the excess, if any, of the Fair Market Value over the exercise price of such Option or the Grant Price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Fair Market Value shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit, Other Stock-Based Award, Performance Share and/or Performance Unit shall be settled in cash with its value determined based on the value received by the shareholders in any transaction that itself constitutes a Change in Control.

(b) Alternative Awards. Notwithstanding Section 12(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:

(i) be based on stock which is traded on an established U.S. securities market;

(ii) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control and using valuation principles permitted under Treas. Reg. § 1.424-1); and

(iv) have terms and conditions which provide that in the event that, during the 24-month period following the Change in Control, the Participant’s employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death or Disability) other than for Cause or Constructively Terminated (as defined below), all of such Participant’s Options and/or SARs shall be deemed immediately and fully exercisable, the Restricted Period shall lapse as to each of the Participant’s outstanding Restricted Stock awards, each of the Participant’s outstanding Restricted

National Fuel Gas Company | 2024 PROXY STATEMENT	D-11

Appendix D to Proxy Statement

Stock Unit Awards and Other Stock-Based Awards shall be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the fair market value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the fair market value of the number of shares of stock subject or related thereto.

(c) Constructive Termination. For purposes of Section 12(b)(iv), a Participant’s employment or service shall be deemed to have been Constructively Terminated if, without the Participant’s written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, or (y) the relocation of the Participant’s principal place of employment or service to a location more than 35 miles away from the Participant’s prior principal place of employment or service.

(d) Amounts Subject to Section 409A. Notwithstanding the foregoing provisions of this Section 12, to the extent that any Award granted under the Plan and outstanding at the time of a Change in Control is treated as “deferred compensation” under Section 409A, and not exempt from its requirements under any applicable exemption therefrom, no acceleration of payment of such Award shall be made upon a Change in Control unless such event is also a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation within the meaning of Section 409A. Any Award which is not payable upon the occurrence of a Change in Control solely by reason of the operation of this Section 12(d) shall become vested in accordance with Section 12(a) (unless the provisions of Section 12(b) apply to such Award), but shall be paid at the date or event that such Award would have been payable without regard to the occurrence of such Change in Control.

SECTION 13

EFFECTIVE DATE, AMENDMENT,

MODIFICATION AND TERMINATION OF PLAN

(a) Generally. The Plan originally became effective on March 11, 2010. The Plan, as amended and restated, shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 13, until March 11, 2035. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time, subject to obtaining any regulatory approval, including that of the New York Stock Exchange, may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the number of shares of Common Stock subject to the Plan, (iii) modify the class of persons eligible for participation in the Plan or (iv) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange.

SECTION 14

MISCELLANEOUS

(a) Nonassignability. Except as provided herein or in an Award Notice, no Award may be sold, assigned, transferred, pledged or otherwise encumbered except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest (a “Trust”) and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”), provided further that nothing in this Section 14(a) shall prohibit the transfer of an Award from a Trust back to a Participant to whom the Award was originally granted, in accordance with the terms of the Trust. No amendment to the Plan or to any Award shall permit transfers other than in accordance with the preceding sentence. Any attempt by a Participant to sell, assign, transfer, pledge or encumber an Award without complying with the provisions of the Plan shall be void and of no effect. Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

D-12	National Fuel Gas Company | 2024 PROXY STATEMENT

Appendix D to Proxy Statement

(b) Tax Withholding. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to it such tax prior to and as a condition of the making of such payment. Subject to any administrative rules, regulations or procedures established by the Committee, a Participant may pay the amount of taxes required by law to be withheld from an Award, in whole or in part, by requesting that the Company withhold from any payment of Common Stock due as a result of such Award, or by delivering to the Company, shares of Common Stock having a Fair Market Value less than or equal to the amount of such required withholding taxes.

(c) Noncompetition and Other Adverse Actions. Notwithstanding anything contained in this Plan to the contrary, unless the Award Notice specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including Awards earned but not yet paid, all unpaid Dividend Equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is adverse to the best interests of the Company. Notwithstanding anything else in the Plan to the contrary, the Committee may suspend the exercisability or the payment of any Award hereunder during any period during which the Company is determining whether the requirements of this Section 14(c) have been violated. Covered Compensation paid to a Covered Officer (as such terms are defined under the Company’s Clawback Policy) that results from an Award under this Plan shall be recoverable under the Clawback Policy, subject to the terms and conditions of such Clawback Policy.

(d) Amendments to Awards. The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including Awards earned but not yet paid, to the extent it deems appropriate, provided, however, that subject to Section 5(d) any such amendment which is adverse to the Participant shall require the Participant’s consent unless the Committee determines that such amendment or modification is necessary or advisable to comply with applicable law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A.

(e) No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate or book entry shares in his name, and, in the case of Restricted Stock, Stock Options or SARs, until such rights are granted to the Participant. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

(f) Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Awards resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

(g) No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any person the right to be selected as a Participant or to be granted an Award, nor shall the grant of one Award guarantee the grant of further Awards in the future.

(h) No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

National Fuel Gas Company | 2024 PROXY STATEMENT	D-13

Appendix D to Proxy Statement

(i) Legal Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he may be entitled to under the Plan following the occurrence of a Change in Control, provided that the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

(j) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey, without regard to principles of conflict of laws.

(k) No Impact on Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(l) Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

D-14	National Fuel Gas Company | 2024 PROXY STATEMENT

NATIONAL FUEL GAS COMPANY 6363 Main Street Williamsville, New York 14221 716-857-7000 www.nationalfuel.com NYSE: NFG

NATIONAL FUEL GAS COMPANY 6363 MAIN STREET WILLIAMSVILLE, NY 14221

PROXY VOTING INSTRUCTIONS

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up through March 7, 2024. For shares held in an Employee Benefit Plan, vote by March 6, 2024.

Have your proxy card in hand.

VOTE BY MAIL

Mark, sign and date your proxy card and return it (for receipt by March 7, 2024) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com/NFG

Use the Internet to transmit your voting instructions and for electronic delivery of information up through March 7, 2024. For shares held in an Employee Benefit Plan, vote by March 6, 2024. Have your proxy card in hand when you access the web site.

During The Meeting - Go to www.virtualshareholdermeeting.com/NFG2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Your QR vote, telephone vote or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

FOR EMPLOYEE BENEFIT PLAN VOTES:

Please note, all votes must be received by 12:00 p.m., Eastern Time on March 6, 2024.

Control Number located in box below:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V25897-P01080	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NATIONAL FUEL GAS COMPANY The Board of Directors recommends a vote FOR the Election of Directors		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

PROPOSAL 1: ELECTION OF DIRECTORS

01) David H. Anderson	07) Rebecca Ranich
02) David P. Bauer	08) Jeffrey W. Shaw
03) Barbara M. Baumann	09) Thomas E. Skains
04) David C. Carroll	10) David F. Smith
05) Steven C. Finch	11) Ronald J. Tanski
06) Joseph N. Jaggers

The Board of Directors recommends a vote FOR Proposal 2		For	Against	Abstain
PROPOSAL 2. Advisory approval of named executive officer compensation		☐	☐	☐
Board of Directors recommends a vote FOR Proposal 3		For	Against	Abstain
PROPOSAL 3. Approval of the amended and restated 2010 Equity Compensation Plan		☐	☐	☐
The Board of Directors recommends a vote FOR Proposal 4		For	Against	Abstain	Question 1.
PROPOSAL 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2024		☐	☐	☐
					To have National Fuel make a donation check YES. If no selection is made, we will not make a donation.		Yes ☐	No ☐
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, 2023 Annual Report to Stockholders and

fiscal 2023 financial statements are available at http://investor.nationalfuelgas.com/proxy or www.proxyvote.com.

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V25898-P01080

PROXY

NATIONAL FUEL GAS COMPANY

Annual Meeting of Stockholders - March 8, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints D. P. Bauer and M. W. Reville, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of National Fuel Gas Company Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held March 8, 2024 or at any adjournment or postponement thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior meeting; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any stockholder proposal omitted from the enclosed proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s proxy rules, and (v) all matters incident to the conduct of the meeting. This proxy may be revoked by notice to the Secretary of the meeting as described in the Proxy Statement.

Employee Benefit Plans. This card also provides voting instructions for shares held in the National Fuel Gas Company Employee Stock Ownership Plan and the National Fuel Gas Company Tax-Deferred Savings Plans. If you are a participant in any of these plans and have shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustee of those plans as to the voting of such shares.

Trustee’s Authorization. The undersigned on the reverse side of this card authorizes and instructs Vanguard Fiduciary Trust Company as Trustee of the National Fuel Gas Company Tax Deferred Savings Plans and the National Fuel Gas Company Employee Stock Ownership Plan to vote all shares of the Common Stock of the Company allocated to the undersigned’s account under such plan(s) (as shown on the reverse side) at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions on the reverse side. All shares of Company Stock for which the Trustee has not received timely directions shall be voted or exercised by the Trustee in the same proportion as the shares of Company Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. You may revoke your instructions by notice to the Trustee as described in the enclosed Proxy Statement.

This proxy, when properly executed, will be voted as directed by the stockholder. See below for important provisions and additional instructions.

Incomplete Directions and Instructions. If this card is returned signed but without directions marked for one or more items, regarding the unmarked items, you are instructing the Trustee and granting the Proxies discretion to vote FOR items 1, 2, 3 and 4.

This proxy may be revoked by notice to the Secretary of the meeting as described in the Proxy Statement.

THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE VOTE BY QR CODE, TELEPHONE, INTERNET OR SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

(Continued and to be marked, dated and signed, on the other side)